As filed with the Securities and Exchange Commission on March 21, 2017

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROYAL HAWAIIAN ORCHARDS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2421 (Primary Standard Industrial Classification Code Number)	99-0248088 (IRS Employer Identification No.)

688 Kinoole Street, Suite 121

Hilo, Hawaii 96720

(808) 747-8471

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradford Nelson
Royal Hawaiian Resources, Inc.

390 Interlocken Crescent, Suite 350

Broomfield, Colorado 80021

(303) 339-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Wanda J. Abel

Davis, Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Maximum offering price per Depositary Unit (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee
Depositary Units representing Class A Units of Limited Partnership Interests	11,100,000	$2.225	$24,697,500	$2,862.44
Subscription rights to purchase Depositary Units representing Class A Units of Limited Partnership Interests (4)	11,100,000	$0	—	—
(1)

This registration statement relates to (a) the non-transferable subscription rights to Depositary Units representing Class A units of limited partnership interests, and (b) the Depositary Units representing Class A Depositary Units deliverable upon the exercise of the subscription rights.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the bid and asked price of the Depositary Units on March 17, 2017, as reported on the OTCQX platform.
(3)	Represents the gross proceeds from the sale of Depositary Units representing Class A units assuming the exercise of all subscription rights to be distributed.
(4)

The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is payable with respect to the rights being registered, because the rights are being registered in the same registration statement as the Depositary Units representing Class A units issuable upon exercise of the subscription rights.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated [●], 2017

PROSPECTUS

ROYAL HAWAIIAN ORCHARDS, L.P.

Depositary Units Representing up to 11,100,000 Class A Units

of Limited Partnership Interests Issuable upon the

Exercise of Subscription Rights at

$[●] per Depositary Unit

We are distributing, at no charge, to holders of our depositary units (the “Depositary Units”) representing Class A units of limited partnership interests (“Units”), non-transferable subscription rights to purchase up to 11,100,000 Depositary Units at a price of $[●] per Depositary Unit in this rights offering (this “Rights Offering”). You will receive one subscription right for each whole Depositary Unit held by you of record as of 5:00 p.m., Eastern Time, on February 28, 2017 (the “Record Date”). No subscription rights will be distributed for any fractional Depositary Units held on the Record Date. Each Right will entitle you to purchase one Depositary Unit. There is no minimum subscription amount required for consummation of this Rights Offering.

If you timely and fully exercise your basic subscription right with respect to all the subscription rights you hold and other rights holders do not exercise their basic subscription rights in full, then you will be entitled to exercise an over-subscription privilege, subject to availability and allocation, to purchase unsubscribed Depositary Units at the same subscription price per Depositary Unit. If over-subscription requests exceed the number of Depositary Units available, we will allocate the available Depositary Units pro rata among the rights holders exercising the over-subscription privilege in proportion to the number of basic subscription rights a holder exercised, relative to the aggregate number of basic subscription rights exercised by all holders electing to over-subscribe. Fractional Depositary Units resulting from the exercise of the over-subscription privilege as to any rights holder will be eliminated by rounding down to the nearest whole Depositary Unit. For additional details regarding the pro rata allocation process, see “Questions and Answers Relating to this Rights Offering—What is the over-subscription privilege?” If you properly exercise your over-subscription privilege for a number of Depositary Units that exceeds the number of Depositary Units allocated to you, any excess subscription payments received by the subscription agent will be returned to you as soon as practicable, without interest or deduction, following the expiration of this Rights Offering.

As of the Record Date, Fred and Mary Wilkie Ebrahimi (the “Ebrahimis”) and Barry W. Blank (collectively, the “Principal Holders”) beneficially owned approximately 67.7% and 7.8%, respectively, of the Depositary Units. Assuming that the Principal Holders exercise their basic subscription rights in full and no other holders exercise their rights in this offering, after giving effect to this offering, the Ebrahimis would own approximately 77% of our outstanding Depositary Units and the Principal Holders would collectively own 86% of our outstanding Depositary Units. See “Risk Factors—Significant influence over the Partnership’s affairs may be exercised by certain holders of Depositary Units.”

The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on [●], 2017, or such later date and time to which the Rights Offering is extended (the “Expiration Date”). Subscription rights that are not exercised by the Expiration Date will expire and will have no value. The board of directors of our managing general partner, Royal Hawaiian Resources, Inc. (the “Managing Partner”), may, in its sole discretion cancel the rights offering or extend the period for exercising the subscription rights for additional periods ending no later than [●], 2017. If we cancel the Rights Offering, the subscription agent will return all subscription payments received without interest or deduction, as soon as practicable.

You should carefully consider whether to exercise your subscription rights prior to the expiration of this Rights Offering. All exercises of subscription rights are irrevocable and non-transferable. The board of directors of the Managing Partner is making no recommendation regarding your exercise of the subscription rights.

This offering is being made directly by us. We are not using an underwriter or selling agent.

American Stock Transfer & Trust Company, LLC, is our subscription agent for this Rights Offering.

Our Depositary Units are traded publicly on the OTCQX platform under the symbol “NNUTU.” On March 17, 2017, the last reported sale price for our Depositary Units on the OTCQX was $2.25 per Depositary Unit. The subscription rights are not transferable and will not be listed for trading on any exchange or market.

Investing in our Depositary Units involves risks. You should read the “Risk Factors” section of this prospectus beginning on page 17 before exercising your rights.

As a result of the terms of this Rights Offering, holders of Depositary Units who do not fully exercise their subscription rights will own, upon completion of this Rights Offering, a smaller proportional interest in the Partnership than otherwise would be the case had they fully exercised their subscription rights. See “Risk Factors—If you do not exercise your subscription rights, your interest in the Partnership will be diluted” for more information.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Subscription Price	Proceeds to Partnership (1)
Per Depositary Unit	$	$
Total (2)	$	$

(1)	Before deducting offering expenses of the Partnership estimated to be $215,000. No underwriting discounts or commissions will be paid in connection with this offering.

(2)	Assumes the exercise of subscription rights to purchase all 11,100,000 Depositary Units in this Rights Offering.

The date of this prospectus is [●], 2017

About this Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus does not contain all of the information provided in the registration statement. For further information about us or the securities offered by this prospectus, you should refer to the registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any information different from that contained in this prospectus. We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations, and prospects may have changed since that date. To understand this Rights Offering fully and for a more complete description of this Rights Offering, you should read this entire document carefully, including particularly the “Risk Factors” section of this prospectus.

As used in this prospectus, the terms “Partnership,” “we,” “our” and “us” to refer to Royal Hawaiian Orchards, L.P. and its subsidiaries. We are managed by Royal Hawaiian Resources, Inc., which is our general partner. Our general partner makes all determinations on behalf of our partnership, including determinations related to the conduct of our partnership’s business and operations. As a result, the executive officers of our general partner, under the direction of the board of directors of our general partner, make all decisions on behalf of our partnership with respect to the conduct of our business and operations. We sometimes refer to the board of directors of our general partner as “our board of directors,” “our board,” the “board,” or “the Managing Partner.”

Forward-Looking Statements

Statements that are not historical facts contained in or incorporated by reference into this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “anticipate,” “goal,” “seek,” “project,” “strategy,” “future,” “likely,” “may,” “should,” “will,” “will,” “estimate,” “expect,” “plan,” “intend,” “target” and similar expressions and references to future periods, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements include statements we make regarding:

●	our working capital and liquidity needs;
●	intended use of net proceeds from the Rights Offering;
●	our strategy;
●	projections of revenues, expenses, income or loss;
●	our plans, objectives and expectations, including those relating to regulatory actions, business plans, products or services;
●	competition in the markets in which we operate;
●	ability to pass on increased costs;
●	the sufficiency of our irrigation wells;
●	future economic performance;
●	nut roasting and other measures to maintain product quality and prevent contamination;
●	industry trends;
●	use of nut-in-shell inventories for manufacture of branded products;
●	anticipated nut production;
●	seasonality of nut production and sales of branded products;
●	our ability to engage third parties to process our nuts and the cost of such processing;
●	factors that influence consumer purchases;
●	consumer demands regarding food standards and their impact on our costs and operating results;
●	potential loss of shelf space;
●	reliance on third-party manufacturers;
●	delay in production or delivery of nuts;
●	use of herbicides, fertilizers and pesticides;
●	the adequacy of our insurance, including product liability and crop insurance;
●	the tax implications of the Rights Offering, including characterization of subscription rights as noncompensatory options;
●	the tax implications of owning our Depositary Units; and
●	the adoption and impact of new accounting rules.

Forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from those in such statements. Factors that could cause actual results to differ from those contemplated by such forward-looking statements include, without limitation: the factors discussed in (i) the “Risk Factors” section of this prospectus, (ii) our most recent Annual Report on Form 10-K and (iii) the other documents incorporated by reference, as well the following factors:

●	our ability to sell Depositary Units, extend or refinance our debt, or to otherwise raise funds to meet our current obligations and debt service requirements;
●	changing interpretations of accounting principles generally accepted in the U.S.;
●	outcomes of litigation, claims, inquiries or investigations;
●	world market conditions relating to macadamia nuts;
●	the weather and local conditions in Hawaii affecting macadamia nut production;
●	diseases and pests affecting macadamia nut production;
●	legislation or regulatory environments, requirements or changes adversely affecting our businesses;
●	general economic conditions;
●	geopolitical events and regulatory changes;
●	our ability to retain and attract skilled employees;
●	our success in finding purchasers for our macadamia nut production at acceptable prices;
●	increasing competition in the snack food market;
●	the availability of and our ability to negotiate acceptable agreements with third parties that are necessary for our business, including those with nut processors, co-packers, and distributors;
●	market acceptance of our products in the branded segment;
●	the availability and cost of raw materials;
●	availability and cost of labor, fuel, materials, equipment, and insurance;
●	non-performance by a significant customer; and
●	our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified by these cautionary statements.

Questions and Answers Related to this Rights Offering

The following are examples of what we anticipate will be common questions about this Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about this Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of this Rights Offering and provide additional information about us and our business, including potential risks related to this Rights Offering, the Depositary Units offered hereby and our business.

What is this Rights Offering?

We are distributing, at no charge, to holders of our Depositary Units, non-transferable subscription rights to purchase Depositary Units representing Class A Units of the Partnership. You will receive one subscription right for each whole Depositary Unit you own as of 5:00 p.m., Eastern Time, on February 28, 2017, the Record Date. No subscription rights will be distributed for any fractional Depositary Units held on the Record Date. Each subscription right consists of a basic subscription right and an over-subscription privilege, as described below. We will issue up to a total of 11,100,000 Depositary Units in this Rights Offering.

What is the basic subscription right?

The basic subscription right gives the holders the opportunity to purchase one Depositary Unit at a subscription price of $[●] per Depositary Unit. You may exercise some or all of your subscription rights, or you may choose not to exercise any subscription rights at all. The subscription rights are a new issue of securities, are non-transferable, and do not and will not have a trading market.

If you hold Depositary Units in your name, the number of new Depositary Units you may purchase pursuant to your basic subscription rights is indicated on the rights certificate that will be provided to you by the subscription agent. If you hold your Depositary Units in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate.

What is the over-subscription privilege?

If you timely and fully exercise your basic subscription rights with respect to all the subscription rights you hold, you may also choose to exercise your over-subscription privilege by purchasing a portion of the remaining Depositary Units that other rights holders do not purchase through their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your Depositary Units are held in the name of a nominee, how many additional Depositary Units you would like to purchase pursuant to your over-subscription privilege.

We will seek to honor the over-subscription requests in full, subject to a maximum of 11,100,000 Depositary Units being offered in this Rights Offering. If over-subscription requests exceed the number of Depositary Units available, we will allocate the available Depositary Units as follows:

●

Depositary Units that were eligible to be purchased in the Rights Offering but not allocated through purchase of basic subscription rights will be allocated among the holders of rights who exercise the over-subscription privilege, in accordance with the following formula:

o

Each holder who exercises the over-subscription privilege will be allocated a percentage of the remaining Depositary Units equal to the percentage that results from dividing (i) the number of basic subscription rights which that holder exercised by (ii) the number of basic subscription rights which all holders who wish to participate in the over-subscription privilege exercised. Such percentage could result in the allocation of more or fewer over-subscription Depositary Units than the holder requested to purchase through the exercise of the over-subscription privilege.

●

Example A: If Depositary Unit holder A holds 2,000 subscription rights and Depositary Unit holder B holds 3,000 subscription rights, and they are the only two holders who exercise the over-subscription privilege, holder A will be allocated 40% and holder B will be allocated 60% of all remaining Depositary Units available.

o

Second, if the allocation of remaining Depositary Units pursuant to the formula described above in the first step would result in any holder receiving a greater number of Depositary Units than that holder subscribed for pursuant to the over-subscription privilege, then such holder will be allocated only that number of Depositary Units for which the holder over-subscribed.

●

Example B: If Depositary Unit holder A is allocated 1,000 Depositary Units pursuant to the formula described above but subscribed for only 400 additional Depositary Units pursuant to the over-subscription privilege, holder A’s allocation would be reduced to 400 Depositary Units.

o

Third, any Depositary Units that exceed a holder’s over-subscription request and remain available as a result of the allocation described above (the 600 additional Depositary Units in Example B above) will be allocated among all remaining holders who exercised the over-subscription privilege and whose initial allocations were less than the number of Depositary Units they requested. This third allocation will be made pursuant to the same formula described above and repeated, if necessary, until all available Depositary Units have been allocated or all over-subscription requests have been satisfied in full.

Fractional shares resulting from the exercise of the over-subscription privilege will be eliminated by rounding down to the nearest whole share. Our subscription agent for the Rights Offering will determine, in its sole discretion, the over-subscription allocation based on the formula described above.

Because we will not know the total number of available Depositary Units and how available Depositary Units will be allocated before this Rights Offering expires, in order for the exercise of your entire over-subscription privilege to be valid, you should deliver to the subscription agent payment in an amount equal to the aggregate subscription price of the entire number of Depositary Units that you have requested to purchase pursuant to your over-subscription privilege, along with payment for the exercise of your basic subscription rights and all rights certificates and other subscription documents, prior to the expiration of the Rights Offering, even if you ultimately are not allocated the full amount of your over-subscription request. To the extent the aggregate subscription price of the actual number of Depositary Units allocated to you pursuant to the over-subscription privilege is less than the amount you actually paid, the excess subscription payments will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering.

Will fractional Depositary Units be issued in this Rights Offering?

No. We will not issue fractional Depositary Units in the Rights Offering. We will only distribute one subscription right to each holder to acquire one whole Depositary Unit per whole Depositary Unit owned. The over-subscription privilege may only be exercised for whole Depositary Units.

Why are we conducting this Rights Offering?

We have approximately $13.2 million of short-term debt due on July 15, 2017, which we cannot repay from current operations. We are conducting the Rights Offering to raise additional capital which will allow us to pay our $2.835 million bridge loan incurred to purchase our Becker orchards that becomes due on July 15, 2017. Additionally, it will allow us to continue to invest in and grow the Partnership business in the event we are unable to renew or refinance our revolving credit facility which also matures on July 15, 2017. We have elected to fund our stated business goals by means of this offering as opposed to other methods, because the Rights Offering (i) allows all of our holders an equal opportunity to invest in our future without being diluted; (ii) may be executed relatively quickly and at a relatively modest cost without having to seek new investors or create a new marketable security; and (iii) allows us to increase our equity and decrease our reliance on debt financing. A description of the intended use of proceeds is set forth in “Use of Proceeds” below.

How was the subscription price per Depositary Unit determined?

The subscription price of the Depositary Units offered in this Rights Offering has been determined unilaterally by the board of directors of the Managing Partner. In setting the subscription price, the board of directors considered the current financial condition of the Partnership, including the significant amount of short-term debt, our history of losses over the last several years, the risk that we may not be able to maintain our operations as a going concern, the current trading price of the Depositary Units on the OTCQX, the historical market price for the Depositary Units, the low volume of trading on the OTCQX, fluctuations in the market price of the Depositary Units, and other factors relating to the Partnership and the market for its Depositary Units. The subscription price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the subscription price to be an indication of the fair value of the Depositary Units underlying the subscription rights.

Am I required to exercise all of the subscription rights I receive in this Rights Offering?

No. You may exercise some or all of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of Depositary Units you own will not change as a result of this Rights Offering. However, if you choose not to exercise your subscription rights, your ownership interest in the Partnership will be diluted to the extent other rights holders exercise their subscription rights, and your voting and other rights in the Partnership will likewise be diluted.

How soon must I act to exercise my subscription rights?

The subscription agent must receive all required subscription documents and full subscription payment, including final clearance of any uncertified check, before this Rights Offering expires at 5:00 p.m., Eastern Time, on [●], 2017, unless we decide to extend the Rights Offering. If you hold your Depositary Units in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the expiration of this Rights Offering, by which time you must provide it with your instructions to exercise your subscription rights.

Although we will make reasonable attempts to provide this prospectus to our holders of Depositary Units to whom subscription rights are distributed, this Rights Offering and all subscription rights will expire on the Expiration Date, whether or not we have been able to locate all such holders of Depositary Units.

Can you extend or cancel the Rights Offering?

Yes. We have the option to extend the Rights Offering and the period for exercising your subscription rights through [●], 2017, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Standard Time, on the next business day after the most recently announced expiration of the Rights Offering. Our board of directors may also cancel the Rights Offering at any time prior to the Expiration Date for any reason. If the Rights Offering is cancelled, we will issue a press release notifying rights holders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

May I transfer my subscription rights?

No. The subscription rights are non-transferable.

Are we requiring a minimum subscription to complete the Rights Offering?

No.

Has the board of directors of the Managing Partner made a recommendation regarding this Rights Offering?

No. The board of directors of the Managing Partner is making no recommendation regarding any exercise of your subscription rights. Rights holders who exercise subscription rights will incur investment risk on new money invested. We cannot predict the price at which our Depositary Units will trade. The market price for our Units may fluctuate above or below the subscription price. The trading price of our Depositary Units will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity-related securities, and other factors. Volatility in the market price or low trading volume of our Depositary Units may prevent you from being able to sell your Depositary Units when you want or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of this Rights Offering and the information contained in, or incorporated by reference into, this prospectus. See “Risk Factors” for a discussion of some of the risks involved in investing in our Depositary Units.

Will the directors and executive officers of the Managing Partner participate in this Rights Offering?

To the extent they held Depositary Units as of the Record Date, the directors and executive officers of the Managing Partner are entitled (but not obligated) to participate in this Rights Offering on the same terms and conditions applicable to all rights holders. At this time, such directors and executive officers have not committed to participate in this Rights Offering. The Managing Partner does not hold Class A Units and is not entitled to subscription rights. However, it owns 1% of the Partnership as of the date of this prospectus, and upon the expiration of the Rights Offering, the Managing Partner will contribute additional capital in accordance with the requirements of the Partnership Agreement so that the aggregate general partner contributions will equal 1% of total capital contributions. See “Our Partnership Agreement—Additional Capital Contributions by General Partners.”

How do I exercise my subscription rights if I own Depositary Units in my name?

If you hold Depositary Units in your name and you wish to participate in this Rights Offering, you must deliver a properly completed and duly executed rights certificate and all other required subscription documents, together with payment of the full subscription price, to the subscription agent before 5:00 p.m., Eastern Time, on the Expiration Date. In certain cases you may be required to provide signature guarantees. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared.

Please follow the delivery instructions on the exercise of rights form located on the reverse of your rights certificate. Do not deliver documents to us. You are solely responsible for completing delivery to the subscription agent of your rights certificate, including the completed exercise of rights form, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on the Expiration Date.

If you send a payment that is insufficient to purchase the number of Depositary Units you requested, or if the number of Depositary Units you requested is not specified in the forms or exceeds the number of Depositary Units to which you are entitled, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Depositary Units and allocation procedures under the over-subscription privilege. If your aggregate subscription payment is greater than the amount you owe for exercise of your basic subscription right in full and you have not specified an amount for the over-subscription privilege, your subscription rights will only be exercised for the basic subscription privilege. Any excess subscription payment received by the subscription agent will be returned to you, without interest or penalty, as soon as practicable following the Expiration Time.

What should I do if I want to participate in this Rights Offering but my Depositary Units are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your Depositary Units through a broker, dealer, custodian bank or other nominee, then your nominee is the record holder of the Depositary Units you own and the associated subscription rights. The record holder must exercise the subscription rights on your behalf. If you wish to purchase Depositary Units through this Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. Please follow the instructions of your nominee. Your nominee may establish an earlier deadline before the Expiration Date of this Rights Offering.

What form of payment is required to purchase our Depositary Units?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by one of the following three methods:

●	by a cashier’s or certified check drawn upon a U.S. bank payable to “American Stock Transfer & Trust Company, LLC”;

●	by an uncertified check drawn upon a U.S. bank payable to “American Stock Transfer & Trust Company, LLC”; or

●

by wire transfer of immediately available funds at the following account: “American Stock Transfer & Trust Company, LLC, JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #530-354616, American Stock Transfer, FBO Royal Hawaiian Orchards, L.P.” Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, the funds may take five or more business days to clear. Accordingly holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by that date.

If you hold your Depositary Units in the name of a broker, dealer, custodian bank or other nominee, separate payment instructions may apply. Please contact your nominee, if applicable, for further payment instructions.

When will I receive my new Depositary Units?

If you purchase Depositary Units in this Rights Offering, we will issue those Depositary Units to you in book-entry, or uncertificated, form as soon as practicable following the expiration of this Rights Offering. If you are a registered holder of Depositary Units, you will receive a direct registration account statement detailing the number of Depositary Units you purchased in the Rights Offering. If you are a beneficial owner of Depositary Units that are registered in the name of a broker or other nominee, you should receive confirmation of your purchase of Depositary Units in the Rights Offering from your broker or nominee. Depositary Receipts will not be issued for Depositary Units purchased in the Rights Offering.

After I exercise my subscription rights, can I change my mind and cancel my purchase?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase Depositary Units at the subscription price of $[●] per Depositary Unit.

What effects will this Rights Offering have on our outstanding Depositary Units?

As a result of this Rights Offering, up to an additional 11,100,000 Depositary Units (each Depositary Unit evidences one Unit) may be issued and outstanding after the closing of this Rights Offering, and the ownership and voting interests of the existing holders of Depositary Units that do not fully exercise their basic subscription rights will be diluted. As of the Record Date, we had 11,100,000 Depositary Units outstanding.

In addition, if the subscription price of the Depositary Units is less than the market price of our Depositary Units, it will likely reduce the market price per Depositary Unit of the Depositary Units you already hold.

How much will the Partnership receive from this Rights Offering and how will such proceeds be used?

We estimate that the net proceeds to us from this Rights Offering (assuming the full exercise of subscription rights), after deducting estimated offering expenses, will be approximately $[●]. We intend to use the proceeds from this offering (1) to repay the 2015 bridge loan used to acquire the Becker orchards; (2) to purchase capital equipment; and (3) for general partnership purposes, which may include, among other things, repaying or refinancing all or a portion of the indebtedness outstanding under our revolving credit facility, funding working capital, and acquiring land, orchards and related businesses. There is no guarantee that the funds raised in this Rights Offering will be sufficient to accomplish all these goals. A more detailed description of the intended use of proceeds is set forth under the heading “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional Depositary Units, and you should consider this investment as carefully as you would consider any other investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” and all other information included or incorporated by reference into this prospectus.

If my exercise of subscription rights is not valid, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this Rights Offering. If your exercise of subscription rights is deemed not to be valid, all subscription payments received by the subscription agent will be returned as soon as practicable following the expiration of this Rights Offering, without interest or deduction. If you own Depositary Units through a nominee, it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your Depositary Units.

What fees or charges apply if I purchase Depositary Units in this Rights Offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue Depositary Units to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the material U.S. federal income tax consequences of receiving and exercising my subscription rights?

Generally, the exercise of your subscription rights should not be a taxable event for U.S. federal income tax purposes. Following exercise of your subscription rights, however, you could be allocated additional taxable income of the Partnership as a result of the exercise. In addition, as a holder of Depositary Units received upon the exercise of subscription rights, you will be subject to the risks attendant to ownership of Depositary Units. Further, the issuance of the subscription rights is not anticipated to cause you to recognize income or gain, except possibly to the extent (if any) that the fair market value of the subscription rights you receive exceeds your adjusted basis in your Depositary Units. Please read “Risk Factors” for a discussion of certain tax risks related to receiving and exercising your subscription rights and the ownership of Depositary Units received upon exercising your subscription rights and “Material U.S. Federal Income Tax Consequences” for a discussion of the material U.S. federal income tax consequences of this Rights Offering. In addition, you are encouraged to consult with your own tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of receiving and exercising your subscription rights.

To whom should I send my forms and payment?

If your Depositary Units are held in the name of a broker, dealer, custodian bank or other nominee, then you should send your rights certificate, all other required subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your rights certificate, all other required subscription documents and subscription payment by mail, hand delivery or overnight courier to:

American Stock Transfer & Trust Company, LLC

Operations Center

Attention: Reorganization Department

6201 Fifteenth Avenue

Brooklyn, New York 11219

Telephone Number for Confirmation or Information:

(800) 937-5449

You and, if applicable, your nominee are solely responsible for completing delivery to the subscription agent of your rights certificate, all other required subscription documents and subscription payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent before the expiration of this Rights Offering. If you hold your Depositary Units through a broker, dealer, custodian bank or other nominee, your nominee may establish an earlier deadline before the Expiration Date of this Rights Offering.

Whom should I contact if I have other questions?

If you have any questions regarding this Rights Offering, the completion of the rights certificate or any other subscription documents or the submission of payment in this Rights Offering, please call D.F. King & Co., Inc., our information agent for the Rights Offering, at (212) 493-3910 (for brokerage firms and banks) or toll free at (866) 356-7813 (for holders of Depositary Units).

Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and may not contain all the information that is important to you. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus, including our audited consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2016, before making your investment decision. You should pay special attention to the “Risk Factors” section beginning on page 17 of this prospectus to determine whether an investment in our Depositary Units is appropriate for you.

Overview

Royal Hawaiian Orchards, L.P. (the “Partnership”) is a master limited partnership organized under the laws of the State of Delaware in 1986. We are engaged in the business of growing and farming macadamia nuts in the State of Hawaii and processing for retail sale macadamia-based products. We farm approximately 5,381 tree acres of macadamia nut orchards on the island of Hawaii, including 641 tree acres that we own and lease to another party. The Partnership also farms approximately 433 acres of macadamia orchards in Hawaii for other orchard owners in exchange for a fee.

Beginning in 2010 with the acquisition of the IASCO orchards, we have been acquiring orchards that we farmed for others and vertically integrating our operations to allow us to sell our nuts at the most profitable prices available without geographic limitations. We have invested more than $24 million in Hawaii in orchards and infrastructure and have further vertically integrated into macadamia based products under the brand name ROYAL HAWAIIAN ORCHARDS®, which are now sold in over 20,000 stores in the United States.

Our strategy is to (i) continue to move from leased orchards and contract farming to farming orchards owned by us by acquiring new orchards and restructuring current relationships, (ii) further invest in our orchards and related infrastructure to increase production and profitability of existing orchards, and (iii) realize the potential of our vertically integrated strategy by growing our nut processing activities and profitably selling macadamia nuts.

We have used leverage to execute this strategy and at December 31, 2016, we had $23.5 million of indebtedness, of which $13.2 million was short term and due July 15, 2017. $2.835 million, which was a short-term bridge loan used to purchase our Becker orchards, is required to be repaid immediately if we receive proceeds from an equity offering, including this Rights Offering. If we do not complete this Rights Offering, we will not have the funds necessary to repay the bridge loan on July 15, 2017. If the bridge loan is not repaid, we may not be able to refinance or extend the maturity date of, and we will not be able to repay, our revolving credit facility, which had $8.15 million of borrowings outstanding as of December 31, 2016, and also matures on July 15, 2017. Management has determined that this level of current debt raises substantial doubt regarding our ability to continue as a going concern and that raising equity through this Rights Offering is the most effective way of addressing this going concern issue. For a detailed description of our debt, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on form 10-K for the year ended December 31, 2016.

We intend to utilize the funds from the Rights Offering to pursue our strategy as follows:

●	Repaying in full the 2015 bridge loan related to our acquisition of Becker orchards;

●	Investing in plant and equipment in our orchards to increase the efficiency and effectiveness of our plant, irrigation systems and cultivation processes; and

●	For general partnership purposes, which may include, among other things:

–	Repaying or refinancing all or a portion of our revolving credit facility;

–	Funding working capital;

–	Acquiring land, orchards and related business where acquisitions meet our return objectives; and

–	Reducing general and administrative costs as a percentage of sales by growing revenue and buying back small unit holders, where possible, to reduce Partnership administration costs.

In order to fully implement this strategy, we estimate that we will need approximately $20,000,000 over the next several years.

Our principal executive offices are located at 688 Kinoole Street, Suite 121, Hilo, Hawaii 96720 and our telephone number is (303) 339-0500.

Our Depositary Units are currently traded on the OTCQX platform under the symbol “NNUTU.” On March 17, 2017, the last reported sale price of our Depositary Units was $2.25.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

Selected Financial Data

The following table sets forth selected financial data for each of the fiscal years in the five-year period ended December 31, 2016. The selected financial data set forth below should be read in conjunction with Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations and the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

	Fiscal Year Ended December 31,
	2016	2015	2014	2013	2012
	(in thousands, except per pound and per Depositary Unit data)
Statement of Operations
Total revenue	$26,653	$18,510	$16,018	$13,853	$20,107
Cost of goods and services sold	21,035	14,238	16,169	13,202	16,511
Loss before taxes	(1,927)	(2,064)	(6,209)	(3,625)	(373)
Net loss	(1,996)	(2,192)	(6,193)	(3,670)	(499)
Balance Sheet
Cash and cash equivalents	$1,132	$404	$786	$205	$261
Current portion of long-term debt	13,155	2,166	1,050	1,050	1,050
Net working capital (1)	154	8,680	4,638	165	2,007
Total assets (1)	63,856	65,354	50,528	54,655	56,261
Long-term debt, non-current (1)	10,164	19,942	4,677	5,716	6,756
Total partners’ capital	37,042	38,721	41,048	38,584	42,002
Per Class A limited partner Depositary Unit (2)
Net loss	$(0.18)	$(0.21)	$(0.56)	$(0.49)	$(0.07)
Partners’ capital	3.30	3.49	3.70	5.14	5.60
Distributions (3)	—	—	—	.02	—
Statement of Cash Flows
Net cash (used in) provided by operating activities	$(490)	$(5,082)	$178	$(2,912)	$1,361
Net cash (used in) provided by investing activities	(180)	(11,483)	(1,717)	747	(542)
Net cash provided by (used in) financing activities	1,398	16,183	2,120	2,109	(1,088)
Operating Information
Production of WIS pounds (4)	14,283	18,977	18,302	21,689	27,520

(1)

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 amends current presentation guidance by requiring the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Prior to the issuance of ASU 2015-03, debt issuance costs were required to be presented as an asset in the balance sheet. The standard requires retrospective application and represents a change in accounting principle. We adopted the provisions of ASU 2015-03 in the first quarter of 2016 and prior period amounts have been reclassified to conform to the current period presentation.

(2)

There were 7,500,000 Class A Depositary Units authorized, issued and outstanding at December 31, 2012 and 2013 and 11,100,000 Class A Depositary Units authorized, issued and outstanding at December 31, 2014, 2015 and 2016.

(3)

Until March 2015, distributions could not be paid without the consent of our lender. Our current credit agreement with American AgCredit, PCA, restricts the payment of distributions other than tax distributions.

(4)	Nuts from the field are weighed after they are husked, which leaves the nut still in its hard shell, referred to as wet-in-shell (“WIS”).

The financial information provided above may not be indicative of our future operating results due to the significant costs being incurred and expected to be incurred to expand the branded products segment of our business. During 2013 and 2014 we phased out the sale of approximately 75% of our kernel to Mauna Loa, and we began taking that kernel into inventory and utilizing it for our macadamia snack products and for sale as kernel. Production we keep to build inventory levels does not generate revenue until sold.

Principal Holders of Depositary Units

As of the Record Date, the Ebrahimis and Barry W. Blank beneficially own or control approximately 67.7% and 7.8%, respectively, of our Depositary Units. These substantial holders have the ability to exercise significant influence over the affairs of the Partnership, including the ability to control or block approvals that may be sought from holders of Depositary Units. In addition, the significant concentration of Depositary Unit holdings may deter bids to acquire the Partnership, and the sale or the perception of a potential sale of a large number of Depositary Units by these substantial holders may result in a significant decline in the market price of the Depositary Units. The Ebrahimis also beneficially own most of the stock of Royal Hawaiian Resources, Inc., the Managing Partner, enabling them to control the election of the board of directors of the Managing Partner.

See “Risk Factors—Risks Related to Concentrated Control of Our Depositary Units.”

Summary of the Rights Offering

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the distribution of the subscription rights and the offering. For a more detailed description of our Depositary Units and the Partnership Units which they represent, see “Description of Class A Units and Rights.”

Subscription Rights

We are distributing at no charge to holders of Depositary Units one non-transferable subscription right for each Depositary Unit owned on the record date. Each subscription right will entitle its holder to purchase one Depositary Unit. Each subscription right consists of a basic subscription right and an over-subscription privilege, as described below. No subscription rights will be distributed for any fractional Depositary Units held on the Record Date.

Record Date	February 28, 2016.

Expiration Date

The subscription rights will expire at 5:00 p.m., Eastern Time, on [●], 2017, unless extended in our sole discretion. Subscription Rights not exercised prior to the Expiration Date will expire, be null and void, have no value and will no longer be exercisable for Depositary Units.

Subscription Price

The subscription price is $[●] per Depositary Unit. The subscription price is not intended to bear any relationship to the book value of our assets, our net worth or any other established criteria used to value securities. See “The Rights Offering— Determination of Subscription Price.”

Basic Subscription Right

For each Right that you own, you will have a basic subscription right to purchase one Depositary Unit at the subscription price. You may exercise some or all of your subscription rights, or you may choose not to exercise any of your subscription rights. The basic subscription privilege may be exercised only for whole Depositary Units.

Over-Subscription Privilege

If you timely and fully exercise your basic subscription right with respect to all the subscription rights you hold and other rights holders do not exercise their basic subscription right in full, you may also subscribe for an unlimited additional whole number of Depositary Units pursuant to the over-subscription privilege, subject to availability and allocation. If over-subscription requests exceed the number of Depositary Units available, we will allocate the available Depositary Units pro rata among the rights holders exercising the over-subscription privilege in proportion to the number of basic subscription rights a holder exercised, relative to the aggregate number of basic subscription rights exercised by all holders electing to over-subscribe. For additional details regarding the pro rata allocation process, see “Questions and Answers Relating to this Rights Offering—What is the over-subscription privilege?” If you properly exercise your over-subscription privilege for a number of Depositary Units that exceeds the number of Depositary Units allocated to you, any excess subscription payments received by the subscription agent will be returned to you as soon as practicable, without interest or deduction, following the expiration of this Rights Offering.

No Fractional Depositary Units

The Partnership has only issued whole Depositary Units, and we will only distribute subscription rights to acquire whole Depositary Units. No subscription rights will be distributed for fractional Depositary Units, if any, held on the Record Date. The over-subscription privilege may be exercised only for whole Depositary Units.

Extension or Cancellation	We have the option to extend the Rights Offering and the period for exercising your subscription rights through [●], 2017, although we do not presently intend to do so.

Our board of directors may cancel the Rights Offering at any time prior to the Expiration Date for any reason. If the Rights Offering is cancelled, we will issue a press release notifying rights holders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Depositary Units Outstanding

As of the Record Date, we had 11,100,000 Depositary Units (evidencing 11,100,000 Units) outstanding. Assuming the sale of all 11,100,000 Depositary Units in this Rights Offering, we would have 22,200,000 Depositary Units outstanding upon the completion of this Rights Offering.

Use of Proceeds

Our gross proceeds from this Rights Offering will be approximately $[●] (before offering expenses and assuming all subscription rights are exercised in full). We intend to use the proceeds from this offering (1) to repay the 2015 Bridge Loan incurred to acquire the Becker orchards; (2) to purchase capital equipment; and (3) for general partnership purposes, which may include, among other things, repaying or refinancing all or a portion of the indebtedness outstanding under our revolving credit facility, funding working capital, and acquiring land, orchards and related businesses. Please see “Use of Proceeds.” There is no minimum subscription amount required for consummation of this Rights Offering.

Procedure for Exercising Subscription Rights

To exercise your subscription rights, you must take the following steps: If you are a registered holder of Depositary Units, you must deliver payment and a properly completed and duly executed rights certificate and all other required subscription documents to the subscription agent at or before 5:00 p.m., Eastern Time, on the Expiration Date.

If you are a beneficial owner of Depositary Units that are registered in the name of a broker, dealer, custodian bank or other nominee, your broker, dealer, custodian bank or other nominee must exercise your subscription rights on your behalf and deliver all documents and payments to the subscription agent at or before 5:00 p.m., Eastern Time, on the Expiration Date.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any exchange or market.

No Revocation

All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Depositary Units at a subscription price of $[●] per Depositary Unit.

No Recommendation

Our board of directors is making no recommendation regarding any exercise of your subscription rights. You should make your decision based on your own assessment of our business and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Depositary Units.

Material U.S. Federal Income Tax Consequences

We do not expect to report the issuance of subscription rights pursuant to this Rights Offering as a transaction that could result in the recognition of taxable income or gain for our existing Depositary Unit holders. However, it is uncertain under existing law whether a holder of Depositary Units could recognize taxable income or gain to the extent (if any) that the fair market value of subscription rights received by the holder in the offering exceeds the holder’s adjusted basis in the Units. In addition, a Depositary Unit holder may be allocated additional taxable income of the Partnership as a result of exercising a subscription right. The amount of any such allocation cannot be predicted currently. The net amount of any additional allocation of taxable income to a holder of Depositary Units that exercises subscription rights would tend to be reduced to the extent that there is a higher level of participation in the offering. However, the tax consequences relating to the issuance and exercise of the subscription rights are not certain. Your tax consequences will depend upon investment decisions and actions by both you and other holders of Depositary Units. You are urged to consult your own tax advisors for a full understanding of the U.S. federal, state, local and foreign tax consequences of this Rights Offering that may be applicable to you. For more information, please read “Material U.S. Federal Income Tax Consequences” beginning on page 53.

Foreign Depositary Receipt Holders

We will not mail this prospectus or rights certificates to holders of Depositary Units with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign holders of Depositary Units must notify the subscription agent and timely follow the procedure described in “The Rights Offering—Foreign holders of Depositary Units.”

Information Agent

D.F. King & Co., Inc. If you have any questions about the Rights Offering or need additional copies of the rights offering documents, please contact D.F. King & Co., Inc., our information agent, by calling (866) 356-7813 (toll free) or, if you are a bank, broker or other nominee, (212) 493-3910.

Subscription Agent	American Stock Transfer & Trust Company, LLC.

Market for Depositary Units	Our Depositary Units are currently traded on the OTCQX platform under the symbol “NNUTU.”

Risk Factors

Before you exercise your subscription rights to purchase our Depositary Units, you should carefully consider the risks described in the section entitled “Risk Factors,” beginning on page 17 of this prospectus.

Risk Factors

An investment in our Depositary Units involves a high degree of risk. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 and the cautionary statements and risks highlighted in other sections of this prospectus. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. If this were to happen, the value of our Depositary Units could decline significantly, and you could lose all or part of your investment. The risks discussed below include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements.

Risk Factors Related to Our Business

We need to obtain financing to repay indebtedness, and our current financial circumstances raise substantial doubt about our ability to continue as a going concern.

Our cash and cash equivalents are not sufficient to repay our 2015 bridge loan when due on July 15, 2017. In addition, unless we can extend or refinance our revolving credit facility, we will not be able to repay our revolving credit facility also maturing on July 15, 2017. We are conducting the Rights Offering to obtain raise funds to satisfy our short-term debt or to enable us to extend the terms of our debt; however, there can be no assurances that we will be able to raise sufficient funds on terms that are acceptable or that we will be able to extend the terms of our debt. If we are unable to sell sufficient Depositary Units in the Rights Offering, extend the terms of our debt, or otherwise raise funds in the short-term, management has determined that substantial doubt exists about our ability to maintain our operations as a going concern. The financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. We continue to experience net operating losses.

We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we will face substantial liquidity issues and might be required to sell some of our assets to meet our debt payment obligations.

We have a substantial amount of indebtedness. As of December 31, 2016, we have a total of approximately $13.2 million of short-term indebtedness, all of which we will need to refinance or repay in the next few months. There can be no assurances we will be able to refinance our indebtedness (1) on commercially reasonable terms, (2) on terms, including with respect to interest rates, as favorable as our current debt or (3) at all. If we are unable to raise sufficient funds in the Rights Offering or refinance or renegotiate our debt, we will not be able to repay our 2015 bridge loan due July 15, 2017, and we may not be able to generate enough cash flows from operations to service our remaining debt or to extend or refinance our revolving credit facility. Although we have maintained, renegotiated and extended a revolving credit facility with our current lender and its predecessor for over 15 years, there is no assurance that we will be able to do so given our current financial condition.

We rely upon external financing which is secured by a pledge of all of our real and personal property. If we are unable to comply with the terms of our loan agreements, we could lose our assets.

We rely on external financing, currently being provided by an Amended and Restated Credit Agreement with American AgCredit, PCA (“AgCredit PCA”) and a Credit Agreement with American AgCredit, FLCA (“AgCredit FLCA”) through a revolving credit facility and several term notes. These agreements contain various terms and conditions, including financial ratios and covenants, and are secured by all of the real and personal property of the Partnership. On multiple occasions during the last several years and as recently as the end of 2016, the Partnership has failed to comply with various financial covenants under its credit agreements but has been able to obtain waivers or modifications of the agreements to avoid a default. If we are unable to meet the terms and conditions of our credit agreements or to obtain waivers or modifications of such loan agreements, we could be in default under our credit agreements, and the lenders would be able to accelerate the obligations and foreclose on the collateral securing the indebtedness. There is no assurance that we will be able to comply with our credit agreements or obtain waivers or modifications in the future to avoid a default.

We have a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of our Depositary Units.

Since we launched our branded products in November 2012 and through the most current period, we have not generated enough revenue to exceed our expenditures within any twelve-month fiscal period. We have financed our operations primarily through our cash flow from operations, our revolving credit facility and offerings of Units. As of December 31, 2016, we had debt outstanding of $23.5 million, of which $13.2 million is short-term, including a $2.835 million bridge loan maturing on July 15, 2017. If we cannot sell sufficient Depositary Units in this Rights Offering or refinance or extend the terms of our debt, we will not be able to repay the 2015 bridge loan or our revolving credit facility, both of which mature on July 15, 2017. This could force us to sell assets or cease operations and you could lose your investment.

Our substantial level of indebtedness could adversely affect our ability to address the needs of our business and to react to changes in our business. In addition, if we fail to comply with our covenants, our debt could be accelerated.

As a result of our substantial indebtedness:

●	we may be more vulnerable to general adverse economic or industry conditions;
●	we may find it more difficult to obtain additional financing to fund capital investments or other general partnership requirements or to refinance our existing indebtedness;
●

we are or will be required to dedicate a substantial portion of our cash flows from operations to the payment of principal or interest on our debt, thereby reducing the available cash flows to fund other projects;

●	we may have limited flexibility in planning for, or reacting to, changes in our business or in the industry;
●	we may have a competitive disadvantage relative to other companies in our industry with less debt;
●	we may be adversely impacted by changes in interest rates;
●	we may be required to sell some of our assets, possibly on unfavorable terms, in order to meet obligations; and
●	we may be limited in our ability to take advantage of strategic business opportunities, including mergers and acquisitions.

Currently we have credit agreements in place that limit in certain circumstances our ability to incur additional indebtedness, pay dividends, create liens, sell assets, or engage in certain mergers and acquisitions, among other things. In addition, our credit agreements contain financial covenants. Our ability to comply with these covenants or to satisfy our debt obligations will depend on our future operating performance. If we violate the restrictions in our credit agreements or fail to comply with our applicable financial covenants, we will be in default under the agreements, which in some cases would cause the maturity of a substantial portion of our long-term indebtedness to be accelerated.

ROYAL HAWAIIAN ORCHARDS® products were launched in November 2012 and have a limited retail distribution history, and thus far, our branded products have not been profitable. Our future ability to grow our revenues and generate profits depends upon continued sell-in and sell-through sales of these new products and increasing efficiencies, decreasing costs and/or modifying prices related to the manufacture and sale of our products.

Prior to November 2012, we had never pursued the sale of macadamia nut products to customers or the sale of nuts in kernel form to others for incorporation into their products. Any adverse developments with respect to the sale of ROYAL HAWAIIAN ORCHARDS® macadamia products could significantly reduce revenues and have a material adverse effect on our ability to achieve profitability and future growth. We cannot be certain that we will be able to continue to commercialize our macadamia products or that our products will be accepted in retail markets. Specifically, the following factors, among others, could affect continued market acceptance, revenues and profitability of ROYAL HAWAIIAN ORCHARDS® snack products:

●	the introduction of competitive products into the healthy snack market;
●	the level and effectiveness of our sales and marketing efforts;
●	our ability to effectively manage costs of product development, manufacturing, inventory, transportation and sales;
●	any unfavorable publicity regarding nut products or similar products;
●	litigation or threats of litigation with respect to these products;
●	the price of the product relative to other competing products;
●	price increases resulting from rising commodity costs, manufacturing, storage and transportation;
●	regulatory developments affecting the manufacture, marketing or use of these products; and
●	the inability to gain significant customers.

There is no assurance that this effort will be successful or that we will receive a return on our investment.

We have historically depended on a single nut purchaser.

In 2016 and 2015, we sold approximately 19% per year of our WIS nut production to Mauna Loa. In 2016, we also sold kernel to Mauna Loa totaling $4.4 million and together with WIS, sales to Mauna Loa represented 25% of our total net revenue. Mauna Loa is a significant customer, and any disruption of the Mauna Loa relationship could significantly adversely affect us if we are not able to find alternative purchasers of our nut production at comparable prices.

We are subject to the risk that market prices of macadamia nuts may not be adequate to cover our costs of production.

We have three long-term agreements requiring Mauna Loa to purchase the nuts from orchards that we purchased from International Air Service Co., Ltd. (“IASCO”). The IASCO orchards have historically represented approximately 20% (18% in 2016) of our nut production. These contracts expire in 2029, 2078 and 2080 and provide for market-determined prices. We either use our remaining nuts in our branded products or sell them to willing buyers at market prices. We are subject to the risk that world macadamia nut prices could decline such that we may not be able to sell our nuts at prices that covers our cost of production.

A disruption at any of our production facilities would significantly decrease production, which could increase our cost of sales and reduce our net sales and income from operations.

We plan to dry our nuts at our new drying plant and process and manufacture into products at third-party processor and manufacturing facilities. A temporary or extended interruption in operations at any of these facilities, whether due to technical or labor difficulties, destruction or damage from fire, flood or earthquake, infrastructure failures such as power or water shortages, raw material shortage or any other reason, whether or not covered by insurance, could interrupt our process and manufacturing operations, disrupt communications with our customers and suppliers, and cause us to lose sales and write off inventory. Any prolonged disruption in the operations of these facilities would have a significant negative impact on our ability to manufacture and package our products on our own and may cause us to seek additional third-party arrangements, thereby increasing production costs or, in the case of our drying facility, prevent us from having sufficient nuts for our branded products business. These third parties may not be as efficient as we and our current processors and manufacturers are and may not have the capabilities to process and package some of our products, which could adversely affect sales or operating income. Further, current and potential customers might not purchase our products if they perceive our lack of alternate manufacturing facilities to be a risk to their continuing source of products.

We are dependent on third-party manufacturers to manufacture all of our products, and the loss of a manufacturer or the inability of a manufacturer to fulfill our orders could adversely affect our ability to make timely deliveries of product.

We currently rely on and may continue to rely on third-party manufacturers to produce all of our branded products. If one of these manufacturers were unable or unwilling to produce sufficient quantities of our products in a timely manner or renew contracts with us, we would have to identify and qualify new manufacturers, and we may be unable to do so. Due to industry and customer requirements that manufacturers of food products be certified and/or audited for compliance with food safety standards, the number of qualified manufacturers is constrained. As we expand our operations, we may have to seek new manufacturers and suppliers or enter into new arrangements with existing ones. However, only a limited number of manufacturers may have the ability to produce a high volume of our products, and it could take a significant period of time to locate and qualify such alternative production sources. In addition, we may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those that we currently enjoy.

There can be no assurance that we would be able to identify and qualify new manufacturers in a timely manner or that such manufacturers could allocate sufficient capacity to meet our requirements, which could materially adversely affect our ability to make timely deliveries of product. In addition, there can be no assurance that the capacity of our current manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, financial condition and results of operations. Currently, some of our products are produced by a single third-party source that maintains only one facility. The risks of interruption described above are exacerbated with respect to such single-source, single-facility manufacturer.

Our manufacturers are required to comply with quality and food production standards. The failure of our manufacturers to maintain the quality of our products could adversely affect our reputation in the marketplace and result in product recalls and product liability claims.

Our manufacturers are required to maintain the quality of our products and to comply with our product specifications and requirements for certain certifications for food safety from third-party organizations. In addition, our manufacturers are required to comply with all federal, state and local laws with respect to food safety. However, there can be no assurance that our manufacturers will continue to produce products that are consistent with our standards or in compliance with applicable laws and standards, and we cannot guarantee that we will be able to identify instances in which our manufacturers fail to comply with such standards or applicable laws. We would have the same issue with new suppliers. The failure of any manufacturer to produce products that conform to applicable standards could materially and adversely affect our reputation in the marketplace and result in product recalls, product liability claims and severe economic loss.

Any significant delays of shipments to or from our warehouses could adversely affect our sales.

Shipments to and from our warehouses could be delayed for a variety of reasons, including weather conditions, strikes, and shipping delays. Any significant delay in the shipments of product would have a material adverse effect on our business, results of operations and financial condition, and could cause our sales and earnings to fluctuate during a particular period or periods. We have from time to time experienced, and may in the future experience, delays in the production and delivery of product.

Our farming operations face a competitive labor market in Hawaii.

Our farming operations require a large number of workers, many on a seasonal basis. The labor market on the island of Hawaii is very competitive, and most of our employees are unionized under contracts that expire in May 2019. In the event that we are not able to obtain and retain both permanent and seasonal workers to conduct our farming operations, or in the event that we are not able to maintain satisfactory relationships with our unionized workers, the Partnership’s financial results could be negatively impacted.

Our operations rely on certain key personnel who are critical to our business.

Our future operating results depend substantially upon the continued service of key personnel and our ability to attract and retain qualified management and technical and support personnel. We cannot guarantee success in attracting or retaining qualified personnel. There may be only a limited number of persons with the requisite skills and relevant industry experience to serve in those positions. Our business, financial condition and results of operations could be materially adversely affected by the loss of any of our key employees, by the failure of any key employee to perform in his or her current position, or by our inability to attract and retain skilled employees.

Our farming operations are subject to environmental laws and regulations, and any failure to comply could result in significant fines or clean-up costs.

We use herbicides, fertilizers and pesticides, some of which may be considered hazardous or toxic substances. Various federal, state, and local environmental laws, ordinances and regulations regulate our properties and farming operations and could make us liable for costs of removing or cleaning up hazardous or toxic substances on, under, or in property that we currently own or lease, that we previously owned or leased, or upon which we currently or previously conducted farming operations. These laws could impose liabilities without regard to whether we knew of, or were responsible for, the presence of hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to properly clean up such substances when present, could jeopardize our ability to use, sell or collateralize certain real property and result in significant fines or clean-up costs, which could adversely affect our business, financial condition and results of operations. Future environmental laws could impact our farming operations or increase our cost of revenues.

Our business is subject to seasonal fluctuations.

Because we experience seasonal fluctuations in production and thus sales from our orchards, our quarterly results fluctuate, and our annual performance has depended largely on results from two quarters. Our business is highly seasonal, reflecting the general pattern of peak production and consumer demand for nut products during the months of October, November and December. Historically, a substantial portion of our revenues occurred during our third and fourth quarters, and we generally experienced lower revenues during our first and second quarters together with losses. Weather conditions may delay harvesting from December into early January, which may result in a fiscal year with lower than normal revenues. With the launch of our branded products business, WIS revenue continues to be highly seasonal, while branded products revenue is more evenly distributed throughout the year.

Our branded products require us to carry additional inventory, which increases our working capital needs and our reliance on generating additional income from sales or obtaining additional external financing.

Although branded products revenues are more evenly distributed throughout the year, this change has required us to carry larger quantities of inventory, increasing our working capital needs. If we are unable to generate additional working capital from product sales or obtain external financing, we may not be able to build the inventory necessary to maintain a sufficient and consistent supply of our branded products to meet customer demands, which could have a material adverse effect on our business, results of operations, liquidity, financial condition and brand image.

The price at which we can sell our macadamia nuts may not always exceed our cost of goods sold.

During 2016, our costs to farm and produce macadamia nuts, including depreciation of the trees, varied between 87.1 cents and 91.5 cents per WIS pound (depending on the orchard) or an average of approximately 89.6 cents per WIS pound and some WIS was sold for less than its cost. Macadamia orchards are required to be cultivated and farmed in order to maintain the trees, even in years where the price at which the macadamia nuts could be sold do not cover the cost of revenues in any specific orchard. In such event, we could suffer losses from certain orchards, and our financial performance could be adversely affected. There is no assurance that the prices of macadamia nuts in the future will exceed the costs of production.

Additional regulation could increase our costs of production, and our business could be adversely affected.

As an agricultural company, our business is labor intensive, and we are subject to extensive government regulation, including regulation of the manner in which we cultivate, fertilize and process our macadamia nuts. Furthermore, processing and selling our branded products subject us to additional regulations regarding the manufacturing, distribution, and labeling of our products. There may be changes to the legal or regulatory environment, and governmental agencies and jurisdictions where we operate may impose increased minimum wage requirements and safety requirements, as well as new manufacturing, importation, processing, packaging, storage, distribution, labeling or other restrictions, which could increase our costs and affect our financial performance.

Many of our production costs are not within our control, and we may not be able to recover cost increases in the form of price increases from our customers.

We purchase water, electricity and fuel, fertilizer, pesticides, equipment and other products to conduct our farming operations and produce macadamia nuts. Transportation costs, including fuel and labor, also represent a significant portion of the cost of our nuts. These costs could fluctuate significantly over time due to factors that may be beyond our control. Our business and financial performance could be negatively impacted if there are material increases in the costs we incur that are not offset by price increases for the products sold.

We are subject to the risk of product liability claims.

The production and sale of food products for human consumption involves the risk of injury to consumers. This risk increases as we move from primarily a farming operation into the marketing and sale of branded products. Although we believe we have implemented practices and procedures in our operations to promote high-quality and safe food products, we cannot assure you that consumption of our products will not cause a health-related illness or injury in the future or that we will not be subject to claims or lawsuits relating to such matters.

Diseases and pests can adversely affect nut production.

Macadamia trees are susceptible to various diseases and pests that can affect the health of the trees and resultant nut production. There are several types of fungal diseases that can affect flower and nut development. One of these is Phytophthora capsici, which affects the macadamia flowers and developing nuts, and another, Botrytis cinerea, causes senescence of the macadamia blossom before pollination is completed. These types of fungal disease are generally controllable with fungicides. Historically, these fungi have infested the reproductive plant parts at orchards located in Keaau during periods of persistent inclement weather. Tree losses may occur due to a problem known as Macadamia Quick Decline (“MQD”). Research at the University of Hawaii indicates that this affliction is due to Phytophthora capsici, which is associated with high moisture and poor drainage conditions. The Keaau orchards are areas with high moisture conditions and may be more susceptible to the MQD problem. Afflicted trees in these regions are replaced with cultivars that are intolerant to MQD. The Partnership’s Keaau orchards experienced tree replacement of 1.6% in 2016 and 2% in 2015.

The Southern Green Stink Bug causes unattractive stippling to the mature kernels and causes pre-mature drop of young nuts. It has potential to reduce the crop size and quality. Stink bug damage has historically increased during dry periods. As their preferred fabaceous host plants in pasturelands neighboring our orchards succumb to the dry weather and die, the stink bugs migrate to the macadamia trees as a secondary host plant. Losses from stink bug increased to 3.5% over the previous year average of 1.7%, it part due to dry weather from December 2015 to April 2016. Two natural enemies, a wasp and a fly, generally keep nut losses at acceptable levels. An insect known as the Koa Seed Worm (“KSW”) causes full-sized nuts to fall that have not completed kernel development. The Tropical Nut Borer Beetle (“TNB”) bores through the mature macadamia shell and feeds on the kernel. Nut damage caused by the TNB is not recorded as a defect by Royal Hawaiian. However, field surveys in 2016 indicate that nut losses attributed to TNB increased to 3.9%. Damages caused by each insect may fluctuate when unfavorable environmental conditions affect the natural enemy populations.

In March 2005, a foreign insect pest, the Macadamia Felted Coccid (“MFC”), or Eriococcus ironsidei, was detected on macadamia trees in the South Kona area on the island of Hawaii. The insect originates from Australia, where populations are kept under control from native predators and parasites. In Hawaii, however, in the absence of its natural enemies, MFC has become a serious problem on macadamia nut trees. The insect causes defoliation, weakening and breakage of large branches and limbs, and, in severe cases, may cause or contribute to tree death. Yearly surveys conducted in Ka’u have shown MFC to be present extensively throughout the orchards. Climatic conditions, particularly extremely dry weather, are conducive for increased MFC activity. Collaboration continued in 2016 with other growers and the State of Hawaii to control this pest. At this point in time, MFC is not fully understood. In particular, there is a deficit of information on how MFC is able to cause so much damage to such large trees and what level of production loss is attributed to MFC. Research is currently being conducted by the University of Hawaii to assess the level of crop loss due to MFC. Chemical treatments using products approved for use under federal and state laws are being performed throughout our Ka’u orchards. In 2016, 1,647 acres were sprayed for MFC in the Ka’u orchards. The populations are tracked in both treated and untreated areas. MFC was detected in our Keaau orchard in the spring of 2015. Treatment was administered shortly after detection. Both treated and untreated areas in the Keaau orchard continue to be monitored for MFC; however, due to the expedience of the treatment and the normal high levels of rainfall, the MFC population was low in 2016.

As indicated above, natural enemies are relied upon to manage insects that contribute to nut loss. Without these natural enemies, greater losses are possible. Approved pesticides may be available to manage economically significant insect pests; however, their use is limited to situations where treatment costs and nut loss justify their use, and when their use does not disrupt the natural enemy population.

Honey bees are placed in the orchards to supplement other insect pollinators during the flowering season. In late 2008, the Hawaii Department of Agriculture identified the Varroa mite on feral honey bees near the port of Hilo, Hawaii. This mite is an ectoparasite that attaches to the body of honey bees and weakens them, and can result in the destruction of bee hives and colonies. Apiaries that place hives in the macadamia nut orchards must manage this pest with miticide in order to maintain healthy bee colonies and avoid the development of resistance to the miticide.

Increases in these diseases and pests or our inability to successfully control these diseases and pests could result in decreases in production, including loss of trees in affected orchards, which could have a material adverse effect on our business, financial condition and results of operations.

Our orchards are susceptible to natural hazards such as wildfires, rainstorms, floods and windstorms, which may adversely affect nut production.

Our orchards are located in areas on the island of Hawaii that are susceptible to natural hazards, including drought, wildfires, heavy rains, floods, and windstorms. Our orchards located in the Ka’u region are susceptible to wildfires during periods of drought. In June and July 2012, a wildfire caused widespread damage to agricultural crops in the Ka’u region. The fire resulted in damage to irrigation pipes and approximately 24 tree acres of our macadamia nut orchards. Our orchards are also located in areas that are susceptible to storms which produce heavy rainfall. Twenty-seven major windstorms have occurred on the island of Hawaii since 1961, and six of those caused material losses to our orchards. In November 2000, the Ka’u region was affected by flooding, resulting in some nut loss. Since the flood in 2000, heavy rain and flooding in the Ka’u region has not been as damaging, but continue to be potential risks that can affect our nut production. On August 7, 2014, tropical storm Iselle made landfall on the island of Hawaii with high winds and heavy rain resulting in some tree damage and loss, increases in immature nut drop, and mature nut loss due to storm run-off. In January 2015, another windstorm swept through the Ka’u region and caused a 1% loss of canopy and trees in our orchards. Most of our orchards are surrounded by windbreak trees, which provide limited protection. Younger trees that have not developed extensive root systems are particularly vulnerable to windstorms. The occurrence of any natural disaster affecting a material portion of our orchards could have a material adverse effect on our business, financial condition and results of operations.

Our orchards are subject to risks from active volcanoes.

Our orchards are located on the island of Hawaii, where there are two active volcanoes. To date, no lava flows from either volcano have affected or threatened the orchards, but the risk remains.

Our business may be adversely affected by adverse or unseasonal weather conditions and climate change.

Poor, severe, or unusual weather conditions, whether caused by climate change or other factors, may adversely affect our nut production and our ability to harvest. Because our nut production is significantly influenced by weather, substantial changes to historical weather patterns in Hawaii, including changing temperature levels, changing rainfall patterns, and changing storm patterns and intensities, could significantly impact our future business, financial condition and results of operations.

The amount and timing of rainfall can materially impact nut production.

The productivity of orchards depends in large part on moisture conditions. Inadequate rainfall can reduce nut yields significantly, whereas excessive rain without adequate drainage can foster disease and hamper harvesting operations. Although rainfall at the orchards located in the Keaau region has generally been adequate and at times excessive for the orchards, the orchards located in the Ka’u area generally receive less rainfall. To supplement natural rainfall, a portion of the Ka’u orchards is presently irrigated. Irrigation can mitigate some of the effects of a drought, but currently it cannot completely supplement the complete needs of the trees and crops. The timing of rainfall relative to key development stages in the growing season can impact nut production. Excessive rains during the flowering season affects pollination and nut set at the Keaau orchards where flowering and the rainy season coincide. During 2016, the Ka’u and Keaau areas recorded 102% and 109%, respectively, of the 20-year average rainfall. However, the rainfall in Ka’u from December 2015 through April 2016, which is a critical flowering and nut development period, was recorded at 22% of the 20-year average and negatively impacted nut set and nut retention for the 2016 crop. Regardless of the timing, lack of or excess of adequate rainfall for prolonged periods of time will also negatively affect nut production.

We rely on irrigation water for our Ka’u orchards and orchards acquired from IASCO. If the capacities of those wells diminish or fail, we may not have an adequate water supply to irrigate our orchards, which could adversely affect our nut production.

With the May 2000 acquisition of the farming business, we acquired an irrigation well (the “Sisal Well”), which supplies water to our orchards in the Ka’u region. Historically, the quantity of water available from the Sisal Well has been generally sufficient to irrigate these orchards in accordance with prudent farming practices. The irrigated portion of the Ka’u II orchards is expected to need greater quantities of water as the orchards mature. We anticipate that the amount of water available from the Sisal Well will be generally sufficient, assuming average levels of rainfall, to irrigate the irrigated orchards in accordance with prudent farming practices for the next several years. If the amount of water provided by the Sisal Well becomes insufficient to irrigate the above-named orchards, we may need to incur additional costs to increase the capacity of the Sisal Well, drill an alternative well into the historical source that provides water to the Sisal Well or obtain water from other sources in order to avoid diminished yields.

Included in the assets we purchased from IASCO is an irrigation well (the “Palima Well”) that supplies water for the IASCO orchards, orchards owned by New Hawaii Macadamia Nut Co. (“NHMNC”), and trees owned by us on leased land from the State of Hawaii. Under a prior agreement with IASCO, NHMNC received a portion of the water pumped out of the Palima Well, and we, as the new owner of this well, are obligated to continue this service. The well provides supplemental irrigation and is generally sufficient, assuming average levels of rainfall, to sustain nut production at historical norms.

If insufficient irrigation water is available to the irrigated orchards, then diminished yields of macadamia nut production can be expected, which could have a material adverse effect on nut production.

Our insurance may not be sufficient to reimburse us for crop losses.

We obtain tree insurance each year under a federally subsidized program. The tree insurance for 2016 provides coverage up to a maximum of approximately $19.8 million against catastrophic loss of trees due to wind, fire or volcanic activity. Crop insurance was purchased for the 2016-2017 crop season and provides coverage for up to a maximum of approximately $8.6 million against loss of nuts due to wind, fire, volcanic activity, earthquake, adverse weather, wildlife damage and failure of irrigation water supplies. There is no assurance that such insurance will cover all losses incurred by the Partnership or that such insurance will be available or purchased in the same amount in future periods.

Fluctuations in various food and supply costs as well as increased costs associated with product processing and transportation could materially adversely affect our business, financial condition and operating results.

Both we and our manufacturers obtain some of the key ingredients used in our products from third-party suppliers. As with most food products, the availability and cost of raw materials used in our products can be significantly affected by a number of factors beyond our control, such as general economic conditions, growing decisions, government programs (including government programs and mandates relating to ethanol), weather conditions such as frosts, drought, and floods, and plant diseases, pests and other acts of nature. Because we do not control the production of raw materials, we are also subject to delays caused by interruptions in production of raw materials based on conditions not within our control. Such conditions include job actions or strikes by employees of suppliers, weather, crop conditions, transportation interruptions, natural disasters, sustainability issues and boycotts of products or other catastrophic events.

There can be no assurance that we or our manufacturers will be able to obtain alternative sources of raw materials at favorable prices, or at all, should there be shortages or other unfavorable conditions. In some instances, we enter into forward purchase commitments to secure the costs of projected commodity requirements needed to produce our finished goods. These commitments are stated at a firm price, or as a discount or premium from a future commodity price, and are placed with our manufacturers or directly with ingredient or packaging suppliers. There can be no assurance that our pricing commitments will result in the lowest available cost for the commodities used in our products. Our key raw material is macadamia nuts. We currently obtain the macadamia nuts for our products solely from our production in Hawaii. The inability to obtain macadamia nuts due to poor weather or for any reason could have a material adverse effect on our business. In addition, energy is required to process and produce our products. Transportation costs, including fuel and labor, also impact the cost of manufacturing our products. These costs fluctuate significantly over time due to factors that may be beyond our control.

Our inability or our manufacturers’ inabilities to obtain adequate supplies of raw materials for our products or energy at favorable prices, or at all, as a result of any of the foregoing factors or otherwise could cause an increase in our cost of sales and a corresponding decrease in gross margin, or cause our sales and earnings to fluctuate from period to period. Such fluctuations and decrease in gross margin could have a material adverse effect on our business, results of operations and financial conditions. There is no assurance that we would be able to pass along any cost increases to our customers in the form of price increases.

Our Depositary Units are not listed on a national securities exchange, which may make it more difficult to buy and sell Depositary Units and subjects us to fewer regulations than exchange-traded companies are subject to.

Our Depositary Units are currently traded on the OTCQX, which is an over-the-counter securities market, under the symbol “NNUTU.” The fact that our Depositary Units are not listed on a national securities exchange is likely to make trading such Depositary Units more difficult for broker-dealers, holders of Depositary Units and investors. In addition, it may limit the number of institutional and other investors that will consider investing in our Depositary Units, which may have an adverse effect on the price of our Depositary Units. It may also make it more difficult for the Partnership to raise capital in the future. In addition, because our Depositary Units are traded on the OTCQX, we are subject to fewer rules and regulations than if the Depositary Units were traded on NASDAQ Stock Market or another national securities exchange.

New potential accounting rules may adversely affect our financial statements and create difficulty in meeting loan covenants.

In February 2016, the FASB issued ASU 2016-02, “Leases.” The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset (the lessee’s right to use the leased asset) and a liability (the future rent payment obligations) on the balance sheet for all leases with terms longer than 12 months. Currently, all of our orchard leases are accounted for as operating leases, with no related assets and liabilities on our balance sheet. The new standard is effective for fiscal years beginning after December 15, 2018. The Partnership is currently assessing the impact of the adoption of ASU 2014-09 on its consolidated financial statement, but these changes could significantly change our reported or expected financial performance.

We may need to renegotiate certain contracts, such as debt agreements, to address the impact on debt covenants of reporting lease liabilities on the balance sheet. For instance, the balance sheet reporting may affect our net worth and we may not be able to meet the minimum tangible net worth requirement as originally provided for under our present debt agreements with AgCredit PCA and AgCredit FLCA. We will also need to ensure that our systems are capable of processing the required information to satisfy the proposed requirements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” The new guidance provides new criteria for recognizing revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the Partnership expects to be entitled in exchange for those goods or services. The new guidance requires expanded disclosures to provide greater insight into both revenue that has been recognized and revenue that is expected to be recognized in the future from existing contracts. Quantitative and qualitative information will be provided about the significant judgments and changes in those judgments that management made to determine the revenue which is recorded. In August 2015, the FASB issued ASU 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” This update deferred the effective date for implementation of this standard by one year. ASU 2014-09 is now effective for annual periods beginning after December 15, 2017, including interim periods within that period. The Partnership anticipates adopting this guidance in the first quarter of 2018 and is evaluating the impact of adoption of the new rules on the Partnership’s consolidated financial statements.

Unauthorized access to confidential information and data on our information technology systems and security and data breaches could materially adversely affect our business, financial condition and operating results.

As part of our operations, we rely on our computer systems to manage inventory, process transactions, communicate with our suppliers and other third parties, and on continued and unimpeded access to secure network connections to use our computer systems. We have physical, technical and procedural safeguards in place that are designed to protect information and protect against security and data breaches as well as fraudulent transactions and other activities. Despite these safeguards and our other security processes and protections, we cannot be assured that all of our systems and processes are free from vulnerability to security breaches (through cyberattacks, which are evolving and becoming increasingly sophisticated, physical breach or other means) or inadvertent data disclosure by third parties or by us. A significant data security breach, including misappropriation of customer, distributor or employee confidential information, could cause us to incur significant costs, which may include potential costs of investigations, legal, forensic and consulting fees and expenses, costs and diversion of management attention required for investigation, remediation and litigation, substantial repair or replacement costs. We could also experience data losses that would impair our ability to manage inventories or process transactions and a negative impact on our reputation and loss of confidence of our customers, distributors, suppliers and others, any of which could have a material adverse impact on our business, financial condition and operating results.

We have previously identified material weaknesses in our internal control over financial reporting which, if not remediated, could have resulted in material misstatements in our financial statements. Additional material weaknesses could arise in the future.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

During the first quarter of 2016, we concluded that certain material weaknesses existed as of December 31, 2015. Specifically, management identified control deficiencies that constitute individually, or in the aggregate, material weaknesses in our internal control over financial reporting related to our account reconciliation process and inadequate segregation of duties.

As of June 30, 2016, the following measures, among others, had been implemented to address the material weaknesses identified as of December 31, 2015:

●	We hired two new accounting staff members in order to achieve an effective control environment;
●	We hired a controller to fill the vacancy resulting from the departure of our previous controller; and
●	We changed our Principal Financial and Accounting Officer to a person with greater accounting and financial experience and expertise.

As a result of these actions, management concluded that the previously identified material weaknesses were remedied at June 30, 2016. Although management concluded that the material weaknesses in our internal control over financial reporting have been remediated, we expect to continue implementing measures to improve our internal control over financial reporting, including upgrading our financial accounting systems and recruiting further accounting and/or finance staff, as necessary, in order to maintain an effective control environment.

We cannot assure that additional material weaknesses will not arise in the future.

Risks Related to Concentrated Control of Our Depositary Units

Significant influence over the Partnership’s affairs may be exercised by certain holders of Depositary Units. One couple controls over 66 ⅔% of the Depositary Units and owns a controlling interest in the Managing Partner, which gives them the ability to control or block significant transactions of the Partnership.

As of the Record Date, the holders of Depositary Units holding more than 5% of our Depositary Units were the Ebrahimis (with approximately 67.7% beneficial ownership) and Barry W. Blank (with approximately 7.8% beneficial ownership). The Ebrahimis have the ability to control or block approvals that may be sought from holders of Depositary Units, including mergers, sales of substantial assets and modifications to our Partnership Agreement, which generally require approval by holders of a majority of the Depositary Units. The Ebrahimis also own a controlling interest in the sole shareholder of the Managing Partner. See “Our Partnership Agreement—Management.” On June 30, 2016, the Partnership sold all of the issued and outstanding shares of capital stock of the Managing Partner to Crescent River Agriculture LLC (a company controlled by the Ebrahimis), effectively giving the Ebrahimis control of the Partnership.

Effective October 1, 2009, Bradford C. Nelson was elected as a director of the Managing Partner and on May 18, 2016 he was elected President, Principal Financial Officer, Principal Accounting Officer and Secretary of the Managing Partner. Mr. Nelson is the President and owner of West Sedge, Inc., which provides finance and management services to businesses and family offices, including companies owned by the Ebrahimi family and companies owned by Mr. Fred Ebrahimi. Effective December 2012, Barry W. Blank was elected as a director of the Managing Partner. There is no affiliation between the Ebrahimis and Mr. Blank. It is possible that the interests of the Ebrahimis or Mr. Blank could conflict with the interest of other holders of Depositary Units.

The significant holdings of Depositary Units by the Principal Holders may adversely impact the market price of our Depositary Units and deter bids to acquire the Partnership.

The significant concentration of Depositary Unit holdings may deter persons desiring to make bids to acquire the Partnership because they may not be able to do so without the cooperation of the principal holders of Depositary Units. In addition, if the principal holders or other large holders of Depositary Units were to sell a large number of the Partnership’s Depositary Units, the market price of our Depositary Units could decline significantly. Furthermore, the perception in the public market that the principal holders or other large holders of Depositary Units might sell their Depositary Units could depress the market price of our Depositary Units, regardless of their actual plans.

Holders of Depositary Units have limited voting rights, and the Managing Partner cannot be changed unless the Ebrahimis vote in favor of the change.

Holders of Depositary Units have limited voting rights on matters affecting the Partnership’s business, which may have a negative effect on the price at which the Depositary Units trade. In particular, the holders of Depositary Units do not elect the directors of the Managing Partner. Furthermore, if holders of Depositary Units are not satisfied with the performance of the directors, they may find it difficult to remove any or all of the directors because the Partnership Agreement requires a vote of at least 66 ⅔% of the outstanding Depositary Units to remove the Managing Partner. No change of the Managing Partner can be effected unless the Ebrahimis vote their Depositary Units in favor of the change.

Ownership of the Partnership’s Depositary Units is different from ownership of stock, and unlike stockholders, holders of our Depositary Units do not have the right to elect directors of our Managing Partner.

Although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business, limited partnership interests are inherently different from the capital stock of a corporation. The Depositary Units represent limited partnership interests. The rights of a Depositary Unit holder differ substantially from rights of a stockholder in many important respects. In particular, management of the Partnership is (except for certain specific matters requiring approval of Depositary Unit holders) vested in the Managing Partner. Although holders of 66 2/3% of the Depositary Units have the power to remove and replace the Managing Partner, Depositary Unit holders do not have the power to vote upon the composition of the Managing Partner’s board of directors. In addition, since the Ebrahimis control approximately 67.7% of the Depositary Units, the Managing Partner cannot be changed unless the Ebrahimis vote their Depositary Units in favor of the change. Moreover, the right of Depositary Unit holders to participate in governance of the Partnership through the exercise of voting rights is limited to certain specified matters.

Risks Related to the Food Industry

Our advertising is subject to regulation by the Federal Trade Commission under the Federal Trade Commission Act, which prohibits dissemination of false or misleading advertising.

The National Advertising Division of the Council of Better Business Bureaus, Inc., which we refer to as NAD, administers a self-regulatory program of the advertising industry to ensure truth and accuracy in national advertising. NAD monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Should our advertising be determined to be false or misleading, we may have to pay damages, withdraw our campaign and possibly face fines or sanctions, which could have a material adverse effect on our sales and operating results.

Adverse publicity or consumer concern regarding the safety and quality of food products or health concerns, whether with our products or for food products in the same food group as our products, may result in the loss of sales.

We are highly dependent upon consumers’ perception of the safety, quality and possible dietary benefits of our products. As a result, substantial negative publicity concerning one or more of our products or other foods similar to or in the same food group as our products could lead to a loss of consumer confidence in our products, removal of our products from retailers’ shelves and reduced prices and sales of our products. Product quality, contamination, or safety issues, actual or perceived, or allegations of product contamination, even when false or unfounded, could hurt the image of our brands and cause consumers to choose other products. Furthermore, any product recall, whether by us or by a third party within one of our categories or due to real or unfounded allegations, could damage our brand image and reputation. By way of example, there have been recent recalls of pistachio and macadamia nuts produced by third parties due to Salmonella contamination. While we roast all of the nuts in our branded products to limit the risk of bacterial contamination and our purchasers of bulk kernel are expected to roast the nuts prior to sale, we cannot assure you that roasting will be conducted sufficiently or will prevent all instances of contamination, that our processors, co-packers and distributors will comply with our specifications, or that every purchaser of our nuts in bulk will in fact roast and properly handle the nuts prior to sale. Any of these events could subject us to significant liability and have a material adverse effect on our business, results of operations and financial condition. If we conduct operations in a market segment that suffers a loss in consumer confidence as to the safety and quality of food products, our business could be materially adversely affected. The food industry has recently been subject to negative publicity concerning the health implications of GMOs, obesity, trans fat, diacetyl, artificial growth hormones, arsenic in rice and bacterial contamination, such as Salmonella and aflatoxins. Consumers may increasingly require that foods meet stricter standards than are required by applicable governmental agencies, thereby increasing the cost of manufacturing such foods and ingredients. Developments in any of these areas, including, but not limited to, a negative perception about our formulations, could cause our operating results to differ materially from expected results. Any of these events could harm our sales, increase our costs and hurt our operating results, perhaps significantly.

We may experience increased competition for raw materials and from other producers of food products if the trend for non-GMO products continues, as well as increased regulation of our products, which could have a material adverse effect on our business.

Our products contain only non-GMO ingredients. The food industry has been experiencing a significant trend in which an increasing number of consumers are requiring only non-GMO ingredients in their foods. Legislation could require companies to move to non-GMO labeling or ingredients. Such industry trends or legislation could result in changes to our labeling, advertising or packaging. As additional retailers require or consider requiring all of their products to be non-GMO, we may face increased competition for sources of raw materials that are non-GMO. Such industry pressure may be particularly problematic in the United States, where most farmers produce genetically modified foods, making it difficult to source non-GMO ingredients and raw materials. There is also a risk of contamination of non-GMO farms by neighboring GMO farms. Although the trend toward non-GMO products could be positive for our sales, an increase in competition and regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

As our business increases in size, we will need to locate and contract qualified co-packers with sufficient dedicated space for our non-GMO, gluten-free products, and there is no assurance that we will be able to do so.

We rely on a single co-packer for certain products. If demand for gluten-free products grows, we will need to increase our production through additional co-packers to ensure that we have sufficient supply to meet increasing demand. There is no assurance that we will be able to find available, qualified co-packers or that we will be able to negotiate contracts with them on commercially reasonable terms or at all.

Our business operations are subject to numerous laws and governmental regulations, exposing us to potential claims and compliance costs that could adversely affect our operations.

Manufacturers and marketers of food products are subject to extensive regulation by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Agriculture (the “USDA”), and other national, state and local authorities. For example, the Food, Drug and Cosmetic Act and the new Food Safety Modernization Act and their regulations govern, among other things, the manufacturing, composition and ingredients, packaging and safety of foods. Under these acts, the FDA regulates manufacturing practices for foods through its current “good manufacturing practices” regulations, imposes ingredient specifications and requirements for many foods, inspects food facilities and issues recalls for tainted food products. Additionally, the USDA has adopted regulations with respect to a national organic labeling and certification program.

Food manufacturing facilities and products are also subject to periodic inspection by federal, state and local authorities. State regulations are not always consistent with federal regulations or other state regulations.

Any changes in laws and regulations applicable to food products could increase the cost of developing and distributing our products and otherwise increase the cost of conducting our business, any of which could materially adversely affect our financial condition. In addition, if we fail to comply with applicable laws and regulations, including future laws and regulations, we may be subject to civil liability, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations or liquidity.

We may be subject to significant liability should the consumption of any food products manufactured or marketed by us cause injury, illness or death.

Regardless of whether such claims against us are valid, they may be expensive to defend and may generate negative publicity, both of which could materially adversely affect our operating results. The sale of food products for human consumption involves the risk of injury to consumers. Such injuries may result from tampering by unauthorized third parties, product contamination or spoilage, including the presence of bacterial contamination, foreign objects, substances, chemicals, other agents or residues introduced during production processes. Although we believe that we and our manufacturers are in material compliance with all applicable laws and regulations, if the consumption of our products causes or is alleged to have caused an illness in the future, we may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding an illness, injury or death could materially adversely affect our reputation with existing and potential customers on a permanent basis as well as our corporate image and operating results. Moreover, claims or liabilities of this nature might not be covered by insurance or by any rights of indemnity or contribution that we may have. Although we have product liability insurance coverage in amounts we believe to be adequate, we cannot be sure that claims or liabilities will be asserted for which adequate insurance will be available or that such claims or liabilities will not exceed the available amount of insurance coverage. Our food products may also experience product tampering, contamination or spoilage, or be mishandled or mislabeled, or otherwise damaged. Under certain circumstances, a product recall could be initiated, leading to a material adverse effect on our reputation, operations and operating results. Recalls may be required to avoid seizures or civil or criminal litigation or due to market demands. Even if such a situation does not necessitate a recall, product liability claims could be asserted against us. A product liability judgment or a product recall involving us or a third party within one of our categories could have a material adverse effect on our business, financial condition, results of operations or liquidity and could impair the perception of our brand for an extended period of time. Even if we have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our business, results of operations, liquidity, financial condition and brand image.

The food industry has been subject to a growing number of claims, including class action lawsuits based on the nutritional content of food products and on disclosure and advertising practices. We may face these types of claims and proceedings and, even if we are successful in defending these claims, publicity about these matters may harm our reputation and adversely affect our results. In addition, suits against our competitors can harm our business. These types of class action lawsuits can also make it more difficult for us to market our products by restricting our ability to differentiate the functional food aspects of our products from other products on the market. Furthermore, the defense of class action lawsuits can result in significant costs, which are oftentimes not covered by insurance, can be time-consuming and can divert the attention of management from other matters relating to our business.

The food industry is highly competitive, and we compete with many companies that have greater resources than we do.

Numerous multinational, regional and local firms currently compete, or are capable of competing, with us. Our products compete with branded products as well as generic and private-label products of food retailers, wholesalers and cooperatives. We compete primarily on the basis of product quality, ability to satisfy specific consumer needs (including gluten-free needs), brand recognition, brand loyalty, service, marketing, advertising and price. Some competitors may have different profit or strategic objectives than we do. Some competitors may invest in discounts or trade credit at a time when we are investing in new packaging and promotion, or vice versa. Competitors may develop new patentable technology that results in products which are able to compete successfully with our products. Substantial advertising and promotional expenditures are required to maintain or improve a brand’s market position or to introduce a new product, and participants in our industry are engaging with new media, including customer outreach through social media and web-based vehicles, which require additional staffing and financial resources.

Our largest principal competitors in the macadamia snack food market are Mauna Loa, Mac Farms and companies that sell under private labels. We also compete with manufacturers and marketers of non-macadamia nut snack food products, including snack products marketed by large national companies, which have substantially greater market presence, longer operating histories, better distribution, and greater financial, marketing, capital and other resources than we do. Our ability to gain or maintain market share may be limited as a result of actions by competitors or by the limited advertising and promotional resources available to us.

Successful new product introductions are important to growing our business, and there is no guarantee that buyers will accept our products for their stores or set reasonable prices for our products.

Even when stores accept our products, we still must expend resources to create consumer awareness and generate interest in our products. In addition, competitors may offer significant price reductions, and we cannot ensure that consumers will find our products suitably differentiated from products of our competitors.

The food industry and retailers in the grocery industry use new products as a way of creating excitement and variety of choices to attract consumers. There is a risk that we will be unable to develop new product technologies to address consumer demands. Even if we identify new innovations, the cost may be prohibitive, the products’ taste may not meet customer standards, there may be high introductory costs, we may have limited financial resources available for new product launches, there may be regulatory restrictions on the production and advertising of our new products, and our new products may take away sales from our other products. In addition, underperformance on new product launches can damage overall brand credibility with customers.

Our ability to develop, market and sell new products at an appropriate price may be hampered by the inability to get shelf space for our products at a reasonable cost or, once placed, to have an attractive price for our products. Competitors, many of whom have greater resources than we do, vie for the same shelf placement and may offer incentives to the retailers that we cannot match. In addition, unattractive shelf placement and pricing may put us at a disadvantage relative to our competitors.

Furthermore, there is a trend among retailers in the grocery industry to reduce the overall number of products offered in their stores, further increasing competition for shelf space and making it more difficult for us to keep existing products on the shelf and introduce new products with these retailers. Even if we do obtain shelf placement, our products may fail to achieve the sales expectations held or set by our retailers, potentially causing these retailers to remove our products from the shelf. As companies face more pressure for shelf space within each category, the increase in the number and quality of private-label products continues to affect branded products.

We may need to increase our marketing and advertising spending to obtain and keep shelf placement for our products, create consumer awareness, protect and grow our existing market share, or promote new products, any of which could impact our operating results. The inability to stay current with healthy snack food trends through new products could materially adversely affect our business performance.

The consolidation of retail customers could adversely affect us.

Retail customers, such as supermarkets, warehouse clubs and food distributors, continue to consolidate, resulting in fewer customers on which we can rely for business. Consolidation also produces larger, more sophisticated retail customers that can resist price increases and demand lower pricing, more promotional programs or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own retailer brands. Further retail consolidation and increasing retail bargaining power could materially and adversely affect our product sales, financial condition and results of operations.

If we need to compete with other manufacturers or with retailer brands on the basis of price, our business and results of operations could be negatively impacted.

Our branded products face competition from private label products that at times may be sold at lower price points. The impact of price gaps between our products and private-label products may result in share erosion and harm our business. A number of our competitors have broader product lines, substantially greater financial and other resources and/or lower fixed costs than we have. Our competitors may succeed in developing new or enhanced products that are more attractive to customers or consumers than ours are. These competitors may also prove to be more successful in marketing and selling product than we are, and may be better able to increase prices to reflect cost pressures. We may not compete successfully with these other companies or maintain or grow the distribution of our products. We cannot predict the pricing, commodity costs, or promotional activities of our competitors or whether they will have a negative effect on us. Many of our competitors engage in aggressive pricing and promotional activities. There are competitive pressures and other factors which could cause our products to lose market share and our sales to decline, or result in significant price or margin erosion, which would have a material effect on our business, financial condition and results of operations.

Risks Related to this Rights Offering

If you do not exercise your subscription rights, your interest in the Partnership will be diluted.

Holders of Depositary Units who do not fully exercise their basic subscription rights should expect that they will, at the completion of this offering, own a smaller proportional interest in the Partnership than would otherwise be the case had they fully exercised their basic subscription rights.

You do not have the right to revoke the exercise of subscription rights, and thus you could be committed to buying Depositary Units above the prevailing market price.

Once you exercise your subscription rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. The market price of our Depositary Units may decline prior to the expiration of this offering, or a rights holder may not be able to sell Depositary Units purchased in this offering at a price equal to or greater than the subscription price. Until Depositary Units are delivered upon expiration of this Rights Offering, you will not be able to sell or transfer the Depositary Units that you purchase in this Rights Offering. Any such delivery will occur as soon as practicable after this Rights Offering has expired, payment for the Depositary Units subscribed for has cleared, and all calculations and reductions contemplated by the terms of this Rights Offering have been effected.

This Rights Offering may cause the trading price of our Depositary Units to decrease.

The subscription price, together with the number of Depositary Units we propose to issue and ultimately will issue in this Rights Offering, may result in an immediate decrease in the market value of our Depositary Units. This reduced price may continue throughout and after the completion of this Rights Offering. If that occurs, you may have committed to buy Depositary Units in the Rights Offering at a price greater than the prevailing market price of our Depositary Units. Furthermore, if a substantial number of subscription rights are exercised and the holders of the new Depositary Units received upon exercise of those subscription rights choose to sell some or all of the new Depositary Units, the resulting sales could depress the market price of our Depositary Units. Following the exercise of your subscription rights, you may not be able to sell your Depositary Units at a price equal to or greater than the subscription price.

The net proceeds we receive from the Rights Offering may be lower than we currently anticipate.

We do not have any formal commitments from any of our holders of Depositary Units to exercise their subscription rights in this Rights Offering, and we cannot assure you that any of our holders of Depositary Units will exercise all or any part of their basic subscription right or their over-subscription privilege. If holders of Depositary Units subscribe for fewer Depositary Units than we currently anticipate, the net proceeds we receive from this Rights Offering could be significantly lower than we currently expect and we may not be able to adequately finance the growth of our branded product segment.

The subscription price for this offering is not an indication of the fair value of the Partnership’s Depositary Units.

The subscription price of the Depositary Units offered in this Rights Offering has been determined unilaterally by the board of directors of the Managing Partner. In setting the subscription price, the board of directors considered our current financial condition, including the significant amount of short-term debt, our history of losses over the last several years, the risk that we may not be able to maintain our operations as a going concern, the current trading price of the Depositary Units on the OTCQX, the historical market price for the Depositary Units, the volume of trading on the OTCQX, fluctuations in the market price of the Depositary Units, and other factors relating to us and the market for our Depositary Units. The subscription price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the fair value of our Depositary Units. After the date of this prospectus, our Depositary Units may trade at prices above or below the subscription price.

If you do not act on a timely basis and follow subscription instructions, your exercise of subscription rights may be rejected.

Holders of subscription rights who desire to purchase Depositary Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the Expiration Date. If you are a beneficial owner of Depositary Units and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent prior to 5:00 p.m., Eastern Time, on the Expiration Date. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern Time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes any obligation to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the Depositary Units for which you subscribe.

Over-subscription requests will only be honored if and to the extent that basic subscription rights have not been exercised in full. Any available Depositary Units will be allocated pro rata among the rights holders exercising the over-subscription privilege in proportion to the number of basic subscription rights a holder exercised, relative to the aggregate number of basic subscription rights exercised by all holders electing to over-subscribe. American Stock Transfer & Trust Company, LLC the subscription agent for the Rights Offering, will make any prorating calculations with respect to each exercise of an over-subscription privilege. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, that nominee may have different procedures with respect to aggregating exercises of rights; please contact your nominee for more information.

Tax Risks of Receiving and Exercising the Subscription Rights and of Owning Depositary Units

Any tax benefits of investment in our Depositary Units are not certain.

The anticipated after-tax benefit of an investment in our Depositary Units depends largely on the treatment of the Partnership as a partnership for U.S. federal income tax purposes, as well on as the Partnership not being subject to a material amount of entity-level taxation by individual states. If the Partnership were to be treated as a corporation for U.S. federal income tax purposes or become subject to additional amounts of entity-level taxation for state tax purposes, then the Partnership’s cash available for distribution to holders of Depositary Units could materially decline.

Our branded products line of business operates through a corporate subsidiary which may result in increased taxes.

Our branded products line of business is conducted through Royal, a wholly-owned separate, taxable corporation, so that the Partnership will not be considered to be engaging in a substantial new line of business that would terminate its status as an Electing 1987 Partnership (as defined by the Internal Revenue Code of 1986, as amended (“Code”)). The Partnership’s transactions with Royal may be subject to federal, state or local taxes, and any income or gain that the Partnership derives from those transactions would be included in the Partnership’s income or gain that flows through to a holder of Depositary Units. In addition, distributions that the Partnership receives from Royal will be taxable dividends to the extent of Royal’s earnings and profits. Conversely, losses that may be incurred by the Partnership as a result of transactions with Royal may be subject to deferral or disallowance, and tax losses in Royal may not be available to offset the taxable income of the Partnership. Because Royal is subject to federal and state income tax, Royal’s income available for distribution will be reduced by those taxes. The Partnership has recorded a valuation allowance equal to 100% of Royal’s deferred tax asset due to the uncertainty regarding future realization of Royal’s net operating loss carry forwards (“NOLs”).

You may be required to recognize taxable gain upon the distribution of the subscription rights.

We do not anticipate reporting the issuance of subscription rights as a taxable event for our existing holders of Depositary Units. However, the tax consequences related to the distribution of the subscription rights are uncertain, and the Internal Revenue Service (“IRS”) may adopt positions that differ from the positions that we expect to adopt. Specifically, the IRS may take the position that, upon the receipt of subscription rights, you should recognize taxable gain to the extent (if any) that the fair market value of the subscription rights that you receive exceeds your adjusted basis in the Depositary Units. See “Material U.S. Federal Income Tax Consequences—Rights Offering—Receipt of Rights.”

You may be allocated additional taxable income if you exercise your subscription rights.

We may allocate taxable gross income to a Depositary Unit holder that exercises a subscription right regardless of whether or how long the holder continues to own Depositary Units after the time of exercise. Such allocation will be made to exercising Depositary Unit holders in amounts, if any, that will result in uniform capital accounts being associated with the Units. See “Material U.S. Federal Income Tax Consequences—Rights Offering—Exercise of Rights.”

Your tax liability from the ownership of Depositary Units may exceed your distributions from the Partnership.

The tax liability of holders of Depositary Units with respect to their Depositary Units could exceed their distributions from the Partnership with respect to Depositary Units. Holders of Depositary Units will generally be treated as partners to whom the Partnership will allocate taxable income, which can differ in amount from the cash distributed to holders of Depositary Units. Depositary Unit holders will be required to include their allocable share of the Partnership’s income in gross income for U.S. federal income tax purposes and, in some cases, for state and local income tax purposes, and to pay any taxes due thereon, even if they have not received a cash distribution from the Partnership for their allocable share of Partnership income.

Tax gain or loss on the disposition of Depositary Units could be more or less than expected.

A holder of Depositary Units who disposes of Depositary Units will recognize gain or loss equal to the difference between the amount realized and the tax basis of such Depositary Units. Because distributions to a holder of Depositary Units reduces the adjusted tax basis of the holder’s Depositary Units, the amount, if any, of such distributions with respect to the Depositary Units disposed of will, in effect, become taxable income if the Depositary Units are sold at a price greater than the tax basis of the holder of Depositary Units, even if the price received is less than the holder’s original cost.

You will bear the tax liability on any income allocable to you.

The book and tax treatment of the Depositary Units has changed over the years, and at this time for tax purposes a holder of Depositary Units will experience higher earnings or lower loss compared to the income determined under accounting principles generally accepted in the United States of America (“GAAP”). Furthermore, given our current finances and restrictions on distributions under our current credit agreements, holders of Depositary Units should not expect to receive any distributions with respect to their Depositary Units and, thus, will bear the tax liability on any income allocable to them.

You may become subject to state and local taxes with respect to the Partnership’s activities.

A holder of Depositary Units may be subject to state and local taxes and return filing requirements in the states where the Partnership owns property or conducts business.

The IRS may contest our tax positions, which could change the after-tax value of your investment.

The IRS may disagree with the tax positions that we take. We may need to undertake administrative or judicial proceedings to defend our tax positions. The holders of Depositary Units will indirectly bear the costs of any such contest. We may not prevail in a tax contest. The existence of a tax contest may adversely affect the market for Depositary Units. An adverse ruling by the IRS could change the after-tax value of your investment.

The Partnership may lose its status as an Electing 1987 Partnership taxable as a partnership or otherwise become taxable as a corporation, which could result in a substantial reduction in the value of the Depositary Units.

The Partnership would be taxable as a corporation but for its status as an Electing 1987 Partnership, which allows the Partnership to be taxed as a partnership for U.S. federal income tax purposes. If the Partnership were to lose its status as an Electing 1987 Partnership and otherwise not qualify to be treated as a partnership under the publicly traded partnership rules, or if the Partnership were to otherwise become taxable as a corporation, the Partnership would be taxed as a corporation and subject to U.S. federal and state taxation at the Partnership level. Distributions to Depositary Unit holders would be treated either as a taxable dividend of current and accumulated earnings and profits or, in the absence of earnings and profits, as a nontaxable return of capital or taxable capital gain. Thus, taxation as a corporation would likely result in a material reduction of after-tax return to holders of Depositary Units, and thus would likely result in a substantial reduction in the value of the Depositary Units. Please read “Material U.S. Federal Income Tax Consequences—Partnership Status—Consequences of Loss of Partnership Status.”

If the IRS contests the federal income tax positions we take, the market for our Depositary Units may be adversely affected, the cost of any IRS contest will likely reduce cash available for distribution, and if adjustments to income are required, holders may be required to amend their tax returns and pay interest and penalties on any additional tax resulting from such adjustments.

If the IRS challenges to a tax position that we adopt, it may be necessary to resort to administrative or court proceedings to defend the allocations. Any contest with the IRS may materially and adversely impact the market for our Depositary Units and the price at which they trade. The cost of defending our tax position will increase the Partnership’s expenses and will likely reduce the cash available for distribution. In addition, if an adjustment to our tax reporting positions is required, holders of Depositary Units may be required to amend their income tax returns for the year(s) in question and pay interest and penalties on any additional tax resulting from the adjustment.

Recently enacted legislation alters the procedures for assessing and collecting taxes due for taxable years beginning after December 31, 2017, in a manner that could substantially reduce the cash available for distribution to Depositary Unit holders.

Recently enacted legislation, applicable to the Partnership for taxable years beginning after December 31, 2017, alters the procedures for auditing large partnerships and also alters the procedures for assessing and collecting taxes due (including applicable penalties and interest) as a result of an audit. Under the new rules, unless we are eligible to, and do, elect to issue revised Schedules K-1 to our Depositary Unit holders with respect to an audited and adjusted return, the IRS may assess and collect taxes (including any applicable penalties and interest) directly from the Partnership in the year in which the audit is completed. Such tax liability will be determined without regard to Depositary Unit holder-level tax items that could otherwise reduce tax due on any adjustments. If we are required to pay taxes, penalties and interest as a result of audit adjustments, cash available for distribution to our Depositary Unit holders may be substantially reduced. In addition, because payment would be due for the taxable year in which the audit is completed, Depositary Unit holders during that taxable year would bear the expense of the adjustment even if they were not Depositary Unit holders during the audited taxable year. If permitted under future guidance from the IRS, the Partnership might elect to have the assessment made against the holders of Depositary Units in the year under review in which event each holder of Depositary Units would be required to take into account such adjustment at the their level and pay additional tax for the current year.

The Partnership’s allocations of profits and losses may not be respected by the IRS, which could result in changes to income allocation requiring holders to amend their tax returns and pay interest and penalties on any additional tax resulting from such adjustments.

We intend to allocate profits and losses in a manner consistent with the requirements of the Code. However, the IRS rules that govern the allocations of profits and losses, particularly with respect to allocations to be made to maintain the uniformity of Depositary Units, to account for differences between the book and tax capital accounts of holders of Depositary Units, to account for the purchase of Depositary Units through the exercise of subscription rights, and to account for varying prices paid by holders of Depositary Units to purchase their Depositary Units, including through purchases of Depositary Units through the exercise of subscription rights, are complex and uncertain, and there is no assurance that the IRS will respect the allocation methods utilized by the Managing Partner. If there is an IRS challenge, we will likely incur administrative costs to defend the allocations. The cost of defending the allocations will increase our expenses and will likely reduce the cash available for distribution, and may reduce the value of the Depositary Units. In addition, if an adjustment is required, holders of Depositary Units may be required to amend their income tax returns for the year(s) in question and pay interest and penalties on any additional tax resulting from the adjustment. If the IRS were to make adjustments to allocations in an audit of the Partnership for a taxable year commencing after December 31, 2017, the Partnership itself could incur tax liability as a result of such audit adjustments.

The IRS may challenge our treatment of each purchaser of our Depositary Units as having the same tax treatment without regard to the actual Depositary Units purchased, which could result in audit adjustments to holders of Depositary Units.

In order to maintain the uniformity of our Depositary Units so that they can be publicly traded, and because we are unable to match transferors and transferees of Depositary Units, we have adopted certain depreciation and amortization positions that may not conform in all respects to Treasury Regulations. A successful IRS challenge of these positions could adversely affect the amount or timing of tax benefits available to holders of Depositary Units and could adversely affect the value of our Depositary Units or result in audit adjustments to holders of Depositary Units.

The IRS may challenge our allocation of items of income, gain, loss and deduction between transferors and transferees of our Depositary Units, which could change the allocation of such items among owners of Depositary Units.

We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our Depositary Units based upon the ownership of our Depositary Units on the first business day of each month. However, gross income may be allocated to a Depositary Unit holder that exercises a subscription right regardless of whether or how long the holder continues to own Depositary Units after the time of exercise. Our allocation methods may not be permitted under existing Treasury Regulations and could be challenged by the IRS. Our counsel is unable to opine as to the validity of our allocation methods in the absence of Treasury Regulations or other guidance that approve of our allocation methods. If the IRS were to successfully challenge our proration method, the allocations of items of income, gain, loss and deductions among holders of Depositary Units may be changed.

A holder of Depositary Units whose Depositary Units are the subject of a securities loan (e.g., a loan to a “short seller” to cover a short sale of Depositary Units) may be considered as having constructively disposed of those Depositary Units, may no longer be treated for federal income tax purposes as a partner with respect to those Depositary Units during the period of the loan, and may recognize gain or loss from the constructive disposition.

A holder of Depositary Units whose Depositary Units are the subject of a securities loan may be considered as having disposed of the loaned Depositary Units for U.S. federal income tax purposes. In that case, such holder may no longer be treated for such purposes as a partner in the Partnership with respect to those Depositary Units during the period of such loan and the holder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those Depositary Units may not be reportable by such holder and any cash distributions received by the holder as to those Depositary Units could be taxable as ordinary income. Holders of Depositary Units desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Depositary Units.

Tax-exempt entities and non-U.S. persons face tax issues from owning Depositary Units that may result in adverse tax consequences to them.

The investment in Depositary Units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (“IRAs”), and non-U.S. persons raises issues unique to such investors. For example, virtually all of our income allocated to organizations that are exempt from U.S. federal income tax, including IRAs and other retirement plans, is unrelated business taxable income and is taxable to them. Distributions to non-U.S. persons are reduced by withholding taxes, and non-U.S. persons are required to file U.S. federal tax returns and pay tax on their shares of our taxable income.

Use of Proceeds

Assuming subscription rights to purchase all 11,100,000 Depositary Units are exercised, we estimate that the net proceeds of this Rights Offering, after deducting estimated expenses of the offering payable by the Partnership, will be approximately $[●]. Because there is no minimum number of Depositary Units that must be sold in this Rights Offering, we can provide no assurance regarding the amount of capital we will actually raise in this Rights Offering. We intend to use the net proceeds we receive from the offering (i) to repay the debt outstanding under the 2015 Bridge Loan, which was incurred to acquire the Becker orchards; (ii) to purchase capital equipment; and (iii) for general partnership purposes, which may include, among other things, repaying or refinancing all or a portion of the indebtedness outstanding under our revolving credit facility, funding working capital, and acquiring land, orchards and related businesses.

The table below lists the intended uses of the net proceeds we receive from the offering, with their order of priority and the estimated amounts intended to be allocated to each, assuming the Rights Offering is fully subscribed. If the Rights Offering is not fully subscribed, proceeds of the offering will be allocated in order of priority to the extent available.

	2017	Priority
Repayment of 2015 Bridge Loan (1)	$2,835,000	1
Purchase of capital equipment	1,500,000	2
General partnership purposes (2)	[●]	3
Total	$[●]

_____________________

(1)

The indebtedness outstanding under the 2015 Bridge Loan matures on the earlier of (a) July 15, 2017, or (b) the date we receive net proceeds from the issuance of equity, including from the Rights Offering, subject to certain limited exceptions. The 2015 Bridge Loan bears interest at the base rate plus one percent (1.00%) where the base rate (“Base Rate”) is the higher of (i) one half of one percent (0.5%) per annum in excess of the latest Federal Funds Rate, and (ii) the prime rate of interest in effect for such day as published from time to time in The Wall Street Journal. As of April 15, 2017, the interest rate on the 2015 Bridge Loan will increase to the Base Rate plus 1.25%.

(2)

As of December 31, 2016, we had $ 8.15 million of borrowings outstanding under our revolving credit facility, which bears interest based on an election made by us at the time of each advance of either LIBOR Rates or at the Base Rate plus the applicable margin at the time of borrowing, which ranges from .75% to 1.25% depending on the amount of the revolving credit commitment available at the time of borrowing. The interest rate at December 31, 2016, was 5.00% per annum. In addition, we pay a fee of .375% per annum on the daily unused portion of the revolving credit facility. The facility matures on July 15, 2017. There are no specific acquisitions currently planned by the Partnership. Acquisitions will be dependent on the availability of opportunities that meet our strategic objectives.

Until the net proceeds are utilized, we intend to invest them in short-term investments and deposits. No compensation or fees will be earned or received by the Managing Partner in connection with the Rights Offering.

Market for Depositary Units and Distribution Policy

Price Range of Depositary Units

Our Depositary Units are traded on the OTCQX under the symbol “NNUTU.”

The following table sets forth the quarterly high and low sales prices of our Depositary Units on the OTCQX for the periods indicated. No distributions were paid on the Depositary Units during the periods indicated.

Period	High ($)	Low ($)
2017
1st Quarter through March 17, 2017	3.00	2.25
2016
4th Quarter	3.02	2.75
3rd Quarter	3.16	2.75
2nd Quarter	3.20	2.72
1st Quarter	3.24	2.57
2015
4th Quarter	3.15	2.71
3rd Quarter	3.06	2.76
2nd Quarter	3.10	2.70
1st Quarter	3.15	2.79

The sales prices on the over-the-counter market reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On March 17, 2017, the last reported sale price on the OTCQX for our Depositary Units was $2.25 per Depositary Unit.

Holders

As of the Record Date for this Rights Offering, there were 583 registered holders of Depositary Units.

Distribution Policy

Depositary Unit holders are entitled to receive distributions if, as and when declared by the Managing Partner out of funds legally available for distribution and in accordance with the terms of the Partnership Agreement. All distributions to Depositary Unit holders are made in accordance with their respective participations in profits and losses of the Partnership. See “Our Partnership Agreement—Distributions.”

Our Amended PCA Credit Agreement restricts distributions to holders of Depositary Units other than for taxes due on Partnership income. Prior to March 2015, the terms of our credit agreement with AgCredit PCA prohibited distributions to Depositary Unit holders unless approved by the lender. On March 26, 2013, the board of directors approved, with lender consent, a cash distribution of $0.02 per Class A Unit (a total of $150,000) payable on April 12, 2013 to unit holders of record as of March 29, 2013. The distribution was the first and only distribution paid to unit holders since 2007.

Capitalization

The following table sets forth our capitalization as of December 31, 2016:

●	on an actual basis (based on 11,100,000 Depositary Units outstanding and a 1% general partnership interest); and

●

on an adjusted basis to give effect to this Rights Offering assuming the exercise of subscription rights to purchase 11,100,000 Depositary Units in this Rights Offering and the receipt of net proceeds of $[●] after deducting offering expenses. There is no guarantee, however, that the Rights Offering will be fully subscribed.

You should read this information together with our consolidated historical financial statements, the accompanying notes thereto and Management’s Discussion and Analysis in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference.

	As of December 31, 2016
(in thousands)	Actual	As Adjusted for the Rights Offering (unaudited)
Cash and cash equivalents	$1,132	$	[●]
Total debt	23,482		23,482
Partners’ capital:
General partner and limited partners	37,270
Accumulated other comprehensive loss	(228)		(228)
Total partners’ capital	37,042		[●]
Total capitalization	$60,524	$	[●]

DILUtion

Although the Partnership has had a history of losses, purchasers of Depositary Units in the Rights Offering will not suffer any dilution in net tangible book value per Depositary Unit purchased in the offering.

The Rights Offering

Rights

We are distributing, at no charge, to holders of our Depositary Units, non-transferable subscription rights to purchase up to an aggregate of 11,100,000 Depositary Units at a price of $[●] per Depositary Unit in this Rights Offering. Each Right consists of a basic subscription right and an over-subscription privilege. You will receive one Right for each Depositary Unit held by you of record as of 5:00 p.m., Eastern Time, on the Record Date. No subscription rights will be distributed for any fractional Depositary Units held on the Record Date.

Basic Subscription Rights

The basic subscription right gives you the right to purchase one new Depositary Units at a subscription price of $[●] per Depositary Unit. You may exercise all or a portion of your subscription rights, or you may choose not to exercise any of your subscription rights. If you do not timely and fully exercise your basic subscription rights with respect to all the subscription rights you hold, you will not be entitled to exercise your over-subscription privilege to purchase any additional Depositary Units.

Over-Subscription Privilege

If you timely and fully exercise your basic subscription rights with respect to all the subscription rights you hold, you may also choose to exercise your over-subscription privilege to purchase an unlimited additional whole number of Depositary Units that other rights holders do not elect to purchase through their basic subscription rights, subject to availability and allocation.

If sufficient Depositary Units are available for offer pursuant to this Rights Offering, we will seek to honor the over-subscription requests in full, subject to the foregoing limitations. If over-subscription requests exceed the number of Depositary Units available, we will allocate the available Depositary Units pro rata among the rights holders exercising the over-subscription privilege in proportion to the number of basic subscription rights a holder exercised, relative to the aggregate number of basic subscription rights exercised by all holders electing to over-subscribe. The proration process will be repeated until all available Depositary Units have been allocated. American Stock Transfer & Trust Company, LLC, our subscription agent for this Rights Offering, will determine the over-subscription allocation based on the formula described above.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before this Rights Offering expires. Because we will not know the total number of available Depositary Units and how available Depositary Units will be allocated before this Rights Offering expires, in order for the exercise of your entire over-subscription privilege to be valid, you should deliver to the subscription agent payment in an amount equal to the aggregate subscription price for the entire number of Depositary Units that you have requested to purchase pursuant to your over-subscription privilege, along with payment for the exercise of your basic subscription rights and all rights certificates and other subscription documents, prior to the expiration of the Rights Offering, even if you ultimately are not allocated the full amount of your over-subscription request.

We can provide no assurances that you will actually be permitted to purchase in full the number of Depositary Units you elect to purchase through the exercise of your over-subscription privilege. We will not be able to satisfy any requests for Depositary Units pursuant to the over-subscription privilege if all rights holders timely and fully exercise their basic subscription rights with respect to all the subscription rights they hold, and we will only honor an over-subscription privilege to the extent sufficient Depositary Units are available following the exercise of basic subscription rights, subject to the pro rata allocation described above.

To the extent the aggregate subscription price of the actual number of Depositary Units allocated to you pursuant to the over-subscription privilege is less than the amount you actually paid, the excess subscription payments will be returned to you as soon as practicable, without interest or penalty, following the expiration of this Rights Offering.

To the extent the amount you actually paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the Depositary Units allocated to you pursuant to the over-subscription privilege, you will receive only the number of Depositary Units for which you actually paid.

Delivery of Depositary Units

You or your nominee will receive a direct registration account statement evidencing Depositary Units that you purchased in this Rights Offering as soon as practicable following the expiration of this Rights Offering.

Reasons for the Rights Offering

We have approximately $13.2 million of short-term debt due on July 15, 2017, which we cannot repay from current operations. We are conducting the Rights Offering to raise additional capital which will allow us to pay our $2.835 million bridge loan that becomes due on July 15, 2017. Additionally, it will allow us to continue to invest in and grow the Partnership business in the event we are unable to renew or refinance our revolving credit facility, which also matures on July 15, 2017. We intend to use the proceeds from this offering (1) to repay the bridge loan incurred to acquire the Becker orchards; (2) to purchase capital equipment; and (3) for general partnership purposes, which may include, among other things, repaying or refinancing all or a portion of the indebtedness outstanding under our revolving credit facility, funding working capital, and acquiring land, orchards and related businesses. A more detailed description of the intended use of proceeds is set forth under the heading “Use of Proceeds.”

Determination of Subscription Price

The subscription price of the Depositary Units offered in this Rights Offering has been determined unilaterally by the board of directors of the Managing Partner. In setting the subscription price, the board of directors considered the current financial condition of the Partnership, including the significant amount of short-term debt, our history of losses over the last several years, the risk that we may not be able to maintain our operations as a going concern, the current trading price of the Depositary Units on the OTCQX, the historical market price for the Depositary Units, the low volume of trading on the OTCQX, fluctuations in the market price of the Depositary Units, and other factors relating to the Partnership and the market for its Depositary Units. The subscription price does not necessarily bear any relationship to any established criteria for value. You should not consider the subscription price as an indication of value of the Partnership or our Depositary Units. You should not assume or expect that, after this Rights Offering, our Depositary Units will trade at or above the subscription price in any given time period. The market price of our Depositary Units may decline during or after this Rights Offering, and you may not be able to sell the underlying Depositary Units purchased during this Rights Offering at a price equal to or greater than the subscription price. You should obtain a current quote for our Depositary Units before exercising your subscription rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

Method of Exercising Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold Depositary Units in your name, the number of Depositary Units you may purchase pursuant to your basic subscription rights is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the exercise of rights form on the reverse of the rights certificate and forwarding it, together with the rights certificate, your full payment and any other required subscription documents, to the subscription agent at the address given below under “—Delivery of Subscription Materials and Payment,” to be received at or before the expiration of this Rights Offering.

Subscription by Beneficial Owners

If you are a beneficial owner of Depositary Units that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, we will issue one subscription right to the nominee record holder for each Depositary Unit that you own on the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Depositary Units in this Rights Offering and follow the instructions provided by your nominee.

Instructions for Completing the Exercise of Rights Form

You should carefully read the instruction letter captioned “Instructions as to Exercise of Rights” accompanying the rights certificate and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES, SUBSCRIPTION DOCUMENTS OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the subscription agent has received delivery of a rights certificate, including a properly completed and duly executed exercise of rights form, all other required subscription documents and payment of the full subscription amount.

The method of delivery of rights certificates, all other required subscription documents and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before this Rights Offering expires.

Incomplete or Incorrect Subscription Documents or Payment

If you fail to properly complete and duly sign the exercise of rights form on the rights certificate and all other required subscription documents or otherwise fail to follow the subscription procedures that apply to the exercise of your subscription rights before this Rights Offering expires, the subscription agent will reject your subscription or accept it only to the extent of the payment received or to the extent that it complies with any applicable limitations. Neither we nor our subscription agent accepts any responsibility to contact you concerning an incomplete or incorrect subscription document, nor are we under any obligation to correct such documents. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of Depositary Units you requested, or if the number of Depositary Units you requested is not specified in the forms or exceeds the number of Depositary Units which are allocated to you, the exercise of your subscription rights will be given effect to the fullest extent possible based on the amount of the payment received, subject to the availability of Depositary Units and allocation procedure applicable to the exercise of the over-subscription privilege and the elimination of fractional Depositary Units. If your aggregate subscription payment is greater than the amount you owe for exercise of your basic subscription right in full and you have not specified an amount for the over-subscription privilege, your subscription rights will only be exercised for the basic subscription privilege. Any excess subscription payment received by the subscription agent will be returned, without interest or deduction, as soon as practicable following the expiration of this Rights Offering.

Expiration Date

You may exercise your subscription rights, prior to 5:00 p.m., Eastern Time, on [●], 2017, which is the expiration date of this Rights Offering, unless extended. If you do not exercise your subscription rights before that time, your subscription rights will expire and will no longer be exercisable, and any subscription rights not exercised before that time will be void and have no value. We will not be required to issue Depositary Units to you if the subscription agent receives your rights certificate, any required subscription document or your subscription payment after that time.

If you hold your Depositary Units in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the subscription rights on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline before the expiration time of this Rights Offering.

We may extend the expiration of the rights offering for additional periods ending no later than [●], 2017 by giving oral or written notice to the subscription agent prior to the expiration of the Rights Offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Standard Time, on the next business day after the most recently announced expiration of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering.

Conditions, Withdrawal and Cancellation

There are no conditions to our closing the Rights Offering. Our board of directors reserves the right to withdraw the rights offering prior to the expiration of the Rights Offering for any reason. If we withdraw or cancel the Rights Offering, in whole or in part, we will issue a press release notifying the rights holders of such event, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following such withdrawal or termination.

Information Agent

D.F. King & Co., Inc. will act as the information agent in connection with this Rights Offering. The information agent does not make any recommendations as to whether or not you should exercise your subscription rights. The information agent will receive customary fees for its services plus reimbursement of all reasonable out-of-pocket expenses related to this offering. If you have any questions or need further information on this Rights Offering, please contact the information agent at the address and telephone number listed below:

D.F. King & Co., Inc.

48 Wall Street – 21st Floor

New York, New York 10005

Toll free: (866) 356-7813

Brokerage Firms and Banks: (212) 493-3910

Any questions or requests for assistance concerning the method of subscribing for Depositary Units or for additional copies of this prospectus or exercise of rights forms may also be directed to the information agent.

Delivery of Subscription Materials and Payment

The subscription agent for this Rights Offering is American Stock Transfer & Trust Company, LLC. The rights certificate, including a completed exercise of rights form, all other required subscription documents and payment of the subscription price must be delivered to the subscription agent at the address below:

American Stock Transfer & Trust Company, LLC

Operations Center

Attention: Reorganization Department

6201 Fifteenth Avenue

Brooklyn, New York 11219

Telephone Number for Confirmation or Information:

(800) 937-5449

If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before this Rights Offering expires. You may also send payment by wire transfer. See “Payment Method” for more information. Do not send or deliver these materials or payments to us.

If you deliver rights certificates, any other required subscription documents or payments in a manner different than that described above, we may not honor the exercise of your Rights.

Holders of Depositary Units may also contact their broker, dealer, custodian bank, trustee or other nominee for information with respect to this Rights Offering.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by one of the following three methods:

●	by a cashier’s or certified check drawn upon a U.S. bank payable to “American Stock Transfer & Trust Company, LLC”;

●	by an uncertified check drawn upon a U.S. bank payable to “American Stock Transfer & Trust Company, LLC”; or

●

by wire transfer of immediately available funds at the following account: “American Stock Transfer & Trust Company, LLC, JP Morgan Chase, 55 Water Street, New York, New York 10005, ABA #021000021, Account #530-354616, American Stock Transfer, FBO Royal Hawaiian Orchards, L.P.” Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

Payments will be deemed to have been received upon (i) clearance of any cashier’s check or uncertified check, or (ii) receipt of collected funds in the account designated above. If paying by uncertified check, the funds may take five or more business days to clear. Accordingly holders who wish to pay the subscription price by means of uncertified check are urged to make payment sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by that date.

No Fractional Depositary Units

All Depositary Units will be sold at a purchase price of $[●] per Depositary Unit representing one Class A Unit. We will not issue subscription rights to purchase fractional Depositary Units. The over-subscription privilege may be exercised only for whole Depositary Units.

Medallion Guarantee May Be Required

If you wish to have your Depositary Units issued in a name, or sent to an address, different from that of the registered holder, your signature on each rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent.

You can obtain a signature guarantee from a financial institution—such as a commercial bank, savings and loan association, credit union or broker dealer—that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

●	Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions.

●	Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies.

●	New York Stock Exchange Medallion Signature Program (MSP), whose participants include NYSE member firms.

If a financial institution is not a member of a recognized Medallion signature guarantee program, it will not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion guarantee would be a bank, savings and loan association, brokerage firm, or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee the signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Guaranteed Delivery Procedures

If you wish to exercise subscription rights but do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of this Rights Offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

●

deliver to the subscription agent prior to the expiration of this Rights Offering the subscription payment for each Depositary Unit you elect to purchase pursuant to the exercise of subscription rights in the manner set forth above under “—Payment Method,”

●	deliver to the subscription agent prior to the expiration of this Rights Offering the form entitled “Notice of Guaranteed Delivery,” and

●

deliver the rights certificate and properly completed and duly executed exercise of rights form evidencing your exercise, with any required signatures guaranteed, and all other required subscription documents to the subscription agent within three business days following the date you submit your notice of guaranteed delivery.

Your notice of guaranteed delivery must be delivered in substantially the same form as the exercise of rights form on your rights certificate. Your notice of guaranteed delivery must include a signature guarantee from an eligible institution described above.

In your notice of guaranteed delivery, you must provide:

●	your name;

●

the number of subscription rights represented by your rights certificate, the number of Depositary Units for which you are subscribing under your basic subscription right, and the number of Depositary Units for which you are subscribing under your over-subscription privilege, if any; and

●

your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising and all other required subscription documents within three business days following the date the subscription agent receives your notice of guaranteed delivery.

You may deliver your notice of guaranteed delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Delivery of Subscription Materials and Payment.”

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds Depositary Units for the account of others on the Record Date, you should notify the beneficial owners of the Depositary Units for whom you are the nominee of this Rights Offering as soon as possible to determine whether or not they intend to exercise their subscription rights. You should obtain instructions from the beneficial owners of our Depositary Units. If a beneficial owner of Depositary Units so instructs, you should complete the exercise of rights form on the rights certificate and all other required subscription documents and submit them to the subscription agent with the full subscription payment by the Expiration Date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate would have been entitled had they been direct holders of Depositary Units on the Record Date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact the subscription agent to request a copy. This form will permit the subscription agent to allocate Depositary Units subscribed for pursuant to the over-subscription privilege among separate beneficial owners.

Beneficial Owners

If you are a beneficial owner of Depositary Units and will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your nominee to notify you of this Rights Offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of this Rights Offering but believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which deadline may be before the expiration of the Rights Offering.

No Recommendation to Rights Holders

Neither the Managing Partner nor its board of directors is making a recommendation regarding any exercise of your subscription rights. If you exercise your subscription rights, you risk losing the money invested. The market price of our Depositary Units may fluctuate, and accordingly, the Depositary Units that you purchase in this offering may trade at a price lower than the subscription price. Market price volatility and low trading volume may prevent you from being able to sell the Depositary Units when you want to or at prices you find attractive. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our Depositary Units.

Market for Depositary Units

The Depositary Units issuable upon exercise of the subscription rights will be traded on the OTCQX under the symbol “NNUTU.”

Transferability of Subscription Rights

The subscription rights are not transferable, and they do not and will not have a trading market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in this Rights Offering. Our determination will be final and binding. Once exercised, subscriptions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted, the acceptance of which would be unlawful. You must provide missing documents or information, correct any inaccurate information and resolve any other discrepancies in connection with your subscription before the Rights Offering expires, unless we waive those defects in our sole discretion. Neither we nor the subscription agent is under any duty to notify you or your representative of defects in your subscription. A subscription will be considered accepted only when the subscription agent receives a rights certificate, including a properly completed and duly executed exercise of rights form, any other required subscription documents and the full subscription payment. Our interpretations of the terms and conditions of this Rights Offering will be final and binding.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase Depositary Units, including the full number of Depositary Units you have subscribed for pursuant to the over-subscription privilege, at the subscription price.

Rights of Holders of Depositary Units

You will have no rights as a holder of the Depositary Units you subscribe for in this Rights Offering until such new Depositary Units are registered to you or your nominee. You or your nominee will receive a direct registration account statement evidencing the Depositary Units purchased in the Rights Offering, as soon as practicable following the expiration of the Rights Offering.

Foreign Holders of Depositary Units

The Partnership will not mail this prospectus or rights certificates to holders of Depositary Units with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign holders of Depositary Units must notify the subscription agent prior to 5:00 p.m., Eastern Time, at least three business days prior to the expiration of this Rights Offering of their exercise of such subscription rights and, with respect to holders whose addresses are outside the United States, provide evidence satisfactory to us that the exercise of such subscription rights does not violate the laws of the jurisdiction of such holder of Depositary Units.

Fees and Expenses

The Partnership will pay all fees charged by the subscription agent and the information agent and all other expenses incurred by us in this Rights Offering. You are responsible for paying any commissions, fees, taxes or other expenses incurred in connection with the transfer or exercise of your subscription rights.

Description of Class A Units and Rights

Class A Units

The following is a summary description of our Class A Units. This description is not complete and is qualified in its entirety by reference to the provisions of the Amended and Restated Agreement of Limited Partnership of Royal Hawaiian Orchards, L.P. entered into as of April 4, 1986, as amended and restated as of October 14, 1989, as further amended and restated effective as of March 10, 2008, as further amended and restated as of October 1, 2012, and as amended November 1, 2013 and February 15, 2017 (the “Partnership Agreement”). See “Our Partnership Agreement” for a summary of the material terms of the Partnership Agreement.

Our limited partner interests consist of Class A Units. As of the Record Date, 11,100,000 Class A Units were outstanding, consisting of 11,100,000 Units evidenced by Depositary Units owned by our limited partners. Our Managing Partner owns a 1% interest that is not evidenced by Depositary Units. The Depositary Units were held by 583 holders of Depositary Units of record as of the Record Date. Ownership of Depositary Units evidences entitlement to participate in a percentage of the Partnership’s profits, losses and distributions in accordance with the percentage interest in the Partnership represented thereby. Depositary Units evidencing Units are registered under the Exchange Act, and we are subject to the reporting and proxy solicitation requirements of the Exchange Act and the rules and regulations thereunder. We file periodic reports containing financial and other information with the SEC (see “Incorporation by Reference” and “Where You Can Find More Information”). The Depositary Units currently outstanding are traded on the OTCQX. Units evidenced by Depositary Units are securities and are transferable except as restricted by federal or state securities laws. A record holder of a Depositary Unit has the right to assign the Depositary Units and the Units evidenced thereby to a subsequent purchaser or transferee.

Transferability

Ownership of Depositary Units is evidenced by registration in book-entry, or uncertificated, form or by the issuance of Depositary Receipts. Depositary Units evidenced in either manner are transferable. Although Depositary Units are transferable, a transferee will not be recognized as a substituted limited partner by the Partnership unless and until the transferee has delivered a properly executed transfer application to the Partnership. For further detail please see “Our Partnership Agreement—Transferability; Status as Limited Partners or Assignees.”

Distributions

Holders of Depositary Units are entitled to receive distributions if, as and when declared by of our Managing Partner out of any funds legally available for distribution and in accordance with the terms of the Partnership Agreement. Our current credit agreements restrict the payment of distributions to holders of Depositary Units other than distributions for taxes due on Partnership income. For more information, see “Our Partnership Agreement—Distributions.”

Liquidation and Dissolution

In the event of liquidation or dissolution of the Partnership, the holders of Depositary Units are entitled to receive in proportion and to the extent of their capital accounts all assets available for distribution to holders of Depositary Units after the payment of all debts and other liabilities in accordance with the terms of the Partnership Agreement. See “Our Partnership Agreement—Dissolution and Liquidation.”

No Preemptive or Conversion Rights

Holders of Depositary Units do not have preemptive rights to purchase additional Depositary Units and have no conversion or redemption rights under the Partnership Agreement.

Voting Rights

Depositary Unit holders, including persons who are limited partners and persons who are assignees (“Assignees”) of record on the applicable record date, are entitled to one vote per Depositary Unit on matters submitted to them for a vote. The right of Depositary Unit holders to vote on Partnership matters is limited to specific decisions as to which Depositary Unit holder approval is required by the Partnership Agreement. In addition, the voting rights of Depositary Unit holders may not be exercised unless the Partnership has received an opinion of independent counsel that exercise of such right and the action proposed to be taken with respect to a particular matter will not result in (i) the loss of limited liability of any Depositary Unit holder or (ii) the treatment of the Partnership as an association taxable as a corporation for federal income tax purposes. See “Our Partnership Agreement—Meetings; Voting.”

Management

Management of the Partnership is vested in the Managing Partner. Depositary Unit holders have no right to participate in the election of the Managing Partner’s directors. The Managing Partner may be removed only upon the affirmative vote of Depositary Unit holders owning at least 66 ⅔% of the Depositary Units then outstanding. See “Our Partnership Agreement—Withdrawal or Removal of Managing Partner.”

Transfer Agent and Registrar

The transfer agent and registrar for our Depositary Units is American Stock Transfer & Trust Company, LLC, 6201 Fifteenth Avenue, Brooklyn, New York, 11219, telephone: (800) 937-5449.

Rights

The following is a summary description of the Rights being distributed to our holders of Depositary Units in this Rights Offering. For additional information, please see “Prospectus Summary—The Rights Offering” and “The Rights Offering.”

One Right per One Depositary Unit. The Rights are being distributed at no charge, one Right for each whole Depositary Unit held on the Record Date. No Rights will be distributed for any fractional Depositary Unit held on the Record Date. There are no Rights outstanding as of the date of this prospectus.

One New Depositary Units per One Right. Each Right distributed in the Rights Offering entitles the holder thereof to purchase one Depositary Unit at the exercise price of $[●] per Depositary Unit. There will be no changes to or adjustments in the exercise price.

Over-Subscription Privilege. If a rights holder timely and fully exercises the basic subscription right with respect to all the Rights held and other rights holders do not exercise their Basic Subscription Right in full, a rights holder may also subscribe for an unlimited additional whole number of Depositary Units pursuant to the over-subscription privilege, subject to availability and allocation, provided that the aggregate number of Depositary Units issued will not exceed 11,100,000.

Transferability. The Rights are not transferable.

No Revocation of Exercise. All exercises of Rights are irrevocable.

Expiration. The Rights will expire at 5:00 p.m., Eastern Time, on [●], 2017, unless extended for additional periods ending no later than [●], 2017. The Partnership does not presently intend to extend the expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern Standard Time, on the next business day after the most recently announced expiration of the Rights Offering.

Our Partnership Agreement

The following is a summary of the material provisions of the Partnership Agreement and is qualified in its entirety by reference to the full text of the Partnership Agreement. The Amended and Restated Partnership Agreement, along with all subsequent amendments, was filed as Exhibit 3.2 to our Annual Report on Form 10-K filed on March 15, 2017. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

We summarize the provisions of the Partnership Agreement with regard to allocations of taxable income and taxable loss elsewhere in this prospectus. Please see “Material U.S. Federal Income Tax Consequences.”

Organization

The Partnership was organized in 1986 as a Delaware limited partnership. Royal Hawaiian Resources, Inc. has been the Managing Partner since inception of the Partnership. Mauna Loa Macadamia Nut Corporation served as a special general partner until December 1997, when it transferred to the Managing Partner its 0.01% general partner’s interest and withdrew as a general partner. As a result, the Managing Partner is the sole general partner of the Partnership, and holds a 1% general partner interest. The Depositary Unit holders, in the aggregate, hold a 99% interest in the Partnership. The Units owned by the Managing Partner are not represented by Depositary Units, not tradable and not entitled to subscription rights. However, the Managing Partner must maintain its 1% ownership and therefore will contribute additional capital in proportion to the amount received.

Purposes and Business of Partnership

The business and purposes of the Partnership are limited to the acquisition, ownership, management, operation, development, leasing and disposition of macadamia nut orchard properties and activities incidental thereto that a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) may carry on; the processing and marketing of macadamia nuts and activities incidental thereto; and the ownership of stock in any corporation or the entering into any partnership, joint venture or other similar arrangement, to engage in any of the foregoing.

Management

The Managing Partner is authorized, in general, to perform all acts necessary to carry out the purposes and to conduct the business of the Partnership. The Managing Partner’s authority includes the authority to cause the Partnership to issue additional Class A Units without Unit holder consent. See “—Sale of Additional Securities” below. Unit holders have no preemptive rights and may not, in their capacity as Unit holders, take part in the operation, management or control of the Partnership.

The authority of the Managing Partner is limited in certain respects. The Managing Partner is prohibited, without the approval of owners of more than 50% of the Class A Units (including a general partner to the extent it owns Units) (a “Majority Interest”) from, among other things, selling or otherwise disposing of all or substantially all of the Partnership’s assets; dissolving the Partnership or electing to continue the Partnership in certain instances; merging, consolidating or combining the business operations of the Partnership with those of any other entity; amending the Partnership Agreement (except for certain amendments described under “—Amendment of Partnership Agreement” below); issuing equity securities senior to the Units; electing a new general partner of the Partnership; and approving employee compensation plans providing for issuance of Units or other securities of the Partnership. The exercise of Unit holders’ voting rights and the amendment of the Partnership Agreement are each generally subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the limited partners, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the state statutes governing the rights, duties and liabilities of the Partnership and its partners.

Conflicts of Interest and Fiduciary Duties

Our Managing Partner has a legal duty to manage the Partnership in a manner beneficial to the Partnership and the Unit holders. The officers and directors of the Managing Partner have fiduciary duties to manage the Managing Partner in a manner beneficial to its owners. A general partner and any partner, officer, director or affiliate of a general partner or any person in which any of the foregoing has a material financial interest (“Related Persons”) is permitted to conduct business with the Partnership. As a result, conflicts of interest may arise in the future between us and our Unit holders, on the one hand, and our Managing Partner and its Related Persons, on the other hand.

Fiduciary duties owed to Unit holders by a general partner are prescribed by law and the Partnership Agreement. Our Partnership Agreement contains provisions that modify and limit the fiduciary duties of a general partner to our Unit holders and also restricts the remedies available to Unit holders for actions that might otherwise constitute breaches of a general partner’s fiduciary duty. By purchasing a Depositary Unit, you are automatically consenting to various actions contemplated by the Partnership Agreement and conflicts of interest that might otherwise be considered a breach of fiduciary or other duties under applicable state law.

The Audit Committee of the Managing Partner’s board of directors reviews the Managing Partner’s management of the Partnership and any conflicts of interest that may arise as a result of the relationship between the Managing Partner and any Related Person of the Managing Partner.

The Partnership Agreement provides for a complete defense to any claim of invalidity or for damages or other relief under any agreement or transaction between the Partnership and a general partner or Related Person based upon an alleged conflict of interest, and the agreement or transaction shall be deemed to be fair and reasonable and in the best interest of the Partnership if, after full disclosure of the material facts as to the agreement or transaction and the interest of the Managing Partner or Related Person, the agreement or transaction is authorized, approved or ratified by (i) a majority of a designated “Conflicts Committee” and a majority of its members who are not interested in the matter (other than by ownership of Units), (ii) a disinterested majority of the board of directors of the Managing Partner, or (iii) Unit holders holding over 50% of the Units other than those held by the Managing Partner or Related Persons. In addition, a general partner may assert a complete defense to any challenge to such an agreement or transaction based upon a conflict of interest if the agreement or transaction was fair and reasonable to the Partnership at the time it was authorized, approved or ratified by the Managing Partner. Approval may be prior to, at the time of or subsequent to the agreement or transaction. The failure of the Partnership to submit any agreement or transaction for approval pursuant to such procedures shall not create any presumption that the agreement or transaction was not fair and reasonable or in the best interest of the Partnership. There is currently no designated Conflicts Committee. Under the terms of the Partnership Agreement, the Conflicts Committee is to be composed of individuals who are not officers, directors, employees or shareholders of the Managing Partner or an affiliate of the Managing Partner.

The Managing Partner is accountable to the Partnership as a fiduciary. In all transactions for or with the Partnership, the Partnership Agreement requires the Managing Partner to act in good faith and in a manner which the Managing Partner believes to be in, or not opposed to, the best interests of the Partnership. Under the Partnership Agreement, the Managing Partner is liable to the Partnership and limited partners for gross negligence or willful and wanton misconduct, but neither the Managing Partner nor its directors or officers shall be liable to the Partnership, limited partners or Assignees for errors of judgment or for any acts or omissions that do not constitute gross negligence or willful or wanton misconduct.

Indemnification

The Partnership is required to indemnify each general partner and its directors, officers and employees from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of such person’s status as a general partner, or as a director, officer or employee of a general partner, or such person’s management of the affairs of the Partnership, or which relate to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a general partner at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe the person’s conduct was unlawful and (ii) such person’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Partnership will also pay expenses (including legal fees) incurred by an indemnified party in defending any proceeding in advance of final disposition of such proceeding, provided the indemnified party agrees to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership. To the extent that such indemnification provisions purport to include indemnification for liabilities under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions described above.

The indemnity provided in the Partnership Agreement is in addition to indemnification rights that a person may have under applicable law, contract or any other source.

Withdrawal or Removal of Managing Partner

The Managing Partner may withdraw as a general partner upon 90 days’ written notice. The Managing Partner may only be removed by the affirmative vote of limited partners owning at least 66 ⅔% of the Units then outstanding. Such removal is also subject to the selection of a successor and receipt of an opinion of counsel that such removal and the selection of a successor managing general partner would not result in the loss of the limited liability of any limited partner or cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

In the event of such withdrawal or removal, the successor general partner will have the option to acquire that portion of the departing general partner’s interest in the Partnership held as a general partner for a cash payment equal to the value of the departing general partner’s interest in the Partnership. If the option is not exercised, the general partner interest of the departing general partner will be converted into Units on the basis agreed by the Partnership and the departing general partner, and the successor to the departing general partner is required to contribute to the capital of the Partnership cash or property having a net agreed value such that its general partner capital account, after giving effect to such contribution, shall be equal to that percentage of the capital accounts of all partners and Assignees that is equal to its allocable share as managing general partner. The Partnership will also be obligated to pay all amounts then due, if any, to the departing general partner (including the management fee prorated to the date of removal or withdrawal) within 60 days after the date of departure. In addition, the successor to the departing general partner will be required to assume all obligations theretofore incurred by the departing general partner as a general partner, except for liabilities that the departing general partner has incurred as a result of its own negligence or misconduct.

The general partner will also cease to serve as a general partner upon its dissolution or termination, death or legal or legal incapacity (in the case of an individual), or 120 days after notice is given to the Unit holders of the general partner’s bankruptcy, insolvency, reorganization, or similar proceeding.

Compensation of the General Partner; Expenses

The Managing Partner is entitled to receive from the Partnership on or about February 15 of each year a management fee equal to 2% of the Partnership’s operating cash flow. The Managing Partner is also entitled to receive an annual incentive fee of 0.5% of the aggregate fair market value of the Units for the preceding calendar year, provided that net cash flow (as defined in the Partnership Agreement) for the preceding calendar year exceeds certain specified levels. In addition, the Managing Partner is entitled to receive reimbursement of all its direct costs and allocable indirect costs in managing the Partnership (including Hawaii general excise tax imposed on the Managing Partner with respect to the management fee). The management fee has been waived by the Managing Partner from 2005 when it became a wholly-owned subsidiary of the Partnership in 2005. The incentive fee has not been earned by the Managing Partner for at least 15 years. On June 30, 2016, the Partnership sold the shares of the Managing Partner and as part of the transaction, the Managing Partner agreed to waive both the management fee and the incentive fee for fiscal years 2016, 2017, and 2018. After 2018, the Managing Partner will be eligible to earn the management fee and the incentive fee.

Allocation of Profits and Losses

In general, the Unit holders have in the aggregate a 99% share, and the Managing Partner (or, if there are multiple general partners, all such partners in the aggregate) have a 1% share of the profits and losses of the Partnership. Each owner of a Unit participates in the profits and losses of the Partnership based on such owner’s allocable share. The Managing Partner is authorized, without the consent of the Unit holders, to cause the Partnership to issue additional Units or other securities to raise additional capital, to acquire additional properties, or for other Partnership purposes. If additional Units are issued, the percentage interest represented by the previously outstanding Units will be diluted to the extent of such additional issuance. Items of income, gains, losses, deductions and credits generally are allocated for U.S. federal income tax purposes among the Unit holders in the same manner as the underlying revenues and costs of the Partnership have been credited or charged to such Unit holders. Current distributions to Unit holders are made in accordance with their respective participations in profits and losses.

Upon the exercise of a noncompensatory option issued by the Partnership, the capital accounts of the Partners is required to be adjusted to reflect unrealized gains and losses attributable to the properties of the partnership, generally in a manner that would cause the capital account associated with each Unit to be the same as the capital account associated with each other unit. In addition, upon the exercise of a non-compensatory option or subscription right issued by the Partnership to acquire (in either case) a Class A Unit, the Partnership is required to allocate items of gross income and gain or gross loss and deduction to the exercising Partner, and/or with respect to the Units outstanding immediately prior to the exercise, if and to the extent necessary, as determined in the discretion of the General Partner, to cause the exercising Partner’s capital account balance to reflect the exercising Partner’s right to share in Partnership capital.

Distributions

The Managing Partner has the sole discretion to determine the amount and timing of distributions to be made to holders of Units out of funds legally available for distribution pursuant to the terms of the Partnership Agreement. All distributions are made 1% to the Managing Partner (or to all general partners in the aggregate) and 99% to Unit holders in proportion to the number of Units held. The Partnership Agreement does not compel the Managing Partner to authorize distributions sufficient to satisfy tax liabilities of Unit holders from Partnership income, in whole or in part. As a result, ownership of Units could cause Unit holders to incur tax liabilities that exceed distributions received from the Partnership.

The Managing Partner has the sole discretion to distribute to partners and Assignees of Units Partnership property other than cash, a combination of cash and property, and additional Units or securities of the Partnership that have been authorized and issued in accordance with the Partnership Agreement. Any such distribution shall be made in accordance with the partners’ and Assignees’ allocable shares, based on the amount of cash (if any) plus the fair market value of the property distributed to them in such distribution.

Sale of Additional Securities

In order to acquire additional properties or for any other Partnership purpose, the Managing Partner is authorized to cause to be issued additional Units from time to time and is also authorized to issue, purchase, redeem or otherwise conduct transactions in options, appreciation rights, bonds, debentures and other securities of the Partnership. In general, the Managing Partner has sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or other securities of the Partnership. However, the Managing Partner (i) cannot issue additional Units to the Managing Partner or any of its affiliates for consideration with a value less than the Unit Price of the Units (i.e., their trading price or fair market value) without the approval of a Majority Interest, except as provided under certain limited situations; (ii) shall not issue equity securities that are senior to the Units with respect to distributions, allocations of profit and loss, liquidations or voting rights or that are convertible into or exchangeable for, or have optional rights to purchase, any securities having any such seniority without the approval of a Majority Interest; and (iii) is not permitted to issue Units in connection with a merger or consolidation or employee plans unless the merger, consolidation or plan has been approved by a Majority Interest (and if such approval is given, the limitations set forth in clauses (i) and (ii) above are inapplicable).

The Managing Partner is required to do all things necessary to comply with the Delaware Act, the Code or any other applicable law, statute, rule, regulation or guideline of any federal, state or governmental agency or any stock exchange on which the Units or other securities of the Partnership are listed for trading, and is authorized and directed to do all things it deems necessary or advisable in connection with any such future issuance.

Additional Capital Contributions by General Partners

The Partnership Agreement requires that whenever additional capital contributions are made to the Partnership, the general partners contribute sufficient additional capital so that the aggregate general partner contributions will continue to equal 1% of total capital contributions. Accordingly, assuming gross proceeds from this Rights Offering of $[●], the Managing Partner would be required to make an additional contribution to the Partnership of $[●].

Transferability; Status as Limited Partners or Assignees

The existing Units are fully paid and Unit holders who are limited partners (or Assignees) will not be required to make additional contributions to the Partnership.

Ownership of Units may be evidenced by certificates, which are not transferable except by operation of law. The only Units evidenced in this manner are the Units owned by the Managing Partner. All newly issued Depositary Units will be issued in book-entry, or uncertificated, form. Some of the Partnership’s currently outstanding Depositary Units are represented by Depositary Receipts. Depositary Units evidenced in either manner are transferable.

Although Depositary Units are transferable, no transferee of Depositary Units will be recognized by the Partnership as a substituted limited partner unless and until the transferee has delivered a properly executed transfer application to the Partnership (the form of which is set forth on the reverse side of the Depositary Receipts or can be requested from the Partnership). By executing a transfer application and accepting a Depositary Unit, transferees automatically request admission as substituted limited partners in the Partnership, agree among other things to be bound by the terms and conditions of the Partnership Agreement and appoint the Managing Partner as their attorney-in-fact. The record holder of a Depositary Unit, pending admission as a substituted limited partner in the Partnership, has the rights of an Assignee. An Assignee is entitled to an interest in the Partnership equivalent to that of a limited partner with respect to the right to share in distributions from the Partnership, including liquidating distributions, and the right to vote directly on Partnership matters, but otherwise is subject to the limitations under the Delaware Act on the rights of an assignee who has not become a substituted limited partner. A transferee will become a substituted limited partner only if the Managing Partner of the Partnership consents thereto. Unless the transferee is notified to the contrary, the Managing Partner will be deemed to have given its consent to the admission of a transferee as a substituted limited partner, and such admission shall be effective at and from the close of business on the last business day of the month in which a transferee’s properly completed and executed transfer application was received. Transferees who are not admitted as substituted limited partners are will remain Assignees. Transferees who do not execute a transfer application are not required to be recognized by the Partnership; however, the Partnership currently recognizes all record holders of Depositary Units, as evidenced by the records of its registrar, American Stock Transfer & Trust Company, LLC, as Assignees.

Amendment of Partnership Agreement

Amendments to the Partnership Agreement can generally be approved by the Managing Partner and by at least a Majority Interest, subject to obtaining the opinion of counsel described under “—Management” above. The Managing Partner and 95% of all Unit holders must consent to any amendment that, in the opinion of counsel to the Partnership, would result in the loss of limited liability to any Unit holder who does not consent thereto or would cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Except with the approval of 95% of all Unit holders, no amendment may in certain instances reduce the percentage of votes required of Unit holders or change the form of the Partnership to a general partnership. For purposes of the 95% vote requirements, Unit holders are only those for whom the Partnership has valid addresses.

The consent of the Managing Partner (and any other general partner) would be required if the effect of any amendment would be to change the percentage interest of such partner or to increase the duties and liabilities of such partner in the Partnership.

The Managing Partner may amend the Partnership Agreement without the consent of the Unit holders as follows: (i) if the amendment is to change the name of the Partnership; (ii) if the amendment is to elect to be bound by any successor limited partnership statute, and, if in the Managing Partner’s opinion, the amendment does not have a material adverse effect upon the limited partners and Assignees (other than those who consent to the amendment); (iii) if the amendment would conform the Partnership Agreement to changes in the Delaware Act or interpretations thereof which, in the sole discretion of the Managing Partner, it believes appropriate or desirable, provided that in its opinion the amendment does not have a materially adverse effect upon the Unit holders or the Partnership; (iv) subject to the approval of each general partner, if the amendment would change the allocation among the general partners of any amounts allocated to any of them; (v) if the amendment is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or a general partner or the directors or officers of a general partner from being in any manner subject to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or plan asset regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided the amendment does not have a materially adverse effect on the Unit holders or the Partnership; (vi) if the amendment would reflect the exercise of any power granted to the Managing Partner under the Partnership Agreement; (vii) if the amendment would make any change that, in the sole discretion of the Managing Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the sole discretion of the Managing Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; (viii) if the amendment would make any change that is necessary or advisable, in the sole discretion of the Managing Partner, to satisfy any legal requirements, conditions or guidelines in order to implement certain provisions relating to tax allocations or that is necessary or desirable to facilitate the trading of the Depositary Units evidencing Units; (ix) if the amendment corrects a clerical or technical error or omission; (x) subject to the right of Unit holders to approve the issuance of securities senior to the Units, if the amendment reflects the respective allocations, distributions, voting, liquidation and other rights, privileges, and preferences with respect to new securities issued by the Partnership; (xi) or if the amendment is similar to those listed above and does not have a material adverse effect on the Unit holders. Adoption of any of these amendments by the Managing Partner is subject to receipt of an opinion of counsel for the Partnership that the action would not result in the loss of the limited liability of the Unit holders, would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes and is permitted under the Delaware Act.

Meetings; Voting

Each Unit holder, including each limited partner and each Assignee of record on the applicable record date, is entitled to one vote for each of such person’s Units. Any action that is required or permitted to be taken by the Unit holders may be taken either at a meeting of the Unit holders or without a meeting if consents in writing setting forth the action so taken are signed by Unit holders owning not less than the minimum percentage interests that would be necessary to authorize or take such action at a meeting of the Unit holders. The Partnership does not conduct annual meetings of Unit holders. Meetings of limited partners may be called by a general partner or by limited partners owning at least 10% of the outstanding Units. Unit holders may vote either in person or by proxy at meetings. Units evidenced by Depositary Units held in nominee or street name accounts will be voted by the broker (or other nominee) pursuant to the instruction of the beneficial owners thereof. A Majority Interest represented in person or by proxy will constitute a quorum at a meeting of Unit holders. Except for the special amendments referred to under “—Amendment of Partnership Agreement” above and except as otherwise required by law, substantially all matters submitted to Unit holders require approval of a Majority Interest by written consent or affirmative vote, in person or by proxy. For matters on which Unit holders may vote, see “—Management” and “—Amendment of Partnership Agreement” above.

Limited Liability

Assuming that a limited partner is not a general partner and does not take part in control of the business of the Partnership, within the meaning of the Delaware Act, and that he otherwise acts in conformity with the provisions of the Partnership Agreement, the limited partner’s liability under the Delaware Act will be limited, subject to certain possible exceptions, generally to the amount of any unperformed agreement to make contributions to the Partnership in respect of limited partner’s Units, plus the limited partner’s share of any undistributed profits and assets of the Partnership. The Delaware Act specifies an extensive list of actions that do not constitute participation in control, including being a contractor, agent or employee of the Partnership or a general partner, being an officer, director or stockholder of a corporate general partner, consulting with or advising a general partner with respect to the business of the Partnership and voting on matters as to which voting rights are conferred. Even if a limited partner does participate in the control of the business, such limited partner will be liable only to persons who transact business with the Partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner of the Partnership. The Delaware Act precludes limited partnerships from making distributions if after giving effect thereto the liabilities of the partnership (other than liabilities to partners on account of their partnership interests and liabilities for which creditors’ recourse is limited to specific property) would exceed the fair value of the partnership’s assets (except that the fair value of the property subject to limited recourse liability may be included in the partnership’s assets only to the extent such property’s value exceeds that liability). A limited partner who receives a distribution knowing that it violates such restrictions is liable to the partnership for the amount of that distribution.

Power of Attorney

Each person who becomes a limited partner (including a person who becomes a limited partner in connection with a merger) grants an irrevocable power of attorney to the Managing Partner and its authorized officers to sign on such person’s behalf any certificates of limited partnership, the Partnership Agreement, the Depositary Agreement and other documents and instruments, including amendments to any of the foregoing, to form, reform or qualify the Partnership or to comply with any requirements relating to the business or proposed business of the Partnership.

Dissolution and Liquidation

The Partnership will continue until December 31, 2086, or until terminated pursuant to the Partnership Agreement or by operation of law. The Partnership will be dissolved upon the happening of any one of the following events: (a) a general partner ceases to be a general partner (other than by removal) unless (i) at the time there is at least one other general partner or (ii) a Majority Interest agree in writing or by affirmative vote to continue the business of the Partnership and to admit one or more general partners effective as of the date that the general partner ceases to be a general partner; (b) the bankruptcy or insolvency of the Partnership; (c) the sale of all or substantially all of the assets of the Partnership and distribution of any proceeds therefrom; (d) the election of the Managing Partner to dissolve the Partnership together with the affirmative vote of a Majority Interest to dissolve; or (e) any other event that causes the Partnership to be dissolved under the Delaware Act. No voluntary action may be taken to dissolve or liquidate the Partnership, however, unless such action is first proposed by the Managing Partner.

If the business of the Partnership is not to be continued by a successor general partner, then the remaining general partners or, in the event of all general partners’ bankruptcy or removal, such person as a court or a Majority Interest may designate shall have authority to complete the winding up and liquidation of the Partnership. In connection with the winding up of the Partnership, the assets will be liquidated and the proceeds distributed first to creditors (including limited and general partners to the extent they are creditors) of the Partnership (whether by payment or the making of reasonable provision for the payment thereof), and then to partners and Assignees in proportion to, and to the extent of their respective capital accounts. If the liquidator determines that an immediate sale of part or all of the Partnership assets would be impractical or would cause undue loss to the partners, the liquidator may, in its absolute discretion, distribute to some or all partners, in lieu of cash, as tenants in common, undivided interests in such assets as the liquidator deems unsuitable for liquidation. The liquidator may defer liquidation or distribution of assets to the partners in kind if it determines that a sale or distribution would be impractical or would cause undue loss to the partners.

Upon the exercise of a noncompensatory option or subscription right issued by the Partnership to acquire a Class A Units, the exercising Partner has distribution rights, including upon dissolution and liquidation of the Partnership, that are identical to the distribution rights associated with each other Class A Unit.

Material U.S. Federal Income Tax Consequences

This section describes the material U.S. federal income tax consequences of the issuance of subscription rights, the exercise of subscription rights, and the ownership of Depositary Units to our holders of Depositary Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Nemirow Law LLP, tax counsel to the Partnership (“Tax Counsel”), insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing final and proposed Treasury regulations promulgated under the Code (the “Regulations”), administrative rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

The following discussion is limited to holders of Depositary Units who are individual citizens or residents of the United States and who are treated as partners of the Partnership for U.S. federal income tax purposes. This discussion does not apply to holders of Depositary Units that are corporations, estates, trusts, nonresident aliens, and other holders of Depositary Units subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, employee benefit plans, IRAs, real estate investment trusts, mutual funds, dealers in securities or currencies, traders in securities that elect to mark-to-market, holders of Depositary Units who acquired Depositary Units from us in exchange for property other than cash (and those who acquired their Depositary Units from such Depositary Unit holders other than by purchase through a national securities exchange), persons who hold our Depositary Units as part of a hedge, straddle or conversion transaction, or persons not treated as partners of the Partnership for U.S. federal income tax purposes. Also, the discussion applies only to holders of Depositary Units that hold Depositary Units as capital assets (within the meaning of Section 1221 of the Code) at the time of this issuance of subscription rights. The discussion also does not address the tax consequences arising under the U.S. federal estate, gift or generation-skipping tax laws or, except as specifically described, under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes, the tax treatment of each of your partners generally will depend upon the status of the partner and upon the activities of the partnership. If you are such an entity or arrangement, you are encouraged to consult your own tax advisor regarding the tax consequences of the issuance of subscription rights, exercise of subscription rights and the ownership of Depositary Units.

No ruling has been or will be requested from the IRS regarding any matter affecting us or holders of Depositary Unit relating to the issuance of subscription rights. Instead, we will rely on opinions of Tax Counsel. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the Depositary Units and the prices at which the Depositary Units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to holders of Depositary Units and our Managing Partner, and thus will be borne indirectly by holders of Depositary Units and our Managing Partner. Furthermore, the tax treatment of us and the tax consequences of the ownership of Depositary Units could be significantly modified by an IRS contest. Any modifications may or may not have retroactive effect.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Tax Counsel. For the reasons described below, Tax Counsel has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (1) whether the issuance of the subscription rights to a holder of Depositary Unit will result in taxable gain to the extent that the fair market value of the subscription rights exceeds the holder’s adjusted basis in holder’s Depositary Units on the theory that the subscription rights are marketable securities for purposes of Section 731(c) of the Code (please read “—Rights of Offering—Exercise of Subscription Rights”); (2) the extent of taxable income allocations (if any) that holders of Depositary Units will receive as a result of exercising subscription rights (please read “—Rights of Offering—Exercise of Subscription Rights”); (3) the extent to which expenses of the Partnership may constitute miscellaneous itemized deductions that are deductible by an individual holder of Depositary Units only to the extent that they exceed 2% of the holder’s adjusted gross income (please read “—Limitations on Deductibility of Expenses and Losses”); (4) the status as partners of the Partnership of assignees of Depositary Units who are entitled to execute and deliver transfer applications but who fail to execute and deliver transfer applications (please read “—Limited Partner Status”); (5) the treatment of holders of Depositary Units whose Depositary Units are loaned to a short seller to cover a short sale of Depositary Units (please read “—Tax Consequences of Depositary Unit Ownership—Treatment of Short Sales”); (6) whether our method of making adjustments pursuant to Sections 704(c) and 743 of the Code will be respected by the IRS (please read “—Tax Consequences of Depositary Unit Ownership—Section 754 Election”); (7) the availability or extent of the Section 199 deduction to the holders of Depositary Units (please read “—Tax Treatment of Operations—Deduction for U.S. Production Activities”); and (8) whether our monthly convention for allocating taxable income and losses is permitted by the Regulations (please read “—Disposition of Depositary Units—Allocations Between Transferors and Transferees”). Other than as set forth in this discussion, no opinions are being given with respect to any other tax matters arising from this issuance of subscription rights. Moreover, the discussion herein assumes that the issuance of subscription rights and issuance of Depositary Units pursuant to the exercise of subscription rights is consummated in the manner described in this prospectus.

Partnership Status

The U.S. federal income tax consequences to the recipients of subscription rights and holders of Depositary Units as discussed below are contingent on the Partnership being taxed as a partnership for U.S. federal income tax purposes. In general, an entity taxed as a partnership is not subject to U.S. federal income tax at the entity level. Rather, each partner is required to take into account in computing the partner’s U.S. federal income tax liability such partner’s allocable share of income, gains, losses, deductions and credits of the Partnership, regardless of whether distributions are made. Distributions by a partnership to a partner are generally not taxable unless the distribution is in excess of the partner’s adjusted tax basis in the partner’s partnership interest. The Partnership has represented to Tax Counsel that it has always classified itself as a partnership for U.S. federal income tax purposes and that that classification has not been challenged by the IRS.

Check-the-Box Regulations

Under the “check-the-box” Regulations under Section 7701 of the Code, an entity that is a partnership for state law purposes may elect to be classified as either a partnership or a corporation for U.S. federal income tax purposes, provided the entity is not a per se corporation under the Regulations. However, if a partnership is treated as a corporation under the publicly traded partnership rules of Section 7704 of the Code, discussed below, it would be a per se corporation and would not be eligible to elect partnership classification.

Publicly Traded Partnerships

Section 7704(a) of the Code provides generally that publicly traded partnerships (other than such partnerships that receive at least 90% of their income from certain types of activities) are to be taxed as corporations. For tax years beginning after December 31, 1987, but prior to January 1, 1998, a grandfather rule allowed a partnership that was publicly traded on December 17, 1987, to continue its partnership classification so long as it did not add a substantial new line of business. For tax years beginning after December 31, 1987, but before January 1, 1998, the Partnership relied on this grandfather rule in retaining its partnership tax status. For tax years beginning after December 31, 1997, Section 7704(g) of the Code, provides an exception from corporate classification for partnerships previously qualifying under the prior grandfather rule that elect to be an Electing 1987 Partnership and consent to the imposition of a non-deductible 3.5% tax on the partnership’s gross income. A partnership’s election under Section 7704(g) of the Code to be an Electing 1987 Partnership will cease to be in effect and the partnership will be subject to Section 7704(a) of the Code as of the first day after December 31, 1997, on which the partnership adds a substantial new line of business. The grandfather rule for prior years contained a similar limitation with respect to a publicly traded partnership’s addition of a substantial new line of business.

The Partnership has made the following representations to Tax Counsel:

1.

In accordance with IRS Notice 98-3, 1998-1 C.B. 333, the Partnership timely filed with the IRS an election to be an “Electing 1987 Partnership” under Section 7704(g) of the Code for its first taxable year beginning after December 31, 1997. The IRS has never challenged that election and that election has never been revoked by the Partnership.

2.

The Partnership has not added a substantial new line of business, within the meaning of Section 10211(c) of the Revenue Act of 1987, Section 7704(g) of the Code, or Section 1.7704-2 of the Regulations at any time after December 17, 1987, and neither the Partnership nor any lower-tier partnership in which the Partnership, directly or indirectly through one or more other partnerships, holds an interest has added any such substantial new line of business during any taxable year.

3.

Neither the Partnership, any Managing Partner nor, to the best knowledge of the Managing Partner, any holder of Depositary Units was notified in writing that the classification of the Partnership was under examination, and there was no change in the Partnership’s classification as a partnership within the 60 months prior to January 1, 1997.

4.	The Partnership has never elected to be taxed as a corporation.

5.

From and after January 1, 1998, there has been no termination of the Partnership under Section 708(b)(1)(B) of the Code due to the sale or exchange of 50% or more of the total interests in partnership capital and profits within a 12 month period.

We believe that these representations have been true in the past and expect that these representations will be true in the future. Based on the foregoing representations, Tax Counsel’s interpretation of Section 7704 of the Code, and the legislative history of Section 7704 and the Regulations under Section 7701 of the Code, the Partnership will for U.S. federal income tax purposes be treated as a partnership so long as (a) the Partnership’s election to be an Electing 1987 Partnership is not revoked, (b) there is not the addition of a “substantial new line of business with respect to the Partnership” within the meaning of Section 7704(g)(2) of the Code, and (c) the Partnership does not elect to be taxed as a corporation under the check-the-box regulations.

As discussed above, if a substantial new line of business has been or is added by the Partnership, the Partnership would be classified as a corporation as of the date of such addition. The Partnership’s status as an Electing 1987 Partnership would also cease if the Partnership’s election is revoked. There is no specific IRS guidance that addresses the effect of the issuance of rights or partnership units on a partnership’s continued status as an Electing 1987 Partnership. However, under Section 1.7704-2(g)(2)(ii) of the Regulations, which predates the 1997 enactment of Section 7704(g) of the Code, the issuance of additional partnership units does not in itself terminate the status of a partnership as an “existing partnership” for purposes of the prior grandfathering rules for publicly traded partnerships.

In January 2013, the Partnership received a private letter ruling from the IRS (the “Private Letter Ruling”) that concluded that the Partnership’s proposed activities of drying, cracking, and shelling its macadamia nut production, and the proposed sale of bulk kernels to non-retail buyers in packages of at least 25 pounds, will not constitute a new line of business within the meaning of Section 7704(g)(2) of the Code. The Private Letter Ruling is based upon representations as to matters of fact provided by the Partnership to the IRS.

Tax Counsel is of the view that the issuance of subscription rights and Depositary Units pursuant to such subscription rights will not be treated as a revocation of the Partnership’s election and consent for purposes of Section 7704(g) of the Code or disqualify the Partnership from qualifying as an Electing 1987 Partnership. However, it cannot be assured that the Partnership will be able to retain its partnership tax status in the future, even if operated in accordance with the Partnership Agreement. Moreover, there can be no assurance that future law changes will not adversely affect the tax classification of the Partnership.

Consequences of Loss of Partnership Status

If at any time the Partnership ceases to qualify as an Electing 1987 Partnership and does not qualify for another exception to the publicly traded partnership rules, the Partnership would be treated as contributing all of its assets (subject to all of its liabilities) to a newly formed corporation in exchange for all of such corporation’s stock and as distributing such stock to Depositary Unit holders in complete liquidation of their respective interests in the Partnership. This deemed contribution and liquidation would be tax-free to holders of Depositary Units and the Partnership, so long as the Partnership, at such time, did not have liabilities in excess of the basis of its assets and the deemed distribution is not considered to be a distribution of marketable securities, or the value of any marketable securities and money deemed to be transferred by the Partnership in the deemed contribution is less than 20% of the total assets deemed exchanged. Thereafter, the Partnership would be taxed as a corporation. If the Partnership is treated as a corporation under the publicly traded partnership rules or for any other reason, it will be treated as a separate taxpayer, and its income, gains, losses, deductions and credits would be reported on its own U.S. federal tax return instead of being passed through to Depositary Unit holders. The Partnership’s net income would be subject to U.S. federal income tax, under current law at rates up to 35% but would not be subject to the non-deductible 3.5% tax on gross income of an Electing 1987 Partnership. Losses realized by the Partnership would not flow through to holders of Depositary Units. Distributions made to holders of Depositary Units generally would be treated as a taxable dividend of current and accumulated earnings or profits or, in the absence of earnings and profits, as a nontaxable return of capital (to the extent of the holder’s tax basis in the Depositary Units) or as taxable capital gain (after the holder’s basis in such holder’s Depositary Units is reduced to zero). Accordingly, taxation as a corporation would likely result in a material reduction in the cash flow and after-tax return of holders of Depositary Units and thus would likely result in a substantial reduction of the value of the Depositary Units.

Rights Offering

Receipt of Subscription Rights

Under Section 731(a) of the Code, a nonliquidating distribution of property by a partnership to a partner generally does not result in the recognition of gain or loss by the partner, except that gain is recognized to the extent that the amount of money and the fair market value of marketable securities distributed exceeds the adjusted basis of the partner’s interest in the partnership immediately before the distribution. The subscription rights constitute “property,” but it is unclear whether they will be treated as “marketable securities” under Section 731(c)(2) of the Code. The subscription rights will not be actively traded but could be considered to be marketable securities under clause (ii) or (iii) of Section 731(c)(2)(B) of the Code. If the subscription rights are considered marketable securities, and if the fair market value of the subscription rights received exceeds your basis in the Depositary Units that you own, the excess would be taxable as capital gain, and you would receive a tax basis in the subscription rights in an amount equal to their fair market value. If the subscription rights are not considered to be “marketable securities” under Section 731(c)(2) of the Code, your receipt of subscription rights in the Rights Offering will not be a taxable event for U.S. federal income tax purposes. As there is no direct legal authority that specifically addresses the distribution of rights by a publicly traded partnership, Tax Counsel renders no opinion as to whether the subscription rights are “marketable securities” under Section 731(c) of the Code.

A holder’s basis in the subscription rights will be equal to the amount of gain (if any) recognized by the holder under Section 731(c) of the Code. Subscription rights will not be treated as partnership interests for federal income tax purposes.

Exercise of Subscription Rights

The Partnership anticipates that your exercise of the subscription rights would not in itself result in the recognition of gain or loss (although taxable gross income may be allocated to Depositary Unit holders who exercise their subscription rights, as discussed below). This conclusion is consistent with the Regulations issued in 2013 under Sections 704, 721 and 761 of the Code relating to the tax treatment of noncompensatory options and convertible instruments issued by partnerships (the “Noncompensatory Option Regulations”). The subscription rights should be noncompensatory options for purposes of the Noncompensatory Option Regulations, although that conclusion is not without doubt. Consequently, there is no assurance that the exercise of subscription rights will be tax-free to holders of Depositary Units.

Because the Partnership does not have any nonrecourse debt, the tax basis of the Depositary Units you receive (or the addition to tax basis that you receive if you own other Depositary Units at that time) upon exercise of the subscription rights generally will equal the subscription price for the Depositary Units received upon exercise plus your basis (if any) in the subscription rights. The holding period of the Depositary Units you receive upon such exercise will begin on the date the subscription rights are exercised.

Immediately after the exercise of the subscription rights, the capital accounts of all Depositary Unit holders (including the capital accounts of the holders who have exercised their subscription rights) will be adjusted to take into account the fair market value of our assets at such time. Because we cannot match transferors and transferees of Depositary Units, we must maintain uniformity of the economic and tax characteristics of our Depositary Units to a purchaser of our Depositary Units, and such adjustments to the capital accounts are intended to satisfy such requirement of uniformity. The requirement that we maintain uniformity of Units may result in allocations of taxable gross income or loss to certain holders of Depositary Receipts. In particular, holders of Depositary Receipts who have exercised subscription rights will be allocated taxable gross income, or holders of Depositary Units outstanding prior to the issuance of the subscription rights will be allocated taxable loss, in an amount (if any) that will be sufficient to cause the exercising Partner’s capital account balance to reflect the exercising Partner’s right to share in Partnership capital. The net effect of any such allocations cannot be predicted because it depends upon, among other things, the percentage of subscription rights that are exercised. In general, the gross income allocation (if any) to a holder of Depositary Units who exercises subscription rights would tend to be offset to the extent that more subscription rights are exercised. Because the determination of the capital accounts of the holders of Depositary Receipts following the exercise of subscription rights depends upon facts that will occur after the issuance of the subscription rights, Tax Counsel is not rendering an opinion as to whether, and to what extent, such allocations of income or loss will be imposed as a result of the exercise of subscription rights.

Treatment of Non-Exercising Subscription Rights Holders

Although there is no direct and controlling legal authority addressing the tax consequences of the lapse or expiration of a subscription right, no gain or loss should be recognized upon the lapse or expiration of subscription rights issued to you because the subscription rights should have a zero basis to you pursuant to Section 732(a)(1) of the Code, assuming that receipt of the subscription rights is not taxable, which is not free from doubt (please read “—Receipt of Subscription Rights”). However, if the receipt of subscription rights were taxable, you would recognize a capital loss upon the expiration or termination of the subscription rights in an amount equal to their adjusted tax basis. Such capital loss will be a short-term capital loss. If you do not exercise your subscription rights and others exercise their subscription rights, you will suffer a decrease in your percentage interest in the Partnership and, in turn, your share of the Partnership’s income, gain, loss and deduction.

Limited Partner Status

Holders of Depositary Units who have become limited partners of the Partnership will be treated as partners of the Partnership for U.S. federal income tax purposes. Also, assignees who have executed and delivered transfer applications (and are awaiting admission as limited partners) and Depositary Unit holders whose Depositary Units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their Depositary Units should be treated as partners of the Partnership for U.S. federal income tax purposes, although there is an absence of guidance directly on point. Because there is no direct or indirect controlling authority addressing the U.S. federal tax treatment of assignees of Depositary Units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights but who fail to execute and deliver transfer applications, Tax Counsel’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of Depositary Units who does not execute and deliver a transfer application may not receive some U.S. federal income tax information or reports furnished to record holders of Depositary Units unless the Depositary Units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those Depositary Units.

The tax status of a beneficial owner of Depositary Units whose Depositary Units have been transferred to a short seller to complete a short sale is uncertain, but such a beneficial owner would appear to lose status as a partner with respect to those Depositary Units for U.S. federal income tax purposes. Please read “—Tax Consequences of Depositary Unit Ownership—Treatment of Short Sales.”

Income, gain, deductions or losses of the Partnership would not appear to be reportable by a holder of Depositary Units who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a holder of Depositary Units who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding our Depositary Units.

Tax Consequences of Depositary Unit Ownership

Flow-Through of Taxable Income

Other than the non-deductible 3.5% tax on gross income of an Electing 1987 Partnership, we do not pay any U.S. federal income tax. Instead, each holder of Depositary Units will be required to report on the holder’s income tax return the holder’s share of our income, gains, losses and deductions without regard to whether we make distributions to the holder. Consequently, we may allocate income to a holder of Depositary Units even if the holder has not received a distribution. Each holder of Depositary Units will be required to include in income such holder’s allocable share of our income, gains, losses and deductions for our taxable year ending with or within the holder’s taxable year. Our taxable year ends on December 31.

Treatment of Cash Distributions

Under Section 731(a) of the Code, cash distributions by us to a holder of Depositary Units generally will not be taxable to such holder of Depositary Units for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds such holder’s tax basis in the Depositary Units immediately before the distribution. Cash distributions in excess of the tax basis of the Depositary Units generally will be considered to be gain from the sale or exchange of the Depositary Units, taxable in accordance with the rules described under “—Disposition of Depositary Units” below. To the extent our distributions cause the “at-risk” amount of a holder of Depositary Units to be less than zero at the end of any taxable year, such holder must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Expenses and Losses.”

Basis of Depositary Units

Under Sections 742 and 705 of the Code, the initial tax basis for a Depositary Unit received upon exercise of the subscription rights will be the subscription price for such Depositary Unit. That basis will be increased by the holder’s share of our income and gain and by any increases in the holder’s share of our liabilities. That basis will be decreased, but not below zero, by distributions from us, by the holder’s share of our losses and deductions, by any decreases in the holder’s share of our liabilities and by the holder’s share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A holder of Depositary Units will have no share of our debt that is recourse to our general partner but will have a share, generally based on the holder’s share of profits, of our nonrecourse liabilities, if any. Please read “—Disposition of Depositary Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Expenses and Losses

The deduction by a holder of Depositary Units of the holder’s share of our losses will be limited to the tax basis in such holder’s Depositary Units and, in the case of an individual holder of Depositary Units, to the amount for which the holder of Depositary Units is considered to be “at-risk” with respect to our activities, if that is less than the holder’s tax basis. A holder of Depositary Units subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the holder’s at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a holder of Depositary Units or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that the holder’s at-risk amount is subsequently increased, provided such losses do not exceed such holder’s tax basis in the Depositary Units. Upon the taxable disposition of a Depositary Unit, any gain recognized by a holder of Depositary Units can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

In general, a holder of Depositary Units will be at risk to the extent of the tax basis of the Depositary Units, excluding any portion of that basis attributable to the holder’s share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money the holder borrows to acquire or hold the Depositary Units, if the lender of those borrowed funds owns an interest in us, is related to the holder of Depositary Units or can look only to the Depositary Units for repayment. A holder’s at-risk amount will increase or decrease as the tax basis of the holder’s Depositary Units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the holder’s share of our nonrecourse liabilities.

Certain expenses of the Partnership, including some portion of management fees payable to the Managing Partner, may be characterized as miscellaneous itemized deductions. A Depositary Unit holder who is an individual may deduct its allocable share of miscellaneous itemized expenses only to the extent that they exceed 2% of the holder’s adjusted gross income. Because of the inherently factual nature of the determination, Tax Counsel is unable to provide an opinion concerning the extent to which Partnership expenses may be classified as miscellaneous itemized deductions.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals can deduct losses from passive activities, which are generally trade or business activities in which the individual does not materially participate, only to the extent of the individual’s income from passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments (including our investments or a holder’s investments in other publicly traded partnerships), or a holder’s salary or active business income. Passive losses that are not deductible because they exceed a holder’s share of the passive income we generate may be deducted by the holder of Depositary Units in full when the holder disposes of the holder’s entire investment in us in a fully taxable transaction with an unrelated party. Any dividend income that we recognize from our wholly owned corporate subsidiary will not be passive income, and your share of any such dividend income cannot be offset by passive losses from the Partnership or from any other source. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk and basis limitations.

A Depositary Unit holder’s share of the Partnership’s net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Limitations on Interest Deductions

The deductibility of an individual taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes

●	interest on indebtedness properly allocable to property held for investment,

●	our interest expense attributable to portfolio income, and

●	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of investment interest expense of a holder of Depositary Units will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Depositary Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include net long-term gains attributable to the disposition of property held for investment or qualified dividend income (otherwise taxable at the same maximum marginal income tax rate as long-term capital gain). A taxpayer may elect to include all or a portion of net capital gains from property held for investment and/or qualified dividend income in “net investment income,” but such elections may result in inefficient use of interest expense. Any deductions disallowed under the investment interest limitation will carry forward to future years (subject to the same limitation).

Entity-Level Collections

The Managing Partner is authorized to withhold appropriate amounts from distributions to the holders of Depositary Units as determined in the discretion of the Managing Partner as may be necessary to satisfy the Partnership’s withholding obligations under U.S. federal and state law. Amounts withheld are treated as having been distributed to and paid on behalf of the holder of Depositary Units with respect to whom the withholding was made.

Allocation of Income, Gain, Loss and Deduction

In general, the Depositary Unit holders have in the aggregate a 99% share and the Managing Partner has a 1% share in the profits and losses of the Partnership. Each holder of a Depositary Unit participates in the Depositary Unit holders’ share of profits and losses (and individual items of income, gain, loss and deduction) of the Partnership based on the holder’s percentage ownership.

Pursuant to Section 704(c) of the Code, specified items of our income, gain, loss and deduction are required to be allocated to account for the difference between the then-tax basis and fair market value of property (the “Contributed Property”) that was contributed to us in exchange for Depositary Units. In addition, the issuance of Depositary Units pursuant to the Rights Offering will result in “reverse Section 704(c) allocations,” similar to the Section 704(c) allocations with respect to Contributed Property, being made to the Managing Partner and our Depositary Unit holders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance of the Depositary Units. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate negative capital account balances as quickly as possible.

An allocation of items of our income, gain, loss or deduction (other than an allocation required by Section 704(c) of the Code to eliminate the difference between a partner’s “book” and “tax” capital accounts, referred to in this discussion as the “Book–Tax Disparity”) will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of the partner’s interest in us, which will be determined by taking into account all the facts and circumstances, including

●	the partner’s relative contributions to us,

●	the interests of all the partners in profits and losses,

●	the interest of all the partners in cash flow, and

●	the rights of all the partners to distributions of capital upon liquidation.

Determining and tracking the Section 704(c) and reverse Section 704(c) allocations to particular Depositary Units is complex. However, Depositary Units are intended to be uniform and fungible and are entitled to share equally in distributions from the Partnership. Accordingly, with the exception of the issues described in “—Section 754 Election,” “—Disposition of Depositary Units—Allocations Between Transferors and Transferees,” “—Uniformity of Depositary Units” and “—Exercise of Rights,” allocations under our Partnership Agreement should be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction. However, this conclusion is not free from doubt because the allocations in our Partnership Agreement do not comply with the “safe harbor” established by Treasury Regulations issued under Section 704(b) of the Code (which specifies conditions under which partnership allocations will be respected), and because there is an absence of authority that specifically addresses allocation similar to those set forth in our Partnership Agreement.

Treatment of Short Sales

A holder of Depositary Units whose Depositary Units are loaned to a short seller to cover a short sale of Depositary Units may be considered as having disposed of those Depositary Units. If so, he would no longer be treated for tax purposes as a partner with respect to those Depositary Units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period,

●	any of our income, gain, loss or deduction with respect to those Depositary Units would not be reportable by the holder of Depositary Units.

●	any cash distributions received by the holder of Depositary Units as to those Depositary Units would be fully taxable, and

●	all such distributions would be ordinary income.

Because of the absence of controlling legal authority, Tax Counsel is not rendering an opinion regarding the tax treatment of a holder of Depositary Units whose Depositary Units are loaned to a short seller to cover a short sale of Depositary Units; therefore, Depositary Unit holders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Depositary Units. Please also read “—Disposition of Depositary Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6%, and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is generally 20%. Short-term capital gains (generally, capital gains on assets held for twelve months or less) are taxed at the same rates as ordinary income. Special rules may increase the marginal tax rate of individuals. These rules include the loss of the personal exemption, loss of some itemized deductions and special self-employment tax deductions and rate adjustments. This discussion does not reflect those special calculations because their impact will vary depending upon the taxpayer’s particular situation.

A 3.8% tax is imposed on certain net investment income earned by individuals. For these purposes, net investment income of a holder of Depositary Units generally includes such holder’s allocable share of our income, as well as a holder’s gain realized from a sale of Depositary Units. In the case of an individual, the tax will be imposed on the lesser of (i) net investment income or (ii) the amount by which modified adjusted gross income exceeds $250,000 (if the taxpayer is married and filing jointly or a surviving spouse), $125,000 (if the taxpayer is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Alternative Minimum Tax

Each holder of Depositary Units will be required to take into account such holder’s distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax (“AMT”). AMT generally equals 26% to 28% of an taxpayer’s “alternative minimum taxable income” (“AMTI”) in excess of a calculated “exemption amount” that is indexed for inflation. AMT is payable if and to the extent that it exceeds a taxpayer’s regular tax for a taxable year. AMTI is determined by adding back certain “preference items” to regular taxable income, and by making certain other adjustments to regular taxable income. Taxpayers may be able to claim a tax credit against regular tax based upon their AMT liability in a prior year.

Section 754 Election

We have made and have not revoked the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally requires us to adjust a Depositary Unit purchaser’s tax basis in our assets (“inside basis”) pursuant to Section 743(b) of the Code (a “Section 743(b) adjustment”) to fair market value, as if he had acquired a direct interest in the Partnership’s assets. However, this adjustment does not apply to Depositary Units acquired directly from the Partnership, as will occur with respect to the exercise of the subscription rights. The Section 743(b) adjustment acts in concert with the Section 704(c) allocations in providing the purchaser of such Depositary Units with a fair market value inside basis. The Section 743(b) adjustment is attributed solely to a purchaser of Depositary Units and is not reflected in the basis of Partnership assets associated with all of the Depositary Unit holders. The allocation of the Section 743(b) adjustment must be made in accordance with the principles of Section 755 of the Code. A Section 754 election is advantageous if the transferee’s basis in such Depositary Units is higher than such Depositary Units’ share of the aggregate basis to the Partnership of the Partnership’s assets immediately prior to the transfer. In such case, pursuant to the election, the transferee would take a new and higher basis in the transferee’s share of the Partnership’s assets for purposes of calculating, among other items, the transferee’s depreciation deductions and the transferee’s share of any gain or loss on a sale of the Partnership’s assets. Conversely, a Section 754 election can be disadvantageous if the transferee’s basis in such Depositary Units is lower than such Depositary Units’ share of the aggregate basis of the Partnership’s assets immediately prior to the transfer. Thus, the amount that a holder of Depositary Units will be able to obtain upon a subsequent sale of the holder’s Depositary Units may be affected either favorably or adversely by the election. Under current law, however, the adjustment to the basis of partnership assets required under Section 743(b) of the Code would be required, without regard to whether a Section 754 election is made, whenever the Partnership has a “substantial built-in loss” immediately after the transfer. The calculations under Section 743 of the Code are highly complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To reduce the complexity of those calculations and the resulting administrative cost to the Partnership, the Managing Partner will apply certain conventions in determining and allocating the Section 743 basis adjustments. Because of the complexity of the calculations and absence of legal authority, Tax Counsel is unable to opine as to the validity of the conventions that will be applied by the Managing Partner. It is possible that the IRS will successfully assert that the conventions utilized by the Managing Partner do not satisfy the requirements of the Code or the Regulations and thus require different basis adjustments to be made. Such adjustments could affect the amount of income or loss allocable to the affected holder of Depositary Units.

In the event of a termination of the Partnership under Section 708(b)(1)(B) of the Code because of the sale or exchange of 50% or more of the total interests in Partnership capital and profits within a 12-month period, Regulations provide that a Section 754 election, including an election made by the terminated partnership on its final return, that is in effect for the taxable year of the terminated partnership in which the sale occurs applies with respect to the incoming partner. A holder of Depositary Units with a special basis adjustment in the old partnership under Section 743(b) of the Code will continue to have the same basis adjustment under Section 743(b) of the Code in the new partnership, regardless of whether the new partnership has a Section 754 election in effect. A termination of the Partnership under Section 708(b)(1)(B) of the Code would, however, terminate the Section 754 election as to the partnership created as a result of the termination. In such event, the Managing Partner is authorized under the Partnership Agreement to make a new Section 754 election for the new partnership’s first taxable year following the termination.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each holder of Depositary Units will be required to include in income the holder’s share of our income, gain, loss and deduction for our taxable year ending within or with the holder’s taxable year. In addition, a holder of Depositary Units who has a taxable year ending on a date other than December 31 and who disposes of all of the holder’s Depositary Units following the close of our taxable year but before the close of such holder’s taxable year must include the holder’s share of our income, gain, loss and deduction in income for such holder’s taxable year. As a result, the holder will be required to include in the holder’s taxable income for such holder’s taxable year the holder’s share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Depositary Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our tangible assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than as capital gain. Similarly, a holder of Depositary Units who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of the holder’s interest in us. Please read “—Tax Consequences of Depositary Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Depositary Units—Recognition of Gain or Loss.”

The costs incurred in issuing the subscription rights and issuing our Depositary Units pursuant to the subscription rights (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably, or upon our termination. There are uncertainties regarding the classification of certain costs as organizational expenses, which may be amortized by us, and syndication expenses, which may not be amortized by us.

Tax Consequences of Marketing Corporation

In 2012, we formed Royal Hawaiian Macadamia Nut, Inc. (the “Corporate Subsidiary”), a wholly-owned taxable corporate subsidiary, to enter into a new line of business. Part of the new activities that we intend to pursue may constitute a substantial new line of business and we intend that, to the extent deemed necessary by our tax advisors to preserve the Partnership’s tax status, such operations will be conducted through the Corporate Subsidiary. See “Material U.S. Federal Income Tax Consequences—Partnership Status—Publicly Traded Partnerships.” Our transactions with the Corporate Subsidiary may be subject to U.S. federal, state or local taxes and any income or gain that we derive from those transactions would be included in the Partnership’s income or gain that flows through to the holders of Depositary Units. In addition, any distributions that we receive from the Corporate Subsidiary will be taxable dividends to the extent of its earnings and profits. Such dividends generally will be qualified dividend income. Individual holders of Depositary Receipts will be subject to tax on their respective allocable shares of qualified dividend income from the Corporate Subsidiary at the same maximum federal income tax rate that applies to long-term capital gains. Any such dividend income will not be passive income, and your share of any such income cannot be offset by your share of passive losses from the Partnership or from any other source. Losses that may be incurred by the Partnership as a result of transactions with the Corporate Subsidiary may be subject to deferral or disallowance. The Corporate Subsidiary will be subject to U.S. federal income tax on its income and may also be subject to state and local taxes. The maximum U.S. federal income tax rate that is applicable to the Corporate Subsidiary is 35%, and the Corporate Subsidiary will not be entitled to a deduction for amounts distributed to us as dividends.

Deduction for U.S. Production Activities

Subject to the limitations on the deductibility of losses discussed above and the limitations discussed below, a Depositary Unit holder that is treated as a partner for federal income tax purposes should be entitled to a deduction, herein referred to as the Section 199 deduction, equal to 9% of our qualified production activities income that is allocated to such holder, but not to exceed 50% of the W-2 wages treated as paid by such holder during the taxable year that are allocable to domestic production gross receipts.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by the cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses, and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown, or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine a holder’s Section 199 deduction, each holder of Depositary Units will aggregate such holder’s share of the qualified production activities income allocated to the holder by us with the holder’s qualified production activities income from other sources. Each holder must take into account the holder’s distributive share of the expenses allocated to the holder from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are taken into account only if and to the extent the holder’s share of losses and deductions from all of our activities is not disallowed by the tax basis rules, the at-risk rules or the passive activity loss rules. Please read “—Tax Consequences of Depositary Unit Ownership—Limitations on Deductibility of Expenses and Losses.”

The amount of the Section 199 deduction of a holder of Depositary Units for each year is limited to 50% of the W-2 wages actually or deemed paid by the holder during the calendar year that are deducted in arriving at qualified production activities income. Each holder of Depositary Units is treated as having been allocated a portion of the W-2 wages paid by us to our employees equal to the holder’s allocable share of such W-2 wages that are deducted in arriving at our qualified production activities income for that taxable year. Holders of Depositary Units will not receive an allocable share of wages paid by our general partner. Generally, our general partner pays the wages of the Partnership’s officers, thus limiting the W-2 wages available to holders of Depositary Units for purposes of computing the Section 199 deduction. Further, the income of, and wages paid by, the Corporate Subsidiary cannot be taken into account by holders of Depositary Units for purposes of computing their Section 199 deduction.

This discussion of the Section 199 deduction is not a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or W-2 wages, or how such items are allocated by us to holders of Depositary Units. Further, because the Section 199 deduction is required to be computed separately by each holder, no assurance can be given, and Tax Counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the holders of Depositary Units.

Disposition of Depositary Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of Depositary Units equal to the difference between the amount realized and the holder’s tax basis for the Depositary Units sold. A holder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by the holder plus the holder’s share of our nonrecourse liabilities.

Prior distributions from us in excess of cumulative net taxable income for a Depositary Unit that decreased a holder’s tax basis in that Depositary Unit will, in effect, become taxable income if the Depositary Unit is sold at a price greater than the holder’s tax basis in that Depositary Unit, even if the price received is less than the holder’s original cost.

Except as noted below, gain or loss recognized by a holder of Depositary Units on the sale or exchange of a Depositary Unit will generally be taxable as capital gain or loss. However, a portion, which may be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed the net taxable gain realized upon the sale of a Depositary Unit and may be recognized even if there is a net taxable loss realized on the sale of a Depositary Unit. Thus, a holder of Depositary Units may recognize both ordinary income and a capital loss upon a sale of Depositary Units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in the partner’s entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Regulations under Section 1223 of the Code allow a selling holder of Depositary Units who can identify Depositary Units transferred with an ascertainable holding period to elect to use the actual holding period of the Depositary Units transferred. Thus, according to the ruling discussed above, a holder of Depositary Units will be unable to select high or low basis Depositary Units to sell as would be the case with corporate stock, but, according to the Regulations, he may designate specific Depositary Units sold for purposes of determining the holding period of the Depositary Units transferred. A holder of Depositary Units electing to use the actual holding period of Depositary Units transferred method must consistently use that identification method for all subsequent sales or exchanges of Depositary Units. A holder of Depositary Units considering the purchase of additional Depositary Units or a sale of Depositary Units purchased in separate transactions is urged to consult the holder’s tax advisor as to the possible consequences of this ruling and the application of the Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, i.e., one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into

●	a short sale,

●	an offsetting notional principal contract, or

●	a futures or forward contract with respect to the partnership interest or substantially identical property.

A Depositary Unit holder considering entering into or who has previously entered into any of these transactions with respect to a Depositary Unit is urged to consult the holder’s tax advisor as to the possible consequences of such transactions.

Allocations Between Transferors and Transferees

In general, our taxable income and losses will be determined annually, will generally be prorated on a quarterly basis and will be subsequently apportioned among the holders of Depositary Units in proportion to the number of Depositary Units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business and possible other extraordinary items identified in Regulations will be allocated among the holders of Depositary Units on the Allocation Date in the month in which that gain or loss is recognized. As a result, a holder of Depositary Units transferring Depositary Units may be allocated income, gain, loss and deduction realized after the date of transfer. The Department of Treasury has issued Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee Depositary Unit holders, but they do not specifically authorize our proration method. Accordingly, Tax Counsel is unable to opine on the validity of the Partnership’s method of allocating income and deductions between transferor and transferee Depositary Unit holders. If this method is not allowed under the Regulations, or only applies to transfers of less than all of a Depositary Unit holder’s interest, our taxable income or losses might be reallocated among Depositary Unit holders. We are authorized to revise our method of allocation between and among transferor and transferee Depositary Unit holders, as well as Depositary Unit holders whose interests vary during a taxable year, to conform to a method permitted under future Regulations.

A holder of Depositary Units who owns Depositary Units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements

A holder of Depositary Units who sells any Depositary Units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Depositary Units who purchases Depositary Units from another holder of Depositary Units is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in our capital and profits within a 12-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all Depositary Unit holders. In the case of a holder of Depositary Units reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and could result in Depositary Unit holders receiving two Schedules K-1) for one fiscal year, and the cost of the preparation of these returns will be borne by all Depositary Unit holders. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS has announced that it plans to issue guidance regarding the treatment of constructive terminations of publicly traded partnerships such as us. Any such guidance may change the application of the rules discussed above and may affect the tax treatment of a holder of Depositary Units.

Uniformity of Depositary Units

Because we cannot match transferors and transferees of Depositary Units, we must maintain uniformity of the economic and tax characteristics of the Depositary Units to a purchaser of these Depositary Units. In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Section 1.167(c)-1(a)(6) and Section 1.197-2(g)(3) of the Regulations. Any non-uniformity could have a negative impact on the value of the Depositary Units. Please read “—Tax Consequences of Depositary Unit Ownership—Section 754 Election.”

We depreciate the portion of any Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book–Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the property’s unamortized Book–Tax Disparity, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation Section 1.197-2(g)(3). Please read “—Tax Consequences of Depositary Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book–Tax Disparity, we will apply the rules described in the Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring Depositary Units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable methods and lives as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some Depositary Unit holders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the Depositary Unit holders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any Depositary Units that would not have a material adverse effect on the Depositary Unit holders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of Depositary Units might be affected, and the gain from the sale of Depositary Units might be increased without the benefit of additional deductions. Please read “—Disposition of Depositary Units—Recognition of Gain or Loss.” Tax Counsel is unable to opine as to the validity of our use of these methods of amortization and depreciation.

Tax-Exempt Organizations and Other Investors

Ownership of Depositary Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and may have substantially adverse tax consequences to them. If you are one of these persons, you are urged to consult your tax advisor before investing in our Depositary Units, as this discussion does not address these unique issues.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each holder of Depositary Units, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes the holder’s share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed or opined on by Tax Counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each holder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Regulations or administrative interpretations of the IRS. Neither we nor Tax Counsel can assure prospective Depositary Unit holders that the IRS will not successfully contend administratively or in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Depositary Units.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each holder of Depositary Units to adjust a prior year’s tax liability, and possibly may result in an audit of a holder’s return. Any audit of a return of a holder of Depositary Units could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. Our Partnership Agreement names our general partner as our Tax Matters Partner. In general, the Tax Matters Partner’s authority with respect to federal tax audits of the Partnership and other federal tax matters involving the Partnership applies only for our taxable years beginning before January 1, 2018.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against Depositary Unit holders for items in our returns. The Tax Matters Partner may bind a holder of Depositary Units with less than a 1% profits interest in us to a settlement with the IRS unless that holder of Depositary Units elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the Depositary Unit holders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any holder of Depositary Units having at least a 1% interest in profits or by any group of Depositary Unit holders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each holder of Depositary Units with an interest in the outcome may participate.

Under Code provisions enacted in 2015 and generally effective for tax years of the Partnership beginning after December 31, 2017, the Partnership must appoint a partnership representative, who may or may not be a Partner, to represent the Partnership in an IRS audit. Under these rules, assessments for underpayment of tax will be determined and made at the Partnership level following an adjustment to the Partnership’s income, gain, loss, deduction or credit, and payment of tax (including interest and penalties) will be made by the Partnership. Such tax liability will be determined without regard to tax items of the holders of Depositary Units that could otherwise reduce tax due on any adjustments. In general, assessments will be paid by the Partnership in the year of adjustment. Further, reallocations of income from one holder to another will result in a Partnership-level assessment of tax based on the increase in income of one holder, or a group of holders, without taking into account a reduction in income allocated to the other holders. The amount of any tax will generally be computed based on the highest tax rate applicable to an individual, but the Partnership may claim a reduction based on certain types of income (e.g., long-term capital gains) and each holder’s status (e.g., as an individual or corporation). If an assessment results in a net reduction of income or increase in loss, the adjustment will flow through to the holders of Depositary Units in the year of assessment rather than in the taxable year under review. Subject to future Regulations, the Partnership might be allowed to elect to have the assessment made against the holders of Depositary Units in the year under review by providing a list of all such holders during the taxable year to which the assessment relates and their share of such adjustments. Under such an election, each holder of Depositary Units would be required to take into account such adjustment at the holder’s level and pay additional tax for the current year based upon the taxes that would have been due for prior years as a result of the adjustment, along with interest at a special increased rate and any penalties due. The rules that will govern Partnership-level IRS audits for years beginning after December 31, 2017, are unclear in various respects. The IRS issued proposed regulations that implement these new audit procedures in January 2017, but the proposed regulations have not yet been officially published in the Federal Register as a result of a “Regulatory Freeze Pending Review” promulgated by the incoming administration and the status or effective date of such IRS guidance is thus not clear. The Partnership Agreement has not been amended to address such rules, and the extent of the authority of the Partnership to act under such rules may not be clear.

A holder of Depositary Units must file a statement with the IRS identifying the treatment of any item on the holder’s U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a holder of Depositary Units to substantial penalties.

Pursuant to Regulations, we may be required to provide a statement to transferees (including brokers) of our subscription rights or Depositary Units that includes the acquisition date and adjusted basis of the transferred subscription rights or Depositary Units.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us

(a)	the name, address, and taxpayer identification number of the beneficial owner and the nominee;

(b)	whether the beneficial owner is

(i)	a person that is not a United States person,

(ii)	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

(iii)	a tax-exempt entity;

(c)	the amount and description of Depositary Units held, acquired or transferred for the beneficial owner; and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Depositary Units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Depositary Units with the information furnished to us.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return (i) for which there is, or was, “substantial authority”; or (ii) as to which there is a reasonable basis, and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of Depositary Unit holders might result in the kind of an understatement of income for which no substantial authority exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for Depositary Unit holders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit Depositary Unit holders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which we do not believe includes us or any of our investments, plans or arrangements.

A substantial valuation misstatement exists if (i) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Section 482 of the Code is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price or (iii) the net transfer price adjustment under Section 482 of the Code for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement.

In addition, the 20% accuracy-related penalty applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40%. There is no reasonable cause defense to the imposition of this penalty to such transactions.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Administrative Matters—Information Returns and Audit Procedures.”

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of Sections 163(m), 6501(c)(10), and 6662A of the Code:

●	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Administrative Matters—Accuracy-Related Penalties;”

●	for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

●	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any reportable transactions.

State, Local, Foreign and Other Tax Consequences

In addition to U.S. federal income taxes, you likely will be subject to other taxes, such as state income taxes and estate or inheritance taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident for tax purposes. Although an analysis of those various taxes is not presented here, each prospective holder of Depositary Units is urged to consider the potential impact of state income taxes on an investment in us. We currently own property or do business in the State of Hawaii, which imposes a personal income tax on individuals, corporations and other entities. We may own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage from amounts to be distributed to a holder of Depositary Units who is not a resident of the jurisdiction or who does not consent to be subject to the jurisdiction of the jurisdiction. Withholding, the amount of which may be greater or less than a particular holder’s income tax liability to the jurisdiction, generally does not relieve a nonresident holder of Depositary Units from the obligation to file an income tax return. Amounts withheld will be treated as distributed to Depositary Unit holders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Depositary Unit Ownership—Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each holder of Depositary Units to investigate the legal and tax consequences of an investment in us under the laws of all pertinent jurisdictions. Accordingly, each prospective holder of Depositary Units is urged to consult, and depend upon, the holder’s own tax counsel or other advisor with regard to those matters. Furthermore, it is the responsibility of each holder of Depositary Units to file all state, local, foreign, and U.S. federal tax returns that may be required of the holder. Tax Counsel has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Ownership of Depositary Units by Employee Benefit Plans

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock-bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA, to the extent applicable;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA, to the extent applicable;

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return; and

●	whether making such an investment will comply with the applicable delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable laws.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In light of the serious penalties imposed on persons who engage in prohibited transactions or other violations, plan fiduciaries contemplating a purchase of Depositary Units are urged to consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

Plan of Distribution

On or about [●], 2017, the Partnership will distribute at no cost the subscription rights to our holders of Depositary Units of record as of 5:00 p.m., Eastern Time, on February 28, 2017. If you wish to exercise your subscription rights, you must timely comply with the exercise procedures described in “The Rights Offering—Method of Exercising Rights.”

We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with this Rights Offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. Except as described in this section, we are not paying any other fees, commissions, underwriting fees or discounts in connection with this Rights Offering.

Some of our officers and directors may solicit responses from you as a holder of Rights, but we will not pay our officers and directors any commissions or compensation for such services, other than their normal employment or director compensation. We estimate that the Partnership’s total expenses in connection with the Rights Offering will be $215,000.

If you have any questions, you should contact the information agent as provided in “The Rights Offering—Information Agent.”

Legal Matters

The validity of the Depositary Units offered by this prospectus will be passed upon for us by Davis, Graham & Stubbs LLP. Certain U.S. federal income tax matters will be passed upon for us by Nemirow Law LLP.

Experts

Our consolidated financial statements as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016 have been incorporated by reference in this prospectus in reliance upon the report of EKS&H LLLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2016 consolidated financial statements contains an explanatory paragraph that states that management of the Partnership does not believe that the Partnership has sufficient working capital to meet its current obligations and debt service requirements, and its circumstances raise substantial doubt about the Partnership’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act, and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains a website that contains the reports, proxy and information statements, and other information we file at http://www.sec.gov. Our SEC filings are also available on our website at www.rholp.com. Except for documents incorporated by reference into this prospectus as described below, information in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and no such information should be considered as part of this prospectus.

Incorporation of Certain Information By Reference

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents that we have filed with the SEC. You should read the information incorporated by reference, because it is an important part of this prospectus. The following documents, which were previously filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are hereby incorporated by reference in this prospectus (excluding any information therein that is deemed furnished and not filed):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 15, 2017; and

●

Our Current Reports on Form 8-K filed with the SEC on January 13, 2017 and February 16, 2017 (specifically excluding information in any such Form 8-K furnished (and not filed) under Item 2.02 or Item 7.01 and corresponding information furnished under Item 9.01 as an exhibit thereto).

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the effective date of the registration statement that includes this prospectus and prior to the termination of the Rights Offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the respective dates of filing such documents (other than any portion of any such documents that are deemed furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items).

Statements contained in documents that we subsequently file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus (including information in previously filed documents that were incorporated by reference into this prospectus) to the extent the new information differs from or is inconsistent with the old information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the document that was filed later.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

We will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that are incorporated herein. Requests should be directed to Bradford Nelson, President of Royal Hawaiian Resources, Inc., 390 Interlocken Crescent, Suite 350, Broomfield, Colorado 80021, telephone: (303) 339-0500, email: bnelson@rhrnut.com, or you may visit our website at www.rholp.com for copies of any such documents.

[●], 2017

ROYAL HAWAIIAN ORCHARDS, L.P.

Depositary Units Representing Up to 11,100,000 Class A Units

of Limited Partnership Interests

Issuable upon the Exercise of Subscription Rights

at $[●] per Depositary Unit

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Partnership have not changed since the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth various fees and expenses expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$2,863
FINRA Filing Fee	$200
Subscription Agent Fees and Expenses	$30,000
Information Agent Fees and Expenses	$9,000
Printing Expenses	$15,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$135,000
State Securities Filing Fees	$5,000
Miscellaneous Expenses	$7,500
Total	$214,563

Item 14. Indemnification of Directors and Officers

The Partnership Agreement provides that the Partnership will indemnify the Managing Partner and any other general partner and their directors, officers and employees (individually, an “Indemnitee”) to the extent permitted by law from and against any and all losses, claims, damages, liabilities, joint and several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all threatened, pending or completed claims, costs, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such person may be a party, or threatened to be made a party, by reason of such person’s status as a general partner or such person’s management of the affairs of the Partnership, or which relates to the Partnership, its property, business or affairs, whether or not such person continues to be a general partner or a director, officer or employee of a general partner at the time any such liability or expense is paid or incurred. Indemnification is required to be made if (i) such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe and did not believe such person’s conduct was unlawful and (ii) such person’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of a legal proceeding adverse to the indemnified person does not create a presumption that the indemnified person failed to meet this standard of conduct. Any indemnification under these provisions will be limited to the assets of the Partnership. The Partnership Agreement also provides that the Partnership will pay expenses (including legal fees) incurred by an indemnified party in defeating any proceeding in advance of final disposition of such proceeding, provided the indemnified party agreed to repay the amount advanced if a court ultimately determines that the indemnified party is not entitled to indemnification from the Partnership. The Partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with Partnership activities, whether or not the Partnership would have the power to indemnify the person against such liabilities under the provisions of the Partnership Agreement.

The indemnification provided by the Partnership Agreement is in addition to indemnification rights that an Indemnitee may have under applicable law, agreement, vote of the partners or otherwise, and such indemnification shall continue as to an Indemnitee who has ceased to serve as a general partner or a director, officer or employee of a general partner and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

Item 16. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

See the Exhibit Index filed as part of this registration statement.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933:

(i)

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hilo, Hawaii, on this 21st day of March, 2017.

ROYAL HAWAIIAN ORCHARDS, L.P. (Registrant)

By:	ROYAL HAWAIIAN RESOURCES, INC.
(Managing General Partner)

	By:	/s/ Bradford C. Nelson
Bradford C. Nelson Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below on this registration statement hereby constitutes and appoints Bradford C. Nelson and Mark W. Harding, and each of them severally with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1 and any registration statement related to this offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bradford C. Nelson	President, Principal Executive Officer, Principal Financial Officer, Principal	March 21, 2017
Bradford C. Nelson	Accounting Officer and Director, Royal Hawaiian Resources, Inc.

/s/ Barry W. Blank	Director,	March 21, 2017
Barry W. Blank	Royal Hawaiian Resources, Inc.

/s/ Mark W. Harding	Director,	March 21, 2017
Mark W. Harding	Royal Hawaiian Resources, Inc.

/s/ James S. Kendrick	Director,	March 21, 2017
James S. Kendrick	Royal Hawaiian Resources, Inc.

EXHIBIT INDEX

Exhibit Number	Description
3.1

Certificate of Limited Partnership of the Partnership, as amended, as filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 filed on November 6, 2013)

3.2

Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 1, 2012, as amended by Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 1, 2013, as amended by Second Amendment to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 15, 2017 (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016)

4.1	Form of Class A Certificate of Limited Partnership (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on April 18, 1986)

4.2	Form of Depositary Receipt (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on April 18, 1986)

4.3	Form of Rights Certificate*

4.4	Form of Subscription Agent Agreement between the Registrant and American Stock Transfer Trust Company, LLC*

5.1	Opinion of Davis Graham & Stubbs LLP regarding legality*

8.1	Opinion of Nemirow Law LLP regarding tax matters*

10.1

Lease between the Trustees of the Estate of Bernice Pauahi Bishop (“Trustees of the Bishop Estate”) and Mauna Loa Macadamia Nut Corporation (“Mauna Loa”) dated October 7, 1983, but effective as of January 1, 1975 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on April 18, 1986)

10.2

Lease between Ka’u Agribusiness Co., Inc. (“KACI”) and Mauna Loa Orchards, L.P. (“MLO”), dated December 22, 1986 (incorporated by reference to Exhibit 10.7 to the Annual Report on From 10-K filed on March 31, 1987)

10.3

Ka’u Orchards Farming Lease between KACI and MLO, dated as of August 11, 1989, but effective July 1, 1989 (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.4

Form of Cash Flow Warranty Agreement among KACI, Mauna Kea Agribusiness Company, Inc. and the Registrant, dated as of July 1, 1989 (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.5

Form of Assignment of Partial Interest in Lease No. 15,020 and Consent from MLO to the Registrant (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.6

Form of Assignment of Partial Interest in Lease No. 16,859 and Consent from MLO to the Registrant (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.7

Form of Assignment of Partial Interest in Lease No. 20,397 and Consent from MLO to the Registrant (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.8

Form of Assignment of Lease from MLO to the Registrant relating to Lease from the Trustees of the Bishop Estate (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.9	Form of Lease from the Trustees of the Bishop Estate to MLO (incorporated by reference to Exhibit 10.34 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.10

Form of Lease No. 15,020 from the Trustees of the Bishop Estate to MLO (incorporated by reference to Exhibit 10.35 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

Exhibit Number	Description

10.11

Form of Amendments to Lease No. 15,020 from the Trustees of the Bishop Estate (incorporated by reference to Exhibit 10.36 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.12

Form of Lease No. 16,859 from the Trustees of the Bishop Estate to the Hawaiian Agricultural Company (a predecessor of KACI) (incorporated by reference to Exhibit 10.37 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.13

Form of Amendments to Lease No. 16,859 from the Trustees of the Bishop Estate (incorporated by reference to Exhibit 10.38 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.14

Form of Lease No. 20,397 from the Trustees of the Bishop Estate to C. Brewer and Company, Limited (“CBCL”) (incorporated by reference to Exhibit 10.39 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.15

Form of Amendments to Lease No. 20,397 from the Trustees of the Bishop Estate to CBCL (incorporated by reference to Exhibit 10.40 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.16	Lease from the Trustees of the Bishop Estate to Mauna Loa (incorporated by reference to Exhibit 10.42 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989)

10.17

Agricultural License Agreement, dated as of September 12, 1979, between the Partnership (as assignee of IASCO) and Mauna Loa (IASCO Orchards) (incorporated by reference to Exhibit 10.85 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011), as amended by the Amendment of Leases and License, dated July 14, 2010, by and between the Partnership and Mauna Loa (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013)

10.18

Agricultural Lease Agreement, dated as of September 12, 1979, between the Partnership (as assignee of IASCO) and Mauna Loa (IASCO Orchards) (incorporated by reference to Exhibit 10.86 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011), as amended by the Amendment of Leases and License, dated July 14, 2010, by and between the Partnership and Mauna Loa (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013)

10.19

Agricultural Lease Agreement, dated as of September 21, 1981, between the Partnership (as assignee of IASCO) and Mauna Loa (IASCO Orchards) (incorporated by reference to Exhibit 10.87 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011), as amended by the Amendment of Leases and License, dated July 14, 2010, by and between the Partnership and Mauna Loa (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013)

10.20

Ka’u Orchards Year 2000 Farming Lease, dated as of May 1, 2000, between the Partnership and Ka’u Agribusiness Co., Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 9, 2000)

10.21

Employment Offer Letter, dated as of December 6, 2011, with Mr. Scott C. Wallace (incorporated by reference to Exhibit 10.88 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011)+

10.22	Employment Agreement, dated as of January 30, 2015 with Randolph H. Cabral (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 4, 2015) +

10.23

Amended and Restated Credit Agreement among the Partnership, the Managing Partner, Royal and RHS, collectively Borrowers and each, a Borrower, and American AgCredit, PCA, as Lender and as Agent for such other persons who may be added as Lenders from time to time, dated as of March 27, 2015 (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K filed on March 27, 2015), as amended by First Amendment to Amended and Restated Credit Agreement among the Partnership, Royal, and the other wholly owned subsidiaries of the Partnership, collectively Borrowers and each, a Borrower, and American AgCredit, PCA, as Agent for such other persons who may be added as Lenders from time to time, dated as of June 15, 2015 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 22, 2015), as amended by Second Amendment to Amended and Restated Credit Agreement, among the Partnership, Royal, and the other wholly owned subsidiaries of the Partnership, collectively Borrowers and each, a Borrower, and American AgCredit, PCA, as Agent for such other persons who may be added as Lenders from time to time, dated as of June 29, 2015 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on August 14, 2015), as amended by Third Amendment to Amended and Restated Credit Agreement, by and among and American AgCredit, PCA, as Agent for such other persons who may be added as Lenders from time to time, and the Partnership, the Managing Partner, RHS, and Royal, collectively Borrowers and each, a Borrower, dated as of September 22, 2015 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 16, 2015), as amended by Fourth Amendment to Amended and Restated Credit Agreement and Waiver among the Partnership, the Managing Partner, RHS, and Royal, as Borrowers, and American AgCredit, PCA, as Agent, dated as of March 11, 2016, (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 16, 2016), as amended by Fifth Amendment to Amended and Restated Credit Agreement and Consent among the Partnership, the Managing Partner, RHS, and Royal, as Borrowers, and American AgCredit, PCA, as Agent, dated as of June 30, 2016 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 6, 2016), and as amended by Sixth Amendment to Amended and Restated Credit Agreement and Waiver among the Partnership, RHS, and Royal, as Borrowers, American AgCredit, PCA, as Agent, and the Lenders, dated as of January 12, 2017 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 13, 2017)

Exhibit Number	Description

10.24

Acquisition Agreement between the Partnership and Geyser Asset Management, Inc., Inc., as agent for the tenant in common investors listed therein, dated as of April 13, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 17, 2015)

10.25

Credit Agreement dated as of June 15, 2015 between the Partnership, as Borrower, and American AgCredit, FLCA, as Lender (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 22, 2015), as amended by First Amendment to Credit Agreement and Waiver between the Partnership, as Borrower, and American AgCredit, FLCA, as Lender, dated as of March 11, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 16, 2016), and as amended by Second Amendment to Credit Agreement and Waiver between the Partnership, as Borrower, and American AgCredit, FLCA, as Lender, dated as of January 12, 2017 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 13, 2017)

10.26

Stock Purchase Agreement by and between the Partnership and Crescent River Agriculture LLC, dated as of June 30, 2016 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 6, 2016)

10.27

Management and Incentive Fee Waiver Agreement by and between the Partnership and the Managing Partner, dated as of June 30, 2016 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 6, 2016)

10.28

Waiver Agreement among the Partnership, RHS, and Royal, as Borrowers, and American AgCredit, PCA, as Agent, dated as of November 9, 2016 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 14, 2016)

10.29

Definitive Terms of Settlement Agreement, dated February 14, 2017, between the Partnership and EDMUND C. OLSON TRUST No. 2 dated August 21, 1985 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2017)

11.1	Statement regarding Computation of Net Income per Class A Unit (incorporated by reference to Exhibit 11.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2016)

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

23.3	Consent of Nemirow Law LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on page II-4 of the Registration Statement signature page)

99.1	Form of Instructions as to Exercise of Rights *

99.2	Form of Letter to Record Holders of Depositary Units*

99.3	Form of Letter to Brokers and Other Nominee Holders*

Exhibit Number	Description

99.4	Form of Letter to Clients*

99.5	Form of Beneficial Owner Election Form*

99.6	Form of Nominee Holder Certification*

99.7	Form of Notice of Guaranteed Delivery*

99.8	Form of Notice of Tax Information*

99.9	Form of Management’s Letter to Holders of Depositary Units*

*     Filed herewith.

+ Management contract or compensatory plan or arrangement